UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

MILLBURN MULTI-MARKETS FUND L.P.
(Exact name of registrant as specified in its charter)

Delaware	26-4038497
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o Millburn Ridgefield Corporation
411 West Putnam Avenue
Greenwich, Connecticut 06830
(Address of principal executive offices) (zip code)
(203) 625-8211
(Registrant’s telephone number, including area code)

George E. Crapple
411 West Putnam Avenue
Greenwich, Connecticut 06830
(203) 625-8211
(Agent for service)

Copies to:

James B. Biery
Daniel F. Spies
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603

Securities to be registered pursuant to Section 12(b) of the Act:	None

Securities to be registered pursuant to Section 12(g) of the Act:	Units of Limited Partnership Interests
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Item 1:              BUSINESS

MILLBURN MULTI-MARKETS FUND L.P.

Organizational Chart

Millburn Ridgefield Corporation (General Partner)
Limited Partnership Agreement
Limited Partners
Millburn Multi-Markets Fund L.P.
Limited Partnership Agreement
Millburn Multi-Markets Trading L.P.
Futures Brokers and Foreign Exchange Dealers
Global Futures and Forward Markets

General Development of Business

Millburn Multi-Markets Fund, L.P. (the “Partnership”) is a limited partnership organized September 8, 2008 under the Delaware Revised Uniform Limited Partnership Act.  The Partnership commenced operations on August 1, 2009.  The Partnership invests all of its assets in Millburn Multi-Markets Trading L.P. (the “Master Fund”), a Delaware limited partnership that began trading on October 20, 2004.  The Partnership is one of a number of investors in the Master Fund.  The general partner and trading advisor of the Partnership and the Master Fund is Millburn Ridgefield Corporation, a Delaware corporation (the “General Partner”).

The Partnership’s objective is to achieve capital appreciation through an investment in the Master Fund, which invests in a diversified portfolio of futures and forward contracts on currencies, interest rate instruments, stock indices, metals, energy and agricultural commodities (and may also invest in commodity option and swap contracts).  The General Partner invests globally pursuant to its proprietary quantitative and systematic trading methodology, based upon signals generated from an analysis of price, price derivatives, fundamental and other quantitative data.  All trading decisions are made by the General Partner.

The General Partner is a Delaware corporation organized in May 1982 to manage discretionary accounts in futures and forward markets.  It is the corporate successor to a futures trading and advisory organization which has been continuously managing assets in the currency and futures markets using quantitative, systematic techniques since 1971.  The General Partner has been registered with the Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” since July 1, 1982 and as a “commodity trading advisor” since September 13, 1984, and is a member of the National Futures Association (“NFA”).  The General Partner conducts all trading and investment activities for the Partnership indirectly through the Master Fund.

The Partnership’s and Master Fund’s fiscal year ends on December 31.

The Partnership will terminate upon the prior withdrawal, insolvency or dissolution of the General Partner or occurrence of any event legally requiring termination.

The Partnership is not a registered investment company or mutual fund.  Accordingly, investors in the Partnership do not have the protections afforded by the Investment Company Act of 1940, as amended.

Financial Information About Segments

The Partnership’s business constitutes only one segment for financial reporting purposes—i.e., a speculative “commodity pool.”  The Partnership does not engage in sales of goods or services.

Narrative Description of Business

(i)           General

The Partnership’s business, centers on the General Partner’s systematic futures and currency investment process (the “Investment Process”) implemented at the Master Fund Level.  The Investment Process is coordinated among teams that are responsible for research, data management, system implementation, trade execution and market intelligence.  The Investment Process, which includes among other functions, system design, modeling and the firm’s investment risk management, is supervised by the General Partner’s Investment Committee, which is comprised of the General Partner’s senior principals.

Other key components of the Investment Process include trade execution and market intelligence.  Currently, the General Partner executes most of its trades in the futures markets electronically.  The General Partner believes electronic trading has been instrumental in making the trading operation more efficient and cost effective.  The trading team’s experience allows them to provide feedback to the research team which is critical in monitoring the markets (e.g., liquidity, credit, sovereign issues, etc.) and in the development of trading algorithms.

Supporting the General Partner’s Investment Process is a back office infrastructure that is further enhanced with the services of an independent third party administrator (the “Administrator”).  The infrastructure consists of legal, compliance, fund accounting, technology and administrative departments.  The General Partner has a strong focus on internal controls and risk management to ensure that all accounts are reconciled daily, the portfolio is priced accurately using independent pricing sources, assets are safeguarded at independent counterparties, and there is adequate separation of duties both among employees and between employees and service providers.  A suite of risk management tools are used to monitor various items such as counterparty credit risk, liquidity in the markets traded, targeted risk levels, margin and performance attribution.

The General Partner makes trading decisions for the Master Fund pursuant to its trading method, which includes technical trend analysis, certain non-trend-following technical systems, and money management principles, which may be revised from time to time.  The objective of the General Partner’s trading method is to (i) use trend-following models to seek to participate in all major sustained price moves in the markets traded and (ii) simultaneously deploy shorter-term opportunistic models that may or may not take positions in the same direction as trend-following positions.  The General Partner’s approach employs models that analyze data over a time spectrum from a few hours to multiple years.  While slightly more than 50% of trades are expected to result in losses, average profits are expected to be larger than average losses over time.  Consequently, during periods in which no major price trends develop in a market, trend-following models are likely to incur substantial losses.  Similarly, during periods when market behavior is unsuitable for non-trend following models, such models are likely to incur substantial losses.

The General Partner is engaged in an ongoing research effort to improve its trading methods and to apply its quantitative analytic approach to new financial products.

The goal of the General Partner’s research has been to develop and select a mix of trading systems in each market and to allocate risk across a wide array of markets, so as to contain overall portfolio risk within a targeted range while allowing exposure to profitable opportunities.

The General Partner’s trading systems generate buy or sell decisions in a particular market based on the analysis of price movements in the market, some non-price information or a combination.  Of course, systems can be materially different — better in some periods and worse in others.  The main distinguishing features are the time-frame over which systems work (intra-day to long-term), the type of data fed into them (granularity [ticks to weeks/months], type [market or economic statistics], source [cash, futures or options markets generated data or government and industry generated statistical information]), and the objective of the system (profiting from trends, trading-ranges or volatility).  No single approach can be expected to work all the time.  Therefore, the General Partner’s objective is to have several approaches operating at all times.

When arriving at the portfolio allocation, the General Partner seeks to maximize diversification subject, to liquidity constraints.  The markets traded and allocations are reviewed monthly, although changes may occur more or less frequently.  The following factors are considered in constructing a universe of markets to trade for the Master Fund:  anticipated profitability, correlation of market performance, liquidity of markets, professional judgment, desired diversification and transaction costs.  Once the universe of markets is established, the General Partner’s simulation techniques help determine which markets to include in the portfolio.  The current allocation to any market in the Master Fund’s portfolio does not exceed 2%.

Risk is a function of both price level and price volatility.  The General Partner sizes the position in each market taking into account its measurement of risk based on price level and volatility in that market.  Market exposure is then managed by the position-sizing models which measure the risk in the portfolio’s position in each market.  In the event the model determines that the risk has changed beyond an acceptable threshold, it will signal a change in the position — a decrease in position size when risk increases and an increase in position size when risk decreases.  The General Partner’s position-sizing models maintain overall portfolio risk and distribution of risk across markets within designated ranges.  The position-sizing model manages the position traded by each of the (directional) trading systems discussed above.  A secondary benefit of the position-sizing model can be timely profit taking.  Because markets tend to become more volatile after a profitable trend has been long underway, the position-sizing model often signals position reductions before trend reversals.

In addition, the General Partner’s risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets.  The first principle is portfolio diversification which attempts to improve the quality of profits by reducing volatility.

Additional money management principles applicable to the portfolio as a whole include:  (1) limiting the assets committed as margin or collateral, generally within a range of 5% to 35% of an account’s net assets, though the amount may at any time be higher or lower; (2) prohibiting pyramiding — that is, using unrealized profits in a particular market as margin for additional positions solely in the same market; and (3) changing the equity used for trading by an account solely on a controlled periodic basis, not automatically due to an increase in equity from trading profits.

Another important risk management function is the careful control of leverage or total portfolio exposure.  Leverage levels are determined by simulating the entire portfolio — all markets, all systems, all risk control models, the exact weightings of the markets in the portfolio and the proposed level of leverage — over the past five or ten years to determine the portfolio’s simulated risk and return characteristics as well as the worst case experienced by the portfolio in the simulation period.  The worst case, or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high.  If the General Partner considers the drawdown too severe or the portfolio’s simulated volatility too high, it reduces the leverage or portfolio size.  There are, however, no restrictions on the amount of leverage the Master Fund may use at any given time.

Decisions whether to trade a particular market require the exercise of judgment.  The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

The General Partner employs discretion in the execution of trades where trader expertise plays a role in timing of orders and, from time to time, may adjust the size of a position, long or short, in any given market indicated by its systematic trading strategies.  This exercise of discretion (other than in trade execution) generally occurs only in response to unusual market conditions that may not have been factored into the design of the trading systems and is generally intended to reduce risk exposure.  Decisions to make such adjustments also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

With respect to the execution of trades, the General Partner may rely to an extent upon the judgment of others, including dealers, bank traders and floor brokers.

(ii)          Partnership Funds

Partnership funds are used to engage, through its investment in the Master Fund, in trading of futures and forward contracts, and may be used in treading commodity swap and option contracts.  Proceeds held directly by the Partnership prior to being invested in the Master Fund, as well as cash held to pay expenses, if any are to be paid at the Partnership level, or fund redemptions, are held in an account either at JP Morgan Chase Bank, New York, NY or First Republic Bank, New York, NY.  The Master Fund currently trades in over one hundred futures and forward markets in the six following sectors:  currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy.  Master Fund portfolio allocations among the sectors, as of June 1, 2010, were approximately: currencies 26%, metals 9%, debt instruments 19%, stock indices 23%, agricultural commodities 14% and energy 9%.  The General Partner estimates that it will commit approximately 5% to 35% of the Master Fund’s net assets as margin, premium or collateral for futures and forward currency, option and swap contracts.  However, from time to time the percentage of assets committed as margin and collateral may be substantially more or less than such range.

The Master Fund trades in more than 100 futures and forward markets, though not necessarily in all markets at all times, and the markets traded by the Master Fund change from time to time.

Currently these markets include:

Currencies	Crosses
Australian Dollar-Canadian Dollar
Major	Australian Dollar-Swedish Krona
British Pound	Australian Dollar-Swiss Franc
Euro	British Pound-Norwegian Krone
Japanese Yen	Canadian Dollar-Norwegian Krone
Swiss Franc	Euro-Australian Dollar
Euro-Czech Koruna
Secondary	Euro-Hungarian Forint
Australian Dollar	Euro-New Zealand Dollar
Brazilian Real	Euro-Norwegian Krone
Canadian Dollar	Euro-Polish Zloty
Chilean Peso	Euro-Romanian Leu
Colombian Peso	Euro-Swedish Krona
Czech Koruna	Euro-Turkish Lira
Indian Rupee	New Zealand Dollar-Canadian Dollar
Indonesian Rupiah	New Zealand Dollar-Swedish Krona
Israeli Shekel	New Zealand Dollar-Swiss Franc
Korean Won	Norwegian Krone-Swedish Krona
Malaysian Ringgit	Swiss Franc-Norwegian Krone
Mexican Peso
New Zealand Dollar	Agricultural Commodities
Norwegian Krone	Bean Oil
Philippine Peso	Cocoa
Polish Zloty	Coffee
Russian Ruble	Corn
Singapore Dollar	Cotton
South African Rand	Crude Palm Oil (Malaysia)
Swedish Krona	Kansas City Wheat
Turkish Lira	London Cocoa (United Kingdom)
London Coffee (United Kingdom)
Metals	London Sugar (United Kingdom)
Copper	Rapeseed Canola (Canada)
Gold	Rubber (TOCOM)
Gold (TOCOM)	Soy Meal
London Aluminum	Soybean
London Copper	Sugar
London Lead	Wheat
London Nickel
London Tin
London Zinc
Platinum (NYMEX)
Platinum (TOCOM)
Silver

Interest Rates	Spreads
Aussie Bank Bills	Agricultural
Australian Treasury 3 and 10 year Bonds	Energy
Canada Bankers Acceptance	Financial
Canadian Government Bond	Metals
Euribor
Euro Bobl	Stock Indices
Euro Bund	All Shares (South Africa)
Euro Buxl	Amsterdam Index (Netherlands)
Bolsa (Mexico)
Euro Dollar	CAC 40 (France)
Euro Schatz	CBOE VIX (United States)
Euro Swiss	DAX (Germany)
Euro Yen	DJ Euro Stoxx 50 (Euro Zone)
Gilts	E-Mini Dow (United States)
Italian 10 yr Bond	E-Mini NASDAQ 100 (United States)
Japanese Government Bonds	E-Mini S&P 500 (United States)
Sterling Rates	FTSE (United Kingdom)
US Treasury 2 yr Note	H-Shares (Hong Kong)
US Treasury 5 yr Note	Hang Seng (Hong Kong)
US Treasury 10 yr Note	IBEX 35 (Spain)
US Treasury 30 yr Bond	Kospi Index (Korea)
MIB 30 (Italy)
Energy	Mini Russell 2000 (United States)
Brent Crude Oil	Nifty Index (India)
Crude Oil	Nikkei (Japan)
Gasoline RBOB	OMX (Sweden)
Gasoline (TOCOM)	SET50 Futures (Thailand)
Heating Oil	Simex (Singapore)
Kerosene (TOCOM)	Simex Taiwan (Taiwan)
London Gas Oil	SPI 200 (Australia)
Natural Gas	TAIEX Electronic Index (Taiwan)
TAIEX Financial Index (Taiwan)
Livestock	TAIEX Index (Taiwan)
Hogs	TSE 60 (Canada)
Live Cattle

In connection with the Master Fund’s futures trading, the Master Fund currently executes and clears transactions through J.P. Morgan Futures Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Newedge USA, LLC, each a registered futures commission merchant, but may use other futures commission merchants or cease using any particular futures commission merchant at any time in the General Partner’s discretion.  The Master Fund currently engages in forward trading with Morgan Stanley & Co. Inc. and Deutsche Bank AG, which serve as the Master Fund’s prime brokers in connection with the Partnership’s foreign currency forward trading, but may utilize the services of additional prime brokers or engage in such trading with other banks and dealers as well, and intends to engage in any commodity swap trading with highly creditworthy banks and dealers only.

The General Partner estimates that 90% or more of the Master Fund’s assets (inclusive of the Partnership’s investment in the Master Fund), including the assets used to satisfy margin and collateral requirements, will be invested in interest bearing cash equivalent instruments (e.g., U.S. government securities or securities issued by federal agencies).  All interest earned on such instruments purchased with Master Fund assets will accrue to the Master Fund.  The balance of the Master Fund’s assets will be held in cash in commodity brokerage accounts, bank accounts or other accounts in the name of the Master Fund and will be used for trading which requires cash for margin and to avoid daily buying and selling of government securities.  Neither the Partnership nor the Master Fund will make any loans; provided, however, that the Partnership and the Master Fund may purchase CFTC-authorized investments, including debt instruments, as described above.  The General Partner will not commingle the property of the Partnership or the Master Fund with the property of any other person or entity (the deposit of Partnership or Master Fund assets with banks, brokers and dealers for margin, collateral or otherwise not being deemed a prohibited commingling).

(iii)        Charges

Charges at the Partnership Level

The Partnership’s units of limited partnership interest (“Units”) are issued in three series: Series A, Series B and Series C (each, a “Series”).  The sole differences among the Series are the fees applicable to each Series, and the “series” designation is an administrative, not a legal, distinction.  All Partnership fees and expenses, including those described below, are borne by the Partnership and are paid on behalf of, and allocated to, the Partnership at the Master Fund level.  All such fees and expenses paid at the Master Fund level are borne indirectly by Limited Partners as investors in the Partnership, but only to the extent those fees and expenses are properly allocable to such Limited Partners, pro rata on a Series by Series basis, as described herein.

The Partnership bears all of its own direct expenses, including, but not limited to, any taxes to which the Partnership is subject, regulatory fees, and interest charges, if any.

In addition, except as described below, the Partnership bears its ordinary “operating and administrative” expenses, which include, but are not limited to, amounts due to persons not affiliated with the General Partner for providing operating and administrative services (including the services of the Administrator), custody, legal, accounting, audit and tax services to the Partnership or to the General Partner with respect to the activities of the Partnership; registration and filing fees; and the cost of the ongoing offering of Units.  The General Partner estimates that, for any month, the aggregate of such operating and administrative expenses and the Partnership’s pro rata share of the Master Fund’s ordinary operating and administrative expenses described below together is not expected to exceed 1/12 of 0.50% of the Partnership’s month-end net asset value (a 0.50% annual rate), although there can be no assurance that such costs will not in fact exceed this amount in any given month.  For the avoidance of doubt, the amortized organizational and initial offering costs described below are not included in the calculation of such 0.50% estimate.  Approximately one-half of these costs are expected to be borne directly at the level of the Partnership (although paid on behalf of the Partnership by the Master Fund).  The Partnership also bears all of its extraordinary expenses, such as taxes or litigation expenses, if any.

The General Partner has advanced expenses incurred in connection with the organization of the Partnership and the initial offering of the Units.  The Master Fund, on behalf of the Partnership, is reimbursing the General Partner for these costs in 60 equal monthly installments, beginning August 1, 2009; provided, however, that to the extent the reimbursement amount of such organizational and initial offering costs exceeds in the aggregate for any month 1/12 of 0.05% of the Partnership’s month-end net asset value (a 0.05% annual rate), such excess will not be reimbursed to, but will be borne by, the General Partner.  The reimbursement of such costs will reduce the net asset value of the Units for purposes of determining subscriptions, redemptions and any fees based on net asset value and for reporting performance for all purposes.

Charges at the Master Fund Level

Selling Commissions and Registered Investment Adviser (“RIA”) Platform Fees

Series A, Series B and Series C Units are issued in order to account for different selling commissions and RIA platform fees, if any, applicable to each Series.  Other than with respect to such selling commissions, RIA platform fees and the Profit Share calculation (described below), the Series are subject to the same fees, expenses and other terms of the Partnership and share in the profits and losses of the Partnership on a pro rata basis.

— Series A Units

Series A Units are subject to an ongoing compensation charge to be paid to selling agents selling Units (“Selling Agents”) equal to 1/12 of 2% based on the month-end net asset value of such Series’ investment in the Master Fund (a 2% annual rate).  The General Partner advances the Selling Agents the first year’s selling commission in an amount equal to 2% of the net asset value of the Series A Units sold by the Selling Agents.  A redemption charge, payable to the General Partner, of 2% of the net asset value of Series A Units redeemed applies to Series A Units redeemed on or before the sixth month-end after they are issued; a redemption charge, payable to the General Partner, of 1% of the net asset value of Series A Units redeemed applies to Series A Units redeemed after the sixth, but on or before the eleventh, month-end after they are issued.  In cases where an investor has made multiple investments in the Partnership, the redemption charge will be calculated on a “first in, first out” basis.

— Series B Units

Series B Units sold through, and participating in, asset-based or fixed-fee RIA platforms, are charged an administrative fee, but no ongoing compensation, to be paid to the Selling Agents selling such Units equal to 1/12 of 0.25% based on the month-end net asset value of such Series’ investment in the Master Fund (a 0.25% annual rate).  This fee is an offset against administrative costs incurred in connection with the Partnership’s subscription process and maintenance of the Partnership in an account where no selling commissions are paid in connection with the sale of Units.

— Series C Units

Series C Units are not subject to any commissions, administrative fees or ongoing compensation to Selling Agents.

All commissions, administrative fees and ongoing compensation to be paid to Selling Agents are paid to the General Partner which in turn pays the Selling Agents.

Management Fee

The General Partner receives from the Master Fund a monthly Management Fee in respect of the Partnership’s investment in the Master Fund, on a Series attributable basis, in the Master Fund in an amount equal to 1/12 of 2% of the net asset value of such Series’ attributable investment in the Master Fund as of each month-end prior to reduction for any withdrawals, any accrued Profit Share or the Management Fee then being calculated and for any direct expenses of the Partnership (a 2% annual rate), prorated for partial months.

Profit Share

The General Partner’s Profit Share is calculated separately, with respect to Series A and Series B/C, as of the end of a fiscal year.  The Profit Share applicable to Series A (the “Series A Profit Share”) equals 20% of any increase in Trading Profits attributable to Series A over the previous high point in such Trading Profits as of a date on which a Profit Share was paid with respect to Series A (or $0 if no Profit Share has been paid with respect to such Units).  The Profit Share attributable to Series B and Series C, calculated on an aggregate basis (the “Series B/C Profit Share”) equals 20% of any increase in aggregate Trading Profits attributable to Series A and Series B over the previous high point in such Trading Profits as of a date on which a Profit Share was paid with respect to Series B and Series C (or $0 if no Profit Share has been paid with respect to such Units).  The Profit Share is determined based on the Partnership’s Master Fund investments attributable to Series A or Series B and Series C, as the case may be, as a whole rather than on each Limited Partner’s individual investment.  Trading Profits equal, with respect to Series A, the cumulative gain in the value of the Partnership’s Master Fund investment attributable to Series A resulting from net realized gains and losses on the Master Fund’s trading, the change as of the end of the period in unrealized gain or loss on open positions and interest income, reduced by fees payable to the General Partner, amounts payable to Selling Agents and other operating and administrative expenses of the Master Fund and any of the expenses attributable to Series A of the Partnership but paid at the Master Fund level (other than any Series A Profit Share).  Trading Profits equal, with respect to Series B and Series C, the cumulative gain in the value of the Partnership’s Master Fund investment attributable to Series B and Series C resulting from net realized gains and losses on the Master Fund’s trading, the change as of the end of the period in unrealized gain or loss on open positions and interest income, reduced by fees payable to the General Partner, amounts payable to Selling Agents and other operating and administrative expenses of the Master Fund and any of the expenses attributable to Series B/C of the Partnership but paid at the Master Fund level (other than any Series B/C Profit Share).  Trading Profits, including the high point in Trading Profits (and any loss carryforward for purposes of calculating any increase in Trading Profits) with respect to Series A or Series B and Series C, as the case may be, will be proportionally reduced by distributions or withdrawals with respect to Series A or Series B and C, respectively.

The General Partner’s Profit Share with respect to withdrawals made from the Master Fund as a result of redemptions of Units as of a month-end other than a fiscal year-end are computed and a corresponding allocation made to the General Partner as though the month-end were a fiscal year-end.

Administration Fee

Generally, the General Partner is paid a monthly Administration Fee for administration services it provides, calculated as a percentage of the month-end net asset value (prior to reduction for withdrawals or redemptions, Management Fees, amounts payable to Selling Agents and the Administration Fee then being calculated) of the Master Fund equal to 0.05% per annum of the Master Fund’s average net assets.  The Administrator provides administration services to the Partnership and the Master Fund and is compensated therefor.  During any time in which no third-party administrator is providing such services to the Master Fund, the General Partner will provide such services and will be paid a monthly Administration Fee, calculated as a percentage of the Master Fund’s month-end net asset value (prior to reduction for withdrawals, Management Fees, amounts payable to Selling Agents and the Administrative Fee then being calculated) as follows:  (i) on the first $125 million of net assets of the Master Fund, the Administration Fee will be payable at a rate of 0.20% per annum; (ii) on net assets greater than $125 million but less than or equal to $225 million, the Administration Fee will be payable at a rate of 0.15% per annum; and (iii) on net assets greater than $225 million, the Administration Fee will be payable at a rate of 0.10% per annum.  The Partnership will be allocated its pro rata portion of the Administration Fee, which, in turn, will be allocated pro rata among the Series at the Master Fund level.

Expenses

The Partnership bears its pro rata share of all of the Master Fund’s expenses, including, but not limited to, all expenses that the General Partner reasonably determines to be incurred in connection with the Master Fund’s investment activities, including brokerage commissions and electronic platform trading costs; any taxes to which the Master Fund is subject; regulatory fees; and interest charges.

The Master Fund deposits assets with its currency forward counterparties in order to initiate and maintain its currency forward contracts, primarily with Morgan Stanley & Co. Inc. and Deutsche Bank AG which serve as the Master Fund’s prime brokers in connection with the Master Fund’s foreign currency forward contract transactions.  The Master Fund may utilize the services of additional prime brokers in connection with the Master Fund’s foreign currency forward contract transactions.  The Partnership bears its pro rata share of the Master Fund’s approximately $7-$8 in prime brokerage fees per $1 million of currency forward contracts facilitated away from the prime brokers on behalf of the Master Fund with the forward counterparties.  The Partnership’s pro rata share of prime brokerage fees are estimated at approximately 0.002% of the Partnership’s average month-end net assets per year.

The Master Fund’s clearing and executing brokers charge between $2 and $15 per round-turn trade, inclusive of NFA transaction fees (these charges may be higher on certain foreign futures trades).  The General Partner estimates that aggregate execution and clearing costs, including electronic platform trading costs will equal approximately 0.375% of average month-end net assets per year.

In addition to the expenses discussed above, except as described below, the Partnership bears its pro rata share of all of the Master Fund’s ordinary “operating and administrative” expenses, which include, but are not limited to, the Administration Fee payable to the General Partner; amounts due to persons not affiliated with the General Partner for providing operating and administrative services (including, if applicable, the services of an administrator unaffiliated with the General Partner), custody, legal, accounting, audit and tax services to the Master Fund or to the General Partner with respect to the activities of the Master Fund; registration and filing fees; and the cost of the ongoing offering of interests in the Master Fund.  Such ordinary operating and administrative expenses are assessed against the Series’ Master Fund accounts.

Extraordinary Expenses

The Partnership is responsible for the taxes, if any, imposed on it (as opposed to those imposed on the Limited Partners in respect of their investment in the Partnership).  The General Partner does not anticipate that any such expenses which may become payable by the Partnership will be significant.  In the General Partner’s experience, sponsoring and operating futures funds, such charges have generally been negligible.  The Partnership also will bear its pro rata share of all of the Master Fund’s extraordinary expenses, such as taxes or litigation expenses, if any.

General Partner Fees; Waivers

The General Partner’s capital account participates in the income and gains or losses of the Partnership on the same basis as the Limited Partners.  The General Partner is not subject to the Management and Administration Fees and may charge affiliates Management Fees and Administration Fees at a rate lower than that applicable to the Series.  Certain affiliates are not subject to the General Partner’s Profit Share.  The General Partner may also waive, reduce or rebate its Management Fee, Administration Fee or Profit Share in respect of any Limited Partner without entitling any other Limited Partner to a similar waiver or reduction.

Charges Paid by the General Partner

In addition to the ongoing compensation and RIA platform fees to be paid to the Selling Agents as described above, the General Partner may also pay Selling Agents, from its own funds, additional ongoing compensation or RIA platform fees.

Net Assets

Net assets of the Partnership are determined primarily based on the Partnership’s investment in the Master Fund.  The Master Fund’s net assets equal the sum of all cash, plus treasury bills, notes or other securities at market value, plus the market value of all open futures, forward currency, over the counter swap or other trading positions maintained by the Master Fund, less all liabilities of the Master Fund determined in accordance with the accounting principles set forth below.  Net assets of the Partnership are determined in accordance with generally accepted accounting principles under the accrual basis of accounting.  The market value of all Partnership and Master Fund’s assets and liabilities, for all purposes hereunder, is determined by the Administrator in accordance with the General Partner’s valuation policies and procedures.

The Master Fund records its transactions in futures and forward currency contracts, including related income and expenses, on a trade date basis.  Open futures contracts traded on an exchange are valued at fair value, which is based on the closing settlement price on the exchange where the futures contract is traded by the Master Fund on the day with respect to which net assets are being determined.  Open swap contracts are recorded at fair value based on the closing settlement price for equivalent or similar futures positions that are traded on an exchange on the day with respect to which net assets are being determined.  Open forward currency contracts are recorded at fair value, based on pricing models that consider the current market prices (“Spot Prices”) plus the time value of money (“Forward Points”) and contractual prices of the underlying financial instruments.  The Spot Prices and Forward Points for open forward currency contracts are generally based on the 3:00 P.M. New York time prices provided by widely used quotation service providers on the day with respect to which net assets are being determined.  The Forward Points from the quotation service providers are generally in periods of one month, two months, three months and six months forward while the contractual forward delivery dates for the foreign currency contracts traded by the Master Fund may be in between these periods.

The General Partner’s policy is to calculate the Forward Points for each contract being valued by determining the number of days from the date the forward currency contract is being valued to its maturity date and then using straight-line interpolation to calculate the valuation of Forward Points for the applicable forward currency contract.  The General Partner’s policy also requires comparison of the calculated price to the forward currency prices provided by dealers to determine whether the calculated price is fair and reasonable.

The Administrator may reduce the valuation of any asset by reserves established to reflect contingencies, liabilities, uncertain valuations or other factors, which the Administrator determines, in its absolute discretion, reduce, or might reduce, the value of such asset.  All determinations of value by the Administrator are final and conclusive as to all Limited Partners, absent bad faith, and the General Partner, the Partnership and the Administrator are absolutely protected in relying upon valuations furnished by third parties believed by the Administrator, without independent investigation, to be made in good faith and reliable.  The net asset value per Unit of a Series equals the net assets of such Series divided by the number of its Units outstanding as of any given valuation date.

(iv)        Conflicts of Interest

The following inherent and potential conflicts of interest exist in respect of the Partnership and the Master Fund.

The General Partner has a conflict of interest between its fiduciary duty to the Partnership as general partner and its selection of itself as the Partnership’s trading advisor.  Prospective investors must recognize that the Partnership has been formed specifically as an investment product to be managed, indirectly through the Master Fund, by the General Partner, and that the General Partner will not appoint any other trading advisor for the Partnership or the Master Fund even if doing so might be in the Partnership’s best interest.

The General Partner also has a conflict of interest in determining whether to make distributions to the Limited Partners, as the Management Fees paid the General Partner will be higher if no distributions are made.  Due in part to the availability of periodic redemptions, the General Partner does not currently intend to make any distributions to Limited Partners.

The General Partner’s business is sponsoring and advising managed futures accounts.  The General Partner may have future incentives to favor other of its products over the Partnership.

The General Partner directs the trading of a large amount of assets traded in the same markets as the Master Fund trades, and the General Partner and its principals have incentives (financial or otherwise) to favor other accounts which they manage over the Master Fund in such matters as, for example, the allocation of available speculative position limits.  Different accounts also pay different fees, trade with different leverage and in different portfolios and will, from time to time, compete for the same positions with the Master Fund.

The General Partner may have a conflict of interest in rendering advice to the Partnership because of other accounts managed or traded by it, including accounts owned by its current and former principals, which may be traded differently from the Partnership’s account.

The General Partner appears on the approved list of commodity trading advisors for certain futures commission merchants, commodity pool operators and trading managers.  Appearance on an approved list means that representatives of such firms may solicit accounts (primarily managed accounts) for the General Partner.  Inclusion on such an approved list may create a conflict of interest for the General Partner between its duty to trade clients’ accounts in the best interest of clients and its financial interest in maintaining a position on such an approved list, which could be contingent upon generation of adequate commission income or other fees from those accounts managed by the General Partner.  It is the policy of the General Partner to trade all comparable accounts in the same manner regardless of the method by which the account was obtained.

The General Partner selects the Master Fund’s clearing brokers, other brokers and counterparties to execute transactions on behalf of the Master Fund.  The commission rates paid by the Master Fund may not be the lowest rates the Master Fund could have obtained, but the General Partner believes that those rates are competitive with rates paid by similar customers.  The General Partner selects those service providers based on various factors, including, but not limited to, quality of execution, commission rates, market knowledge, financial condition, creditworthiness, the size and trading activities of the Master Fund’s account at each broker, the services provided, the desirability of utilizing the services of multiple brokers as a means of spreading risk and the costs, expenses and risks borne by the brokers, the Master Fund and the General Partner.  The General Partner may also consider factors that benefit the General Partner, such as the referral of prospective Partnership and other investors to the General Partner.  The General Partner’s receipt of such benefits may give it an incentive to select a clearing broker, other broker or counterparty that it would not otherwise use, but the General Partner intends to use only those clearing brokers, other brokers and counterparties that provide the Master Fund with high quality services and competitive commission rates consistent with the General Partner’s obligations to the Master Fund.

The General Partner, the Master Fund’s brokers and their respective principals, affiliates and employees may trade in the commodity markets for their own accounts and the accounts of their clients, and in doing so may take positions opposite to those held by the Master Fund or may be competing with the Master Fund for positions in the marketplace.  Records of this trading will not be available for inspection by Limited Partners.  Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Master Fund.

Because the General Partner, the Master Fund’s brokers and their respective affiliates, principals and employees may trade for their own respective accounts at the same time that they are managing the Master Fund’s account, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions — such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Master Fund.  The records of such trading will not be made available to Limited Partners.

Selling Agents may receive compensation based on the value of outstanding Units sold by such Selling Agents.  Accordingly, to the extent that Limited Partners consult with representatives of a Selling Agent regarding the advisability of purchasing or redeeming Units, such representatives may have a conflict of interest between giving such Limited Partners the advice that such representatives believe is in the Limited Partners’ best interests and encouraging purchases and discouraging redemptions so as to maximize the additional compensation payable to such Selling Agent by the General Partner.  In addition, registered representatives of the Selling Agents may receive ongoing compensation in respect of Units sold by them that remain outstanding and may, accordingly, have a direct financial incentive to encourage purchases and discourage redemptions of Units.  One or more Selling Agents may also be selected, based on the criteria described above, to serve as clearing brokers, other brokers or counterparties for the Partnership.  The General Partner or its affiliates may also have business dealings with Selling Agents or their affiliates (such as banking relationships) not related to the sale of the Units.

The Master Fund’s brokers act as brokers for other accounts.  The compensation received by such brokers from such accounts may be more or less than the compensation they receive for their services to the Master Fund.  In addition, various accounts traded through such brokers (and over which such brokers may have discretionary trading authority) may take positions in the futures markets opposite to those of the Master Fund or compete with the Master Fund for the same positions.

Certain officers and employees of the Master Fund’s brokers are, and may in the future be, members of United States commodities exchanges and are presently serving, and may in the future serve, on the governing bodies and standing committees of such exchanges and of their clearinghouses and of various industry organizations.  In such capacities, these employees have a fiduciary duty to the exchanges and their clearinghouses which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Partnership.

(v)         Allocation of Profit and Loss

A capital account will be established for each Unit and for the General Partner, and its initial balance is the amount of the initial price of such Unit and the initial capital contribution of the General Partner, respectively.  The net assets of the Partnership are determined monthly, and any increase or decrease from the end of the preceding month is added to or subtracted from the accounts in the ratio that each account bears to all accounts.

Upon liquidation of the Partnership, if an event requiring liquidation occurs, the assets of the Partnership will be distributed to each Partner in the ratio of the total value of each Partner’s Units to the total of all Partners’ Units, less any amount owed by such Partner to the Partnership.

(vi)        Reporting

For each month, the Administrator will report to each Limited Partner the value of such Limited Partner’s Units as of the end of the month and as of the end of the previous month, the expenses incurred or accrued by the Partnership during the month (including Profit Share accruals) and the Partnership’s aggregate realized and unrealized profit or loss for the month.  Additionally, the Administrator will distribute to Limited Partners, not more than 90 days after the fiscal year end, financial statements for the Partnership, certified by an independent public accountant, and, prior to April 15 of each year, the General Partner will distribute to Limited Partners information necessary for the preparation of federal income tax returns.

Pursuant to the regulations under the CEA and the requirements of the CFTC and NFA, prospective subscribers will receive, in addition to this Memorandum, a copy of the Partnership’s most recent monthly and annual reports as they become available.

(vii)       Regulation

Under the Commodity Exchange Act, as amended (the “CEA”), commodity exchanges and futures trading are subject to regulation by the CFTC.  National Futures Association (“NFA”), a “registered futures association” under the CEA, is the only non-exchange self-regulatory organization for futures industry professionals.  The CFTC has delegated to NFA responsibility for the registration of “commodity trading advisors,” “commodity pool operators,” “futures commission merchants,” “introducing brokers” and their respective associated persons and “floor brokers” and “floor traders.”  The CEA requires commodity pool operators and commodity trading advisors, such as the General Partner, and commodity brokers or futures commission merchants to be registered and to comply with various reporting and record keeping requirements.  The CFTC may suspend a commodity pool operator’s or trading advisor’s registration if it finds that its trading practices tend to disrupt orderly market conditions or in certain other situations.  In the event that the registration of the General Partner as a commodity pool operator or a commodity trading advisor were terminated or suspended, the General Partner would be unable to continue to manage the business of the Partnership.  Should the General Partner’s registration be suspended, termination of the Partnership might result.

In addition to such registration requirements, the CFTC and certain commodity exchanges have established limits on the maximum net long or net short position which any person may hold or control in particular commodities.  Most exchanges also limit the changes in futures contract prices that may occur during a single trading day.  For example, the CFTC limits the number of contracts the General Partner can control in corn to 13,500 in a single delivery month, whereas the Chicago Mercantile Exchange limits the number of S&P 500 Index contracts the General Partner can control to 20,000 and U.S. Treasury bonds traded on the Chicago Board of Trade are not subject to position limits.  Periodically, Congress, the CFTC and the exchanges propose that additional commodities become subject to the limits described above and/or reduce previously set limits.  Recently, for example, the CFTC has proposed position limits in the energy markets to curb what it views as excessive speculation.  Such proposals may occur suddenly and without notice.  To date, position limits have not been a material imposition on the ability of the General Partner to effect its trading method.  In the event the General Partner controls contracts in excess of the applicable limits, the General Partner will equitably reduce the position it controls across affected accounts managed by the General Partner, including the Master Fund, giving due consideration to such factors as account size, position size, account risk/reward parameters and trading portfolio composition.

United States exchanges limit the maximum change in some, but not all, futures prices during any single trading day.  Once the “daily limit” has been reached, it becomes very difficult to execute trades in the same direction the market has moved.  That is, if a market is “limit up,” it is difficult, or impossible, to buy, but very easy to sell.  Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or temporarily eliminate liquidity.  For example, the Chicago Board of Trade imposes daily limits of 30¢ on corn futures and no daily limits on U.S. Treasury bond futures.  The Chicago Mercantile Exchange coordinates trading halts in the S&P 500 Index futures with halts in the trading of the stocks underlying the Index and imposes trading pauses or halts at moves of 5%, 10%, 15% and 20% in the value of the Index.

Trading in currency forward contracts is not currently subject to regulation by any United States government agency.

(viii)      Items 101(h)(4)(i) through (xi) are not applicable.  The Partnership has no employees.

Financial Information About Geographic Areas

The Partnership has no operations in foreign countries although it trades on foreign exchanges and other non-U.S. markets.  The Partnership does not engage in sales of goods or services.

Item 1A:             RISK FACTORS

Information not required.

Item 2:                FINANCIAL INFORMATION

General Partner’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

General

The Partnership’s success depends on the General Partner’s ability to recognize and capitalize on trends and other profit opportunities in different sectors of the global capital and commodity markets. The General Partner’s trading methods do not predict price movements, nor do they rely on fundamental economic supply or demand analysis or on macroeconomic assessments of the relative strengths of different national economies or economic sectors. Instead, the systems apply proprietary computer models to analyzing past market data and certain current macroeconomic factors such as prevailing interest rates, and from this data alone attempt to determine whether market prices are trending or otherwise likely to change in ways the General Partner’s systems seek to identify.  Technical traders such as the General Partner base their strategies on the theory that market prices reflect the collective judgment of numerous different traders and are, accordingly, the best and most efficient indication of market movements.  However, there are frequent periods during which fundamental factors external to the market dominate prices.

If the General Partner’s models identify a trend or other, generally shorter term, trading opportunity, they signal positions which follow it.  When these models identify the trend or other, generally shorter term, trading opportunity as having ended or reversed, these positions are either closed out or reversed.  The General Partner’s systems do not predict either the commencement or the end of a price movement.  Rather, their objective is to identify a trend or other, generally shorter term, trading opportunity early enough to profit from it and to detect its end or reversal in time to close out the Master Fund’s positions while retaining most of the profits made from following the trend.

In analyzing the performance of the General Partner’s systems, most macroeconomic conditions, political events, weather factors, etc., are not directly relevant because the General Partner uses primarily market data in developing its systems. Additionally, in general there is no direct connection between particular market conditions and price trends. There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others. Further, even if significant price trends do occur, if these trends are not comprised of the type of price movements which the systems are designed to identify, the General Partner may not position the Master Fund to profit from or avoid losses due to the trend. Moreover, there have been prolonged periods in the futures markets without significant price movements, as well as markets, in which prices appear to be moving in one direction but then quickly reverse. Such periods may recur with considerable frequency, and the General Partner would expect it to be very difficult to achieve profitability in such markets.

The performance summary set forth below is an outline description of how the Partnership performed in the past through its investment in the Master Fund and the Master Fund’s trading in a wide variety of markets.  The Master Fund’s futures and currency forward contract prices are marked-to-market every trading day, and the Master Fund’s trading accounts are credited or debited with its daily gains or losses. Accordingly, there is no material economic distinction between realized gains or losses on closed positions and unrealized gains or losses on open positions. The Partnership’s and Master Fund’s past performance is not necessarily indicative of how it will perform in the future.

Performance Summary

2010 (3 mos.)

For the three months ended March 31, 2010, the Partnership, through its investment in the Master Fund, achieved net realized and unrealized gains of $1,144,857 from trading operations (including foreign exchange transactions and translations).  Management fees of $76,835, brokerage commissions of $13,659, selling commissions and platform fees of $70,043, administrative and operating expenses of $51,001 and custody fees of $503, all attributable to the Partnership, were paid or accrued.  Of these expenses, $31,347 were borne by the General Partner or an affiliate.  The Master Fund allocated $194,910 in Profit Share to the General Partner in respect of the Partnership.  Interest income of $10,900 partially offset the Master Fund expenses allocated to the Partnership resulting in a net income of $780,153.

An analysis of the Master Fund’s trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)

Currencies	1.76%
Energies	0.30%
Grains	0.12%
Interest Rates	3.40%
Livestock	(0.01)%
Metals	0.33%
Softs	(0.32)%
Stock Indices	(0.19)%

Total	5.39%

For the three months ended March 31, 2010, profits from trading interest rate, energy, grain and metal futures and forward currency contracts, well outpaced the fractional losses sustained from trading equity, soft commodity and livestock futures.

At the start of the year the sustainability and robustness of incipient global growth was called into question amid signs that monetary policy was becoming less accommodative in China, India and other countries which had led the recovery.  Worries that fiscal stimulus in the developed world was winding down also weighed on growth prospects as did the looming Greek fiscal crisis.  Near quarter-end however, a string of positive economic statistics caused the outlook for economic expansion to brighten somewhat.

Against this background, interest rates eased and long positions in U.S., British and European note, bond and short-term interest rate futures were profitable.  On the other hand, short positions in Australian interest rate futures were profitable as the Reserve Bank of Australia continued to tighten policy to ward off feared inflation.

The burgeoning budget crisis in Greece weighed on the euro throughout the quarter and short euro positions relative to the Australian and New Zealand dollars, Hungarian forint, Polish zloty and Turkish lira were profitable.  More generally, long positions in high yielding and commodity currencies—Australian, New Zealand and Canadian dollars—versus a variety of currencies were profitable.  The U.S. dollar was not as weak as the euro but it did lose ground to the currencies of Australia, Canada, India, Columbia, Korea, Mexico and South Africa, producing profits from long positions in these currencies.

Equity trading was marginally negative although performance during the quarter and across countries was quite disparate.  Losses in January and February reflected the weaker economic outlook and signs of policy tightening.  March gains based on improving economic statistics largely offset those losses.  By country, long positions in U.S., U.K., Canada and parts of Europe were profitable, while long positions in Asia, Spain, Italy, Australia, Mexico and South Africa were unprofitable.

Natural gas continued to be in a bear market as increasing supplies from shale gas met decreasing demand and short natural gas futures positions were quite profitable.  Elsewhere in the energy complex, prices moved higher and long positions in crude oil products were somewhat profitable.

In the metals sector, gains from long nickel and aluminum positions modestly outweighed losses from long copper and zinc positions and a short lead trade.

Deflation was the story in agricultural markets.  Profits on short positions in corn and wheat outweighed losses on long positions in the soybean complex, cocoa and sugar where forecasts of large sugar harvests accelerated the down-move from record highs.

2009

The Partnership commenced operations on August 1, 2009.  For the five months ended December 31, 2009, the Partnership, through its investment in the Master Fund, achieved net realized and unrealized gains of $320,837 from trading operations (including foreign exchange transactions and translations).  Management fees of $40,605, brokerage commissions of $6,536, selling commissions and platform fees of $38,527, administrative and operating expenses of $60,125, organizational costs of $1,015 and custody fees of $181 were paid or accrued.  Of these expenses, $49,520 were borne by the General Partner.  The Master Fund allocated $46,274 in Profit Share to the General Partner in respect of the Partnership.  Interest income of $8,163 partially offset the Master Fund expenses allocated to the Partnership resulting in a net income of $185,257.

For the year ended December 31, 2009, the Master Fund achieved net realized and unrealized gains of $891,349 from trading operations (including foreign exchange transactions and translations).  Management fees of $415,845, brokerage commissions of $148,709, selling commissions and platform fees of $38,527, administrative and operating expenses of $352,795, organizational costs of $1,015 and custody fees of $9,787 were paid or accrued.  Of these expenses, $232,249 were borne by the General Partner or an affiliate.  The Master Fund allocated $157,898 in Profit Share to the General Partner.  Interest income of $447,081 partially offset the Master Fund expenses resulting in a net income of $446,103.

An analysis of the Master Fund’s trading gain (loss) by sector for the year ended December 31, 2009 is as follows:

Sector	% Gain (Loss)

Currencies	1.67%
Energies	(1.47)%
Grains	(1.10)%
Interest Rates	(1.21)%
Livestock	0.25%
Metals	(0.47)%
Softs	0.16%
Stock Indices	2.29%

Total	0.12%

The Master Fund produced an overall gain during 2009.  Gains from trading stock index and livestock futures and non-dollar currency crosses outweighed losses from trading energy, interest rate, metal, and grain futures and dollar currency forwards.

From January into early March, in the wake of the subprime crisis and subsequent credit crunch and amidst concern about the leadership of U.S. economic policy following the elections, economic activity was slowing precipitously worldwide.  In this environment, stock indices and commodity prices were falling. Also, as risk aversion remained widespread, a flight to safety and quality produced a rising U.S. dollar, declining high yield currencies, and a flood of funds into government fixed income instruments, and highly liquid investments.  Broadly speaking, these conditions had persisted from October 2008 into early March 2009.  Consequently, the Master Fund’s short stock index, short commodity, long dollar, and long interest rate futures positions were profitable early in 2009.

Around March 10, market participants’ attitudes seemed to change abruptly.  First, equity prices rose.  Then commodity prices moved upward.  Also, the U.S. dollar started to fall and longer term interest rates rose.  The positions which had been profitable for so long began to generate losses.  These positions were reduced gradually as the General Partner’s models processed the new data.  However, since trend following strategies accounted for over two-thirds of the program models and since the average trade duration of trend strategies is over 6 months, it was not until the summer when the positions were reduced, completely closed and, in many instances, reversed.

During the third quarter of 2009, the financial markets led the way to profitable results.  Short positions in the U.S. dollar and a number of other currencies versus higher yielding and commodity based currencies were profitable.  Long stock index futures positions and long interest rate futures positions added to the gains.  The weak U.S. dollar also led to gains from long positions in precious metals.  In the agricultural sector, short wheat and long sugar trades were profitable.

During the fourth quarter of 2009, improving economic prospects, especially in the U.S. and Asia led to gains from long stock index futures positions in the U.S., South Africa, Norway and Asia-ex Japan.   This growth improvement produced profits from long precious and industrial metals positions, but also led to higher interest rates which brought losses from long interest rate futures positions. Long positions in sugar and cotton were profitable, but as grain prices rose, reversing earlier downtrends, long grain positions lost money.

2008

For the year ended December 31, 2008, the Master Fund achieved net realized and unrealized gains of $13,986,869 from trading operations (including foreign exchange transactions and translations).  Management Fees of $28,392, brokerage commissions of $160,649, administrative and operating expenses of $114,208 and custody fees of $3,233 were paid or accrued.  Of these expenses, $114,208 were borne by the General Partner or an affiliate.  The Master Fund allocated $151,047 in Profit Share to the General Partner.  Interest income of $793,529 more than offset the Master Fund expenses resulting in a net income of $14,437,077.

An analysis of the Master Fund’s trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)

Currencies	4.96%
Energies	6.39%
Grains	4.03%
Interest Rates	3.49%
Livestock	1.37%
Metals	4.40%
Softs	3.84%
Stock Indices	9.84%

Total	38.32%

The Master Fund registered a strong gain during 2008.  All major sectors — stock indices, currencies, interest rates, energy, metals and agricultural commodities —contributed profits.

The ongoing financial and economic turmoil triggered by the U.S. housing and mortgage crises and subsequent credit crunch exploded with international ramifications throughout the year.  Central banks in the developed countries made more money available against a broader range of collateral to a wider group of financial firms than ever before.  In the U.S., increasing evidence of problems for the real economy deriving from the financial market freeze-up prompted the Federal Reserve to announce dramatic cuts in the federal funds and discount rates, and to initiate a series of liquidity enhancing programs.  Extraordinary events during the year included  the U.S. Government’s seizures of Fannie Mae and Freddie Mac and bailout and substantial takeover of AIG Insurance, the bankruptcy of Lehman Brothers, “breaking the buck” by a major institutional money market fund, the rescues and sales of Bear Stearns, Washington Mutual, Wachovia and Merrill Lynch in the U.S. and several major financial institutions in Europe, the provision of preferred equity by the Treasury to troubled U.S. financial institutions and the Treasury’s U.S. auto industry bailout.

In this environment, worldwide inflation and growth dynamics changed markedly during the year.  Concerns about stagflation with the worst growth slowdown in the U.S. characterized the first half of 2008, but were replaced during the second half by worries about global deflation, recession and perhaps even depression as the world’s financial system seized up and nearly ground to a halt.  In response to margin calls, the loss of credit facilities, and to avoid insolvency, market participants unwound risky trades, reduced leverage massively, and sought liquidity and safety.  Against this background, price trends in some sectors — equities and interest rates — though volatile, were sustained for much of the year.  In other sectors — currencies and commodities — trends reversed abruptly.

Short stock index futures positions throughout most of Europe, the U.S., Japan and non-Japan Asia produced gains, particularly during the second half of 2008.

Long positions in U.S., Australian and Canadian long term and short term interest rate futures were profitable, while trading of European futures was somewhat unprofitable.

Foreign exchange rates were volatile.  Early in the year the U.S. dollar was under persistent pressure and short dollar trades were profitable.  Over the summer, as the flight to safety commenced, these short trades lost money and dollar positions were reversed to long trades.  These long dollar positions produced gains over the last several months of 2008.  During the first half of the year, carry trades — being long high interest rate currencies —were profitable.  Later, however, as risky trades were unwound, these carry trades produced losses and were reversed.  Near year-end these short positions in high yield currencies were profitable.

Commodity prices overall exhibited broad swings.  Energy prices experienced a strong upward thrust with crude oil hitting successive new all time highs into early July.  Thereafter, energy prices collapsed.  As a result, long energy positions were very profitable in the January-June period, produced losses and were reversed to short positions over the summer, and short energy positions were profitable in the fourth quarter.  Returns from metals trading were also volatile: strong gains from generally long positions in the January-June period were offset by losses over the summer, which were followed by strong gains from short industrial metals positions during the fourth quarter.  Trading of agricultural commodities followed a similar pattern.  Long positions at first produced profits, but then generated losses as they were reversed to short positions which subsequently produced profits.

Liquidity and Capital Resources

The Partnership raises additional capital only through the sale of Units and capital is increased through trading profits (if any).  Neither the Partnership nor the Master Fund engages in borrowing.

The Master Fund  trades futures and forward contracts, and may trade swap and options contracts, on interest rates, commodities, currencies, metals, energy and stock indices.  Risk arises from changes in the value of these contracts (market risk) and the potential inability of counterparties or brokers to perform under the terms of their contracts (credit risk).  Market risk is generally to be measured by the face amount of the futures positions acquired and the volatility of the markets traded.  The credit risk from counterparty non-performance associated with these instruments is the net unrealized gain, if any, on these positions plus the value of the margin or collateral held by the counterparty.  The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange.  In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties.  Margins which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin or collateral in the over-the-counter markets.

The financial instruments traded by the Master Fund contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures and forward contracts or the Master Fund’s satisfaction of the obligations may exceed the amount recognized in the statements of financial condition of the Master Fund.

Due to the nature of the Master Fund’s business, substantially all its assets are represented by cash, cash equivalents and United States government obligations, while the Master Fund maintains its market exposure through open futures and forward contract positions.

The Master Fund’s futures contracts are settled by offset and are cleared by the exchange clearinghouse function.  Open futures positions are marked to market each trading day and the Master Fund’s trading accounts are debited or credited accordingly.  Options on futures contracts are settled either by offset or by exercise.  If an option on a future is exercised, the Master Fund is assigned a position in the underlying future which is then settled by offset.  The Master Fund’s spot and forward currency transactions conducted in the interbank market are settled by netting offsetting positions or payment obligations and by cash payments.

The value of the Master Fund’s cash and financial instruments is not materially affected by inflation.  Changes in interest rates, which are often associated with inflation, could cause the value of certain of the Master Fund’s debt securities to decline, but only to a limited extent.  More important, changes in interest rates could cause periods of strong up or down market price trends, during which the Master Fund’s profit potential generally increases.  However, inflation can also give rise to markets which have numerous short price trends followed by rapid reversals, markets in which the Master Fund is likely to suffer losses.

The Master Fund’s assets are generally held as cash or cash equivalents, including short-term U.S. government obligations, which are used to margin the Master Fund’s futures and forward currency positions and withdrawn, as necessary, to pay redemptions and expenses.  Other than potential market-imposed limitations on liquidity, due, for example, to limited open interest in certain futures markets or to daily price fluctuation limits, which are inherent in the Master Fund’s futures and forward trading, the Master Fund’s assets are highly liquid and are expected to remain so.  During the five months ended December 31, 2009, the Master Fund experienced no meaningful periods of illiquidity in any of the numerous markets traded by the General Partner.

Critical Accounting Estimates

The Master Fund records its transactions in futures and forward currency contracts, including related income and expenses, on a trade date basis.  Open futures contracts traded on an exchange are valued at fair value, which is based on the closing settlement price on the exchange where the futures contract is traded by the Master Fund on the day with respect to which net assets are being determined.  Open swap contracts will be recorded at fair value based on the closing settlement price for equivalent or similar futures positions that are traded on an exchange on the day with respect to which net assets are being determined.  Open forward currency contracts are recorded at fair value, based on pricing models that consider the current market prices (“Spot Prices”) plus the time value of money (“Forward Points”) and contractual prices of the underlying financial instruments.  The Spot Prices and Forward Points for open forward currency contracts are generally based on the 3:00 P.M. New York time prices provided by widely used quotation service providers on the day with respect to which net assets are being determined.  The Forward Points from the quotation service providers are generally in periods of one month, two months, three months and six months forward while the contractual forward delivery dates for the foreign currency contracts traded by the Master Fund may be in between these periods.

The General Partner’s policy is to calculate the Forward Points for each contract being valued by determining the number of days from the date the forward currency contract is being valued to its maturity date and then using straight-line interpolation to calculate the valuation of Forward Points for the applicable forward currency contract.  The General Partner will also compare the calculated price to the forward currency prices provided by dealers to determine whether the calculated price is fair and reasonable.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, such as accrual of expenses, that affect the amounts and disclosures reported in the financial statements.  Based on the nature of the business and operations of the Partnership and the Master Fund, the General Partner believes that the estimates utilized in preparing the Partnership’s and Master Fund’s financial statements are appropriate and reasonable, however actual results could differ from these estimates.  The estimates used do not provide a range of possible results that would require the exercise of subjective judgment.  The General Partner further believes that, based on the nature of the business and operations of the Partnership and the Master Fund, no other reasonable assumptions relating to the application of the Partnership’s or Master Fund’s critical accounting estimates other than those currently used would likely result in materially different amounts from those reported.

Off-Balance Sheet Arrangements

Neither the Partnership nor the Master Fund engages in off-balance sheet arrangements with other entities.

Contractual Obligations

Neither the Partnership nor the Master Fund enters into any contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company or that would affect its liquidity or capital resources.  The Partnership’s sole business, through its investment in the Master Fund, is trading futures and forward currency contracts, both long (contracts to buy) and short (contracts to sell).  All such contracts are settled by offset, not delivery.  Substantially all such contacts are for settlement within four months of the trade date and substantially all such contracts are held by the Master Fund for less than four months before being offset or rolled over into new contracts with similar maturities.

Item 3:                PROPERTIES

The Partnership does not own or use any physical properties in the conducting of its business.  The General Partner or an affiliate perform administrative services for the Partnership from the General Partner’s offices.

Item 4:                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)	Security ownership of certain beneficial owners

As of June 1, 2010, the General Partner knows of no person who own beneficially more than 5% of the Partnership’s Units.

All of the Partnership’s general partner interest is held by the General Partner.

(b)	Security Ownership of Management

The Partnership has no officers or directors.  Under the terms of the Partnership’s Second Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), the Partnership’s affairs are managed by the General Partner, which has discretionary authority over the Partnership’s trading.  As of June 1, 2010, the General Partner’s interest was valued at $10,179, which constituted 0.02% of the Partnership’s capital as of June 1, 2010.

As of June 1, 2010, no directors or executive officers of the General Partner own beneficially Units in the Partnership.

(c)	Changes in Control

None.

Item 5:  DIRECTORS AND EXECUTIVE OFFICERS

(a), (b)    Identification of Directors and Executive Officers.

The Partnership itself has no directors or officers and has no employees.  It is managed by General Partner in its capacity as General Partner.  Trading decisions are made by General Partner on behalf of the Partnership.

The General Partner’s directors and executive officers are as follows:

Harvey Beker, age 57.  Mr. Beker is Co-Chief Executive Officer and Co-Chairman of the General Partner and The Millburn Corporation.  He received a Bachelor of Arts degree in economics from New York University (“NYU”) in 1974 and a Master of Business Administration degree in finance from NYU in 1975.  From June 1975 to July 1977, Mr. Beker was employed by the investment bank Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies.  From July 1977 to June 1978, Mr. Beker was a futures trader at the commodities and brokerage firm of Clayton Brokerage Co. of St. Louis.  Mr. Beker has been employed by The Millburn Corporation since June 1978 and initially served as the Director of Operations for its affiliate, Millburn Partners.  During his tenure at the General Partner (including its affiliates, Millburn Partners and CommInVest) he has been instrumental in the development of the research, trading and operations areas.  Mr. Beker became a principal of the firm in June 1982, and a partner in the predecessor to ShareInVest in April 1982.  Mr. Beker became registered as an Associated Person of the General Partner effective November 25, 1986.  Additionally, he became listed as a principal and registered as an associated person of The Millburn Corporation effective February 8, 1984 and May 23, 1989, respectively.  Mr. Beker was an associated person and listed principal of ShareInVest from February 20, 1986 until February 25, 2007.

George E. Crapple, age 66.  Mr. Crapple is Co-Chief Executive Officer and Co-Chairman of the General Partner and The Millburn Corporation.  In 1966 he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa.  In 1969 he graduated from Harvard Law School, magna cum laude, where he was a member of the Harvard Law Review.  He was a lawyer with the law firm of Sidley & Austin, Chicago, Illinois, from 1969 until April 1, 1983, as a partner since 1975, specializing in commodities, securities, corporate and tax law.  He was first associated with the General Partner in 1976 and joined the General Partner and The Millburn Corporation (including its affiliates, Millburn Partners and CommInVest) on April 1, 1983 on a full-time basis.  He became a partner in ShareInVest in April 1984.  Mr. Crapple is a Director, Member of the Executive Committee, Chairman of the Appeals Committee and a former Chairman of the Eastern Regional Business Conduct Committee of the NFA, past Chairman of the Managed Funds Association, a member of the Global Markets Advisory Committee of the CFTC and a member of the board of directors of the Futures Industry Association (“FIA”).  Mr. Crapple became listed as a principal and registered as an associated person of the General Partner effective September 13, 1984 and April 2, 1988, respectively.  Additionally, he became listed as a principal and registered as an associated person of The Millburn Corporation effective April 9, 1981 and May 23, 1989, respectively.  He was also an associated person and listed principal of ShareInVest from February 20, 1986 until February 25, 2007.

Barry Goodman, age 53.  Mr. Goodman is Executive Vice-President, Director of Trading and a member of the Research Committee of the General Partner and The Millburn Corporation.  Mr. Goodman joined the General Partner and The Millburn Corporation (including its affiliate, Millburn Partners) in November 1982 as Assistant Director of Trading.  His responsibilities include overseeing the firm’s trading operations and managing its trading relationships, as well as the design and implementation of trading systems.  From September 1980 through October 1982 he was a commodity trader at the brokerage firm of E. F. Hutton & Co., Inc. (“E.F. Hutton”).  At E.F. Hutton, he also designed and maintained various technical indicators and coordinated research projects pertaining to futures markets.  Mr. Goodman graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics.  Mr. Goodman became listed as a principal and registered as an associated person of the General Partner effective December 19, 1991 and May 23, 1989, respectively.  He also became listed as a principal and registered as an associated person of The Millburn Corporation effective June 20, 1995 and April 5, 1989, respectively.  He became a partner in ShareInVest in January 1994. Mr. Goodman was a listed principal of ShareInVest from May 19, 1999 until February 25, 2007.

Grant N. Smith, age 58.  Mr. Smith is Executive Vice-President and Co-Director of Research of the General Partner and The Millburn Corporation.  He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm.  He received a B.S. degree from the Massachusetts Institute of Technology (“M.I.T.”) in 1974 and an M.S. degree from M.I.T. in 1975.  While at M.I.T., he held several teaching and research positions in the computer science field and participated in various projects relating to database management.  He joined the predecessor entity to The Millburn Corporation in June 1975, and has been continuously associated with the General Partner, The Millburn Corporation and their affiliates since that time.  Mr. Smith became listed as a principal and registered as an associated person of the General Partner effective December 19, 1991 and April 15, 2009, respectively.  He became listed as a principal and registered as an associated person of The Millburn Corporation effective June 20, 1995 and May 21, 1992, respectively.  Mr. Smith also became a partner in ShareInVest in January 1994.  Mr. Smith was a listed principal of ShareInVest from May 19, 1999 until February 25, 2007.

Gregg R. Buckbinder, age 51.  Mr. Buckbinder is Senior Vice-President and Chief Operating Officer of the General Partner and The Millburn Corporation.  He joined the General Partner and The Millburn Corporation in January 1998 from Odyssey Partners, L.P. where he was responsible for the operation, administration and accounting of the firm’s merchant banking and managed account businesses from July 1990 through December 1997.  Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from June 1985 to July 1990 where he was First Vice President and Controller, and from August 1983 to June 1984 where he designed and implemented various operations and accounting systems.  He was with the public accounting firm of Ernst & Whinney from June 1984 to June 1985 as a manager in the tax department and from September 1980 to August 1983 as a senior auditor, with an emphasis on clients in the financial services business.  Mr. Buckbinder graduated cum laude from Pace University (“Pace”) in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace in 1988.  He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.  Mr. Buckbinder became listed as a principal of the General Partner effective February 5, 1999.  He became listed as a principal of The Millburn Corporation effective March 23, 1998.  Mr. Buckbinder also became a partner in ShareInVest in January 2000.  Mr. Buckbinder was a listed principal of ShareInVest from February 28, 2001 until February 25, 2007.

Steven M. Felsenthal, age 40. Mr. Felsenthal is General Counsel and Chief Compliance Officer of the General Partner and The Millburn Corporation.  Prior to joining the General Partner and its affiliates in January 2004, Mr. Felsenthal was a senior associate in the investment management group at the law firm of Schulte Roth & Zabel LLP (September 1999-January 2004) where he represented and advised hedge funds, registered investment companies, investment advisers, broker-dealers and banks in connection with all facets of their asset management businesses, and a member of the tax department of the law firm of Kramer, Levin, Naftalis & Frankel LLP (October 1996-September 1999).  He graduated cum laude from Yeshiva University in 1991 with a B.A. degree in political science, and order of the coif from Fordham University School of Law in 1996, where he also served as an editor of the Fordham Environmental Law Journal.  Mr. Felsenthal received an LL.M degree in taxation from NYU School of Law in 2001 and has written and been quoted in numerous published articles, and frequently speaks at conferences, on various topics related to investment management.  Mr. Felsenthal is a member of the New York State Bar, served as Chairman of the Managed Funds Association CPO/CTA Advisory Committee and is currently a member of the Steering Committee of the Managed Funds Association CPO/CTA Forum, is a member of the Editorial Board of the Journal of Securities Law, Regulation and Compliance and a faculty member of the Regulatory Compliance Association’s Chief Compliance Officer University.  Mr. Felsenthal became listed as a principal of the General Partner and The Millburn Corporation effective June 24, 2004.  Mr. Felsenthal also served as General Counsel and Chief Compliance Officer of ShareInVest.

Mark B. Fitzsimmons, age 62.  Mr. Fitzsimmons is a Senior Vice-President of the General Partner and The Millburn Corporation.  His responsibilities include both business development and investment strategy.  He joined the General Partner and its affiliates in January 1990 from the brokerage firm of Morgan Stanley & Co. Incorporated where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm from October 1987 until January 1990.  From September 1977 to October 1987 he was with the financial institution Chemical Bank New York Corporation (“Chemical”) first as a Senior Economist in Chemical’s Foreign Exchange Advisory Service and later as a Vice-President and Manager of Chemical’s Corporate Trading Group.  While at Chemical he also traded both foreign exchange and fixed income products.  From September 1973 to September 1977 Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department.  He graduated summa cum laude from the University of Bridgeport, Connecticut in 1970 with a B.S. degree in economics.  His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973.  Mr. Fitzsimmons became listed as a principal and registered as an associated person of the General Partner effective July 2, 1993, and April 15, 2009, respectively.  He became listed as a principal and registered as an associated person of The Millburn Corporation effective June 20, 1995 and October 12, 1992, respectively.  Mr. Fitzsimmons was a partner in ShareInVest beginning in January 2000.  Mr. Fitzsimmons was a listed principal of ShareInVest from May 19, 1999 until February 25, 2007.

Dennis B. Newton, age 58. Mr. Newton is a Senior Vice-President of the General Partner and The Millburn Corporation.  His primary responsibilities are in administration and business development.  Prior to joining the General Partner and The Millburn Corporation in September 1991, Mr. Newton was President of Phoenix Asset Management, Inc., a registered commodity pool operator from April 1990 to August 1991 and President of its affiliated introducing broker, Phoenix Futures Inc. (“Phoenix”), from March 1990 to June 1991.  Mr. Newton was listed as a principal of Phoenix Asset Management, Inc. and Phoenix beginning in June 1990 and April 1990, respectively, and, although he left the firms in August 1991 and June 1991, respectively, his registration as a principal was not withdrawn until January 1992 and November 1992, respectively.  Mr. Newton was registered as an associated person of Phoenix from May 1990 until June 1991 and of Phoenix Asset Management, Inc. from May 1990 until January 1992 (although he left the firm prior to that date, in August 1991).  Prior to his employment with Phoenix, Mr. Newton was a Director of Managed Futures with the brokerage firm of Prudential-Bache Securities Inc. (“Prudential-Bache”) from October 1987 to March 1990, and was associated with its affiliated futures commission merchant (“FCM”) entity, Prudential Securities Futures Management, Inc.  Until March 1990, he was registered as an associated person with Prudential Equity Group LLC (beginning in October 1987), and was listed as a principal of the commodity pool operator Seaport Futures Management, Inc. (“Seaport”) (beginning in January 1989) and Prudential Securities Futures Management, Inc. (beginning in June 1989).  Mr. Newton was a Director of Seaport, and his responsibilities at Seaport, Prudential-Bache, Prudential Securities Futures Management, Inc. and Prudential Equity Group LLC included the organization and marketing of public commodity pools.  Mr. Newton joined Prudential-Bache from Heinold Asset Management, Inc.  (“Heinold”), and its affiliated FCM, Heinold Commodities Inc., where he was a member of the senior management team from October 1974 to October 1987.  Heinold was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading.  Mr. Newton was registered as an associated person (March 1981 – October 1987) of Heinold Commodities Inc.  Mr. Newton was registered as an associated person of Heinold beginning in January 1986 and was listed as a principal of Heinold beginning in February 1986.  Although Mr. Newton left Heinold in October 1987, his registration as an associated person and his listing as a principal were not withdrawn until November 1987.  Mr. Newton joined the General Partner as an associated person in May 1991, and then joined the General Partner and its affiliates on a full-time basis in September 1991.  Mr. Newton became listed as a principal and registered as an associated person and branch office manager of the General Partner effective May 14, 1997, May 30, 1991 and December 16, 1991, respectively.  He also became listed as a principal of The Millburn Corporation effective May 5, 2004.

Tod A. Tanis, age 56.  Mr. Tanis is a Vice President, Principal Accounting Officer and Director of Operations of the General Partner and The Millburn Corporation.  He is responsible for overseeing operations and accounting for the firm’s commodity pools.  He graduated from Grove City College in May 1976 with a B.A. in accounting and joined the General Partner and The Millburn Corporation in May 1983.  Prior to joining the General Partner and its affiliates, he was with the brokerage firm of E.F. Hutton, where he was a Manager from December 1982 to April 1983; a Supervisor from August 1982 to December 1982; an International Accountant from April 1979 to August 1982; and a staff accountant from June 1978 to April 1979.  As a Manager at E.F. Hutton, he was responsible for all internal and external commodity reporting.  Mr. Tanis also served as a Junior Accountant and then International Staff Accountant with the brokerage firm of Merrill Lynch & Company from September 1976 to May 1978.  Mr. Tanis became listed as a principal of the General Partner and The Millburn Corporation effective July 14, 2004.

None of the individuals listed above currently serves as a director of a public company.

(c)	Identification of Certain Significant Employees

None.

(d)	Family Relationships

None.

(e)	Business Experience

See Items 5(a) and (b), above.

(f)	Involvement in Certain Legal Proceedings

None.

(g)	Promoters and Control Persons

None.

Item 6:                EXECUTIVE COMPENSATION

The Partnership has no directors, officers or employees.  None of the directors, officers or employees of the General Partner receive compensation from the Partnership.  The Partnership invests all of its assets in the Master Fund.  The General Partner makes all trading decisions on behalf of the Master Fund.  The General Partner receives monthly management fees of 0.0833 of 2% of the Master Fund’s net assets and an annual profit share of 20% of any new trading profit.  The General Partner is also paid a monthly administration fee.  The administration fee rate was up to 0.20% per annum of net assets prior to the Master Fund engaging the Administrator and beginning on November 1, 2009, was reduced to 0.05% of net assets upon the engagement of the Administrator.

There are no other compensation arrangements applicable to the Partnership.  There are no compensation plans or arrangements relating to a change in control of the Partnership or the Master Fund.

Item 7:  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Partnership does not engage in any transactions with the General Partner or its affiliates other than in respect of the services and payment of fees by the Master Fund described above.

The Partnership and the Master Fund have no directors, officers or employees and are managed by the General Partner.  The General Partner is managed by its principals, none of whom is independent of the General Partner.

The Partnership has not made any loans to the General Partner, its affiliates, their respective officers, directors or employees or the immediate family members of any of the foregoing or to any entity, trust or other estate in which any of the foregoing has any interest, or to any other person (provided that the purchase of U.S. Treasury obligations and the deposit of Partnership assets with banks, futures brokers and foreign exchange counterparties in connection with the trading operations of the Partnership are not considered to be loans).

Item 8:  LEGAL PROCEEDINGS

The General Partner is not aware of any pending legal proceedings to which either the Partnership or the Master Fund is a party or to which any of their assets are subject.

Item 9:  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a)	Market information

There is no trading market for the Units, and none is likely to develop.  Units may be redeemed upon  business 15 days’ written notice to the General Partner at their net asset value as of the last day of any month, subject to certain early redemption charges, as described below in Item 11(a)(iv).

(b)	Holders

As of June 1, 2010 there were 566 holders of Series A Units, 59 holders of Series B Units and 21 holders of Series C Units.

(c)	Dividends

The General Partner has sole discretion in determining what distributions, if any, the Partnership will make to the Partners.  No distributions have been made on the Units and none are contemplated.

(d)	Securities Authorized for Issuance under Equity Compensation Plans

Not Applicable.

Item 10:  RECENT SALES OF UNREGISTERED SECURITIES

Units are sold on a monthly basis through the General Partner and certain broker/dealers, the selling agents, retained by the General Partner to act as its agents.  Units were initially issued at $1,000 per Unit and thereafter at net asset value.  Between August 1, 2009 and June 1, 2010, the Partnership issued Units at monthly closings, as set forth in the following chart, to both new Limited Partners as well as to existing Limited Partners making additional investments.

DATE OF CLOSING	NUMBER OF CLASS A UNITS SOLD	DOLLAR AMOUNT OF CLASS A UNITS SOLD
August 2009	467.7060	$467,706
September 2009	2,410.6321	$2,450,552
October 2009	1,069.0284	$1,131,000
November 2009	2,183.1628	$2,265,992
December 2009	1,950.9071	$2,097,000
January 2010	1,682.5414	$1,788,419
February 2010	2,630.4202	$2,716,280
March 2010	4,261.1507	$4,469,800
April 2010	6,316.7844	$6,928,339
May 2010	4,979.3444	$5,610,940
June 2010	7,701.5629	$8,026,700

DATE OF CLOSING	NUMBER OF CLASS B UNITS SOLD	DOLLAR AMOUNT OF CLASS B UNITS SOLD
August 2009	1.0000	$1,000
September 2009	0.0000	$0
October 2009	93.6216	$99,295
November 2009	73.0184	$75,750
December 2009	190.3407	$205,000
January 2010	302.6385	$322,700
February 2010	151.3366	$157,000
March 2010	380.9109	$402,000
April 2010	508.1067	$561,292
May 2010	272.8546	$310,000
June 2010	204.4298	$215,000

DATE OF CLOSING	NUMBER OF CLASS C UNITS SOLD	DOLLAR AMOUNT OF CLASS C UNITS SOLD
August 2009	1.0000	$1,000
September 2009	0.0000	$0
October 2009	56.5525	$60,000
November 2009	216.7714	$225,000
December 2009	9.2776	$10,000
January 2010	163.9551	$175,000
February 2010	28.8827	$30,000
March 2010	47.3094	$50,000
April 2010	1,129.7064	$1,250,000
May 2010	206.4529	$235,000
June 2010	113.8561	$120,000

The foregoing Units were privately offered and sold only to “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”), in reliance on the exemption from registration provided by Rule 506 of Regulation D under the 1933 Act, and with whom the Partnership, the General Partner or a selling agent acting on behalf of the General Partner has a pre-existing substantive relationship and with respect to whom it has been determined that Units are a suitable investment.

No underwriting commissions or underwriting discounts were paid in connection with the sale of the Units.  Selling Agent compensation is described above under Item 1.

Item 11:  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered consist of units of limited partnership interests in the Partnership.

The General Partner has sole discretion in determining what distributions, if any, the Partnership will make to the Partners.

A Limited Partner may cause all or a portion of the value of his Units to be redeemed by the Partnership as of the close of business on the last day of any month on fifteen days’ written notice to the General Partner.  The value of a Unit held by a Partner is the value of the capital account established for that each Unit pursuant to the Limited Partnership Agreement.  Because notices of redemption must be submitted significantly in advance of the actual redemption date, the value received upon redemption may differ significantly from the value of the Units at the time a decision to redeem is made.  Furthermore, because redemptions are only permitted at month-end, investors are not able to select the value, or even the approximate value, at which they will redeem their Units.

Redemption payments will be made within a reasonable time after the date of redemption, generally within fifteen business days.  Under special circumstances, including but not limited to default or delay in payments due the Partnership from commodity brokers, banks or other persons, the Partnership may in turn delay payment to Limited Partners requesting redemption of Units of the proportionate part of the Units represented by the sums which are the subject of such default or delay.  Any amount owed by the Limited Partner to the Partnership will be withheld from the payment.

The General Partner may suspend the determination of net assets and/or suspend redemptions of Units in whole or in part by reason of:  (i) a redemptions that would result in violation by the Partnership, the General Partner or any of their respective affiliates of applicable securities or commodities laws or regulations or any other law of the United States or any other jurisdiction applicable to the Partnership, the General Partner or any of their respective affiliates (including but not limited to anti-money laundering laws and regulations applicable to the Partnership, the General Partner or any of the other service providers of the Partnership); (ii) any exchange or quotation system on which a significant portion of the assets of the Partnership is regularly traded or quoted is closed (other than for holidays) or trading thereon is generally suspended or limited; (iii) the prices or values of any assets of the Partnership cannot reasonably be promptly and accurately ascertained for any reason; (iv) trading by the Partnership, any exchange or quotation system is suspended or limited and the General Partner determines that such suspension or limitation is material to the Partnership; (v) it is not possible to determine the exact net assets of the Partnership; (vi) the General Partner determines in its sole discretion that a redemption could result in assets of the Master Fund becoming “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)with respect to any “employee benefit plan” as defined in and subject to ERISA or with respect to any “plan” as defined in and subject to Section 4975 of the Code; (vii) in order to effect orderly liquidation of the Partnership necessary to effect redemptions; or (viii) the determination of net assets, withdrawals or redemptions have been suspended or otherwise limited by any Master Fund.

A redemption charge of 2% of the net asset value of Series A Units redeemed applies to Series A Units redeemed on or before the sixth month-end after they are issued.  A redemption charge of 1% of the net asset value of Series A Units redeemed applies to Series A Units redeemed after the sixth, but on or before the eleventh, month-end after they are issued.  Redemption charges, if any, will be paid to the General Partner and will reduce the amount of the redemption payment to the redeeming Limited Partner.  Series A Units purchased on different closing dates are treated on a first-in, first-out basis for purposes of calculating the periods to which redemption charges apply.

The General Partner may, upon ten days’ written notice, cause the involuntary withdrawal of any Limited Partner by redeeming all of his Units.

The Limited Partnership Agreement may be amended by an instrument signed by the General Partner and Limited Partners owning more than 50% of the aggregate value of Units then owned by Limited Partners, except that all Partners must approve any amendment which would reduce the capital account of any Partner or modify any Partner’s percentage interest in the Partnership.

The General Partner may be removed as General Partner upon an affirmative vote of Limited Partners owning more than fifty percent of the aggregate value of the Units then owned by Limited Partners.  Solely for purposes of the preceding sentence, Units owned by the General Partner, its affiliates and their respective officers and employees shall be deemed not to be owned by Limited Partners.  Following such a vote, the Limited Partners may elect a replacement general partner upon the affirmative vote of Limited Partners owning more than fifty percent of the aggregate value of the Units then owned by Limited Partners.

Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved.  Dissolution, payment of creditors and distribution of the Partnership assets shall be effected in accordance with the Delaware Revised Uniform Limited Partnership Act, and the General Partner and each Limited Partner (and any assignee) will share in the assets of the Partnership pro rata in the ratio of the total of each capital account applicable to such Partner to the total of all capital account balances, less any amount owing by such Partner (or assignee) to the Partnership.  For this purpose the new profit memo account will be added to the capital account of the General Partner.

Units purchased and paid for will be fully paid and non-assessable.  The General Partner will be liable for all obligations of the Partnership to the extent that the assets of the Partnership are insufficient to discharge such obligations.  No Limited Partner will be liable for the Partnership’s obligations in excess of the capital contributed by such Limited Partner, plus the Limited Partner’s share of undistributed profits (including the Limited Partner’s obligation, as required by law, under certain circumstances to return to the Partnership distributions and returns of contributions).

A Limited Partner may not assign, transfer or otherwise dispose of, by gift or otherwise, any of his Units or any interest in his Units without giving prior written notice to the General Partner and receiving the General Partner’s prior written consent.

The following sections of Item 202 of Regulation S-K are not applicable to the Units: (a)(1)(ii), (iii), (vi), (viii), (xi); (a)(2) through (5); (b); (c); (d); (e); and (f).

Item 12:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Limited Partnership Agreement provides for the Partnership to indemnify, defend and hold harmless the General Partner, its affiliates, principals and employees from and against any loss, liability, damage, cost or expense (including legal fees and expenses incurred in defense of any demands, claims or lawsuits) arising from actions or omissions concerning business or activities undertaken by or on behalf of the Partnership from any source, including without limitation any demands, claims or lawsuits initiated by a Limited Partner (or assignee) or resulting from or relating to the offer and sale of Units; provided that the conduct which was the basis for such liability was not found by a court of competent jurisdiction upon entry of a final judgment to be the result of gross negligence or reckless or intentional misconduct.

Item 13:  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Index to Financial Statements

Millburn Multi-Markets Fund L.P.

Millburn Multi-Markets Trading L.P.

Millburn Ridgefield Corporation

Page(s)

Statement of Financial Condition at March 31, 2010 (unaudited)	96
Notes to Statement of Financial Condition (unaudited)	97
Independent Auditor’s Report	105
Statement of Financial Condition at December 31, 2009	106
Notes to Statement of Financial Condition	107

Millburn Multi-Markets Fund L.P.
Statements of Financial Condition (UNAUDITED)

	March 31, 2010	December 31, 2009
ASSETS
Investment in Millburn Multi-Markets Trading L.P.	$20,133,116	$9,284,552
Due from Millburn Multi-Markets Trading L.P.	42,364	-
Cash	8,740,344	2,286,958

TOTAL	$28,915,824	$11,571,510

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
Capital contributions received in advance	$8,739,608	$2,286,118
Capital withdrawal payable	42,364	-
Other liabilities	736	840

Total liabilities	8,782,708	2,286,958

PARTNERS' CAPITAL:
General Partner	10,673	10,159

Limited Partners:
Series A (16,626.2453 and 8,081.4364 units outstanding)	18,235,843	8,589,976
Series B (1,183.2273 and 357.9807 units outstanding)	1,307,081	381,711
Series C (523.7487 and 283.6015 units outstanding)	579,519	302,706

Total limited partners	20,122,443	9,274,393

Total partners' capital	20,133,116	9,284,552

TOTAL	$28,915,824	$11,571,510

See notes to financial statements

Millburn Multi-Markets Fund L.P.
Statement of Operations (UNAUDITED)
For the three months ended March 31, 2010

NET REALIZED AND UNREALIZED GAINS (LOSSES) ALLOCATED FROM MILLBURN MULTI-MARKETS TRADING L.P. ("MASTER FUND")
Net realized gains on closed positions:
Futures and forward currency contracts	$454,080
Net change in unrealized:
Futures and forward currency contracts	688,520
Foreign exchange translation	2,786
Net losses from U.S. Treasury notes:
Net change in unrealized	(529)

Total net realized and unrealized gains allocated from Master Fund	1,144,857

NET INVESTMENT LOSS ALLOCATED FROM MASTER FUND
INCOME:
Interest income	10,900
EXPENSES:
Management fees	76,835
Brokerage commissions	13,659
Selling commissions and platform fees	70,043
Administrative and operating expenses	51,001
Custody fee	503

Total expenses	212,041

Operating expenses borne by General Partner	(31,347)

Net expenses	180,694

Net investment loss allocated from Master Fund	(169,794)

NET INCOME	975,063

20% profit share allocation from Master Fund	(194,910)

NET INCOME AFTER PROFIT SHARE	$780,153

See notes to financial statements

Millburn Multi-Markets Fund L.P.
Statement of Changes in Partners' Capital (UNAUDITED)
For the three months ended March 31, 2010

		Limited Partners
	General
	Partner	Series A		Series B		Series C		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount	Units

PARTNERS' CAPITAL — December 31,2009	$10,159	$8,589,976	8,081.4364	$381,711	357.9807	$302,706	283.6015	$9,284,552	8,723.0186

Capital contributions	-	8,974,499	8,574.1123	881,700	834.8860	255,000	240.1472	10,111,199	9,649.1455
Capital withdrawals	-	(32,140)	(29.3034)	(10,648)	(9.6394)	-	-	(42,788)	(38.9428)
Net income after profit share	514	703,508	-	54,318	-	21,813	-	780,153	-
PARTNERS' CAPITAL — March 31, 2010	10,673	18,235,843	16,626.2453	1,307,081	1,183.2273	579,519	523.7487	20,133,116	18,333.2213

Net Asset Value per Unit at March 31, 2010			$1,096.81		$1,104.67		$1,106.48

See notes to financial statements

Millburn Multi-Markets Fund L.P.
Statement of Financial Highlights (UNAUDITED)
For the three months ended March 31, 2010

The following information presents per unit operating performance data for each series for the three months ended March 31, 2010.

Per Unit Performance
(For a Unit Outstanding Throughout the Period)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of period	$1,062.93	$1,066.29	$1,067.37

INCOME (LOSS) ALLOCATED FROM MASTER FUND:
Total trading and investing gains (1)	59.82	60.94	58.17
Net investment loss (1)	(12.37)	(7.72)	(7.02)

Net income before profit share allocation from Master Fund	47.45	53.22	51.15

Profit share allocation from Master Fund (1)	(13.57)	(14.84)	(12.04)

Net income from operations after profit share allocation from Master Fund	33.88	38.38	39.11

NET ASSET VALUE PER UNIT — End of period	$1,096.81	$1,104.67	$1,106.48

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM MASTER FUND	4.46%	4.99%	4.79%

PROFIT SHARE ALLOCATION FROM MASTER FUND	(1.27)	(1.39)	(1.13)

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM MASTER FUND	3.19%	3.60%	3.66%

Ratios to average net asset value:
Expenses (3)(5)(6)	4.95%	3.18%	2.94%
Profit share allocation from Master Fund (2)	1.27%	1.39%	1.13%

Total expenses	6.22%	4.57%	4.07%

Net investment loss (3)(4)(5)(6)	(4.64)%	(2.88)%	(2.62)%

(1)
The net investment loss per unit and profit share allocation from Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from Master Fund by the average number of units outstanding during the period. Total trading and investing gains is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Not annualized.
(3)	Annualized.
(4)	Excludes profit share allocation from Master Fund.
(5)
Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership and General Partner of the Master Fund. For the period ended March 31, 2010, the ratios are net of the 0.21% effect of the voluntary waivers of operating expenses (not annualized).

(6)	Includes the Partnership's proportionate share of income and expense allocated from the Master Fund.

See notes to financial statements.

MILLBURN MULTI-MARKETS FUND L.P. NOTES TO FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2010 (UNAUDITED)
1.	ORGANIZATION

Millburn Multi-Markets Fund L.P. (the “Partnership”) is a limited partnership organized September 8, 2008 under the Delaware Revised Uniform Limited Partnership Act. The Limited Partnership Agreement (the “Agreement”) was amended and restated as of November 1, 2009.

The Partnership is a “feeder-fund” and pools partners’ capital contributions for investment in Millburn Multi-Markets Trading L.P. (“Master Fund”). The Master Fund is a limited partnership organized during September 2004 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on October 20, 2004. The Master Fund engages in the trading and investing in futures and forward currency contracts. Millburn Ridgefield Corporation is the General Partner of the Partnership and the Master Fund and manages the business of the Partnership and the Master Fund. The financial statements of the Master Fund, including the condensed schedules of investments, are included elsewhere in this filing and should be read in conjunction with the Partnership’s financial statements.

The Partnership offers multiple series of Units, which differ in terms of fees charged at the Master Fund level. Initially, the Partnership offered Series A, Series B and Series C Units (collectively, the “Series”) but may offer additional series in the future.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Investment — The investment in the Master Fund is reported at fair value in the Partnership’s statements of financial condition. Fair value is the value determined by the Master Fund in accordance with the Master Fund’s valuation policies and reported at the time of the Partnership’s valuation by the General Partner of the Master Fund. Generally, the fair value of the Partnership’s investment in the Master Fund represents the amount that the Partnership could reasonably expect to receive from the Master Fund if the Partnership’s investment were redeemed at the time of valuation, based on information available at the time the valuation was made and that the Partnership believes to be reliable. The Partnership records its proportionate share of each item of income and expense from its investment in the Master Fund in the statement of operations. The accounting policies of the Master Fund, including valuation policies, are contained in the notes to the Master Fund’s financial statements, including elsewhere in this filing.

Income Taxes — Income taxes have not been provided, as partners are individually liable for the taxes, if any, on their share of the Partnership’s income and expenses.

The Income Taxes topic of the Financial Accounting Standards Board Accounting Standards Codification (“Codification”) (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”)), clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit based on the technical merits of the position. Based on a review of the Partnership’s open tax year, 2009, for the US Federal jurisdiction, the New York and Connecticut State jurisdictions, and the New York City jurisdiction, it did not have an impact on the Partnership. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

Cash — Cash is held in a non-interest-bearing account at JPMorgan Chase Bank, N.A.

Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

Fair Value of Financial Instruments — Disclosures under the Fair Value Measurements and Disclosures topic of the Codification relating to the Partnership’s underlying investments held within the Master Fund are included in the Master Fund’s financial statements.

3.	INVESTMENT IN MILLBURN MULTI-MARKETS TRADING L.P.

During the three months ending March 31, 2010, the Partnership invested substantially all of its assets in Millburn Multi-Markets Trading L.P. At March 31, 2010, the Partnership’s investment in the Master Fund represents 17.14% of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the three months ending March 31, 2010 consisted of its investment in the Master Fund, all amounts reflected in the statement of operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

The Partnership may make additional contributions to, or redemptions from, its investment in the Master Fund on a monthly basis, at a price equal to the net asset value per unit for the applicable Series, subject to approval of the General Partner of the Master Fund.

The General Partner of the Master Fund may have different management fee and profit share allocation agreements for the partners of the Partnership as disclosed in the Master Fund’s financial statements, included elsewhere in this filing.

4.	MANAGEMENT FEE, SELLING COMMISSION, PLATFORM FEES AND PROFIT SHARE

The Series of Units are each allocated management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of a limited partner’s interest, and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. The management fee and profit share are described in more detail in the Master Fund’s financial statements.

The terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to Selling Commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end net asset value of such Series investment; 2) Series B Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to a Platform Fee of 1/12 of 0.25% (0.25% per annum) based on the month end net asset value of such Series investment and are for those investors participating in asset-based or fixed fee registered investment adviser (“RIA”) platforms; and 3) Series C Units which, are subject to the management fees and profit share allocable to the General Partner, and are for those investors participating in asset-based or fixed fee RIA platforms not subject to the Platform Fee. For the three months ended March 31, 2010, Selling Commissions of $69,443 from the Series A Units and Platform Fees of $600 from the Series B Units were charged at the Master Fund level allocated to applicable Partnership investors only.

5.	OPERATING EXPENSES AND ADMINISTRATION FEE

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the three months ending March 31, 2010, the General Partner chose to directly bear a portion of the Partnership’s operating expenses, totaling $31,347.

The General Partner of the Master Fund is paid a monthly administration fee as disclosed in the Master Fund’s 2009 financial statements, included elsewhere in this filing.

The General Partner has advanced expenses incurred in the organization and initial offering of the Partnership. The Partnership will reimburse the General Partner in 60 equal installments, up to 0.05% per annum of the Partnership’s average month-end net asset value. These expenses are charged at the Master Fund level.

6.	DERIVATIVE INSTRUMENTS

The Partnership’s investment in the Master Fund is subject to the market and credit risk of financial instruments which include exchange-traded futures contracts and over-the-counter forward currency contracts. The Partnership bears the risk of loss only to the extent of the fair value of its investment in the Master Fund.

Millburn Ridgefield Corporation, as the General Partner of the Partnership and the Master Fund, has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The partners bear the risk of loss only to the extent of the fair value of their respective investments.

7.	INDEMNIFICATIONS

In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

8.	ADMINISTRATOR AGREEMENT

The Partnership and the Master Fund (collectively, the “Funds”) have engaged CACEIS (USA) Inc. (the “Administrator”) to provide certain administrative services for the Funds, including, but not limited to, maintaining the books and records of the Funds and valuation of the Funds’ net asset value.

9.	FINANCIAL HIGHLIGHTS

The ratios are calculated for each Series and, with the exception of the profit share allocation, have been annualized. The computation of such ratios based on the amount of expenses and profit share allocation assessed to an individual partner’s capital account may vary from these ratios based on the timing of capital transactions.

Returns are calculated for each Series and have not been annualized. An individual partner’s returns may vary from these returns based on the timing of capital transactions.

10.	SUBSEQUENT EVENTS

During the year ended December 31, 2010, the number of partners in the U.S. Feeder exceeded 499. As a result, pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934, the U.S. Feeder is required to register with the Securities and Exchange Commission (the “SEC”) and will be subject to periodic reporting requirements. Further, as the Partnership acts as the master fund for the U.S. Feeder, financial statements of the Partnership will be included in quarterly and annual reports of the U.S. Feeder. The due date for the initial report, Form 10, is April 30, 2011. However, the U.S. Feeder is expected to file the report with the SEC on or about June 30, 2010.

******

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Millburn Multi-Markets Fund L.P.:

We have audited the accompanying statement of financial condition of Millburn Multi-Markets Fund L.P. (the “Partnership”) as of December 31, 2009, and the related statements of operations, changes in partners’ capital and financial highlights for the period from August 1, 2009 (commencement of operations) to December 31, 2009. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Fund L.P. as of December 31, 2009, and the results of its operations, changes in partners’ capital and financial highlights for the period from August 1, 2009 (commencement of operations) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
New York, New York
June 29, 2010

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2009

ASSETS

INVESTMENT IN MILLBURN MULTI-MARKETS TRADING L.P.	$9,284,552

CASH	2,286,958

TOTAL	$11,571,510

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Capital contributions received in advance	$2,286,118
Other liabilities	840

Total liabilities	2,286,958

PARTNERS’ CAPITAL:
General Partner	10,159

Limited partners:
Series A (8,081.4364 units outstanding)	8,589,976
Series B (357.9807 units outstanding)	381,711
Series C (283.6015 units outstanding)	302,706

Total limited partners	9,274,393

Total partners’ capital	9,284,552

TOTAL	$11,571,510

See notes to financial statements.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 1, 2009 (COMMENCEMENT OF OPERATIONS)
TO DECEMBER 31, 2009

REALIZED AND UNREALIZED GAINS (LOSSES) ALLOCATED FROM MILLBURN MULTI-MARKETS TRADING L.P. (“MASTER FUND”):
Net realized gains (losses) on closed positions — futures and forward currency contracts and foreign exchange translation	$634,051
Net change in unrealized:
Futures and forward currency contracts	(307,956)
Foreign exchange translation	(1,364)
Net change in unrealized from U.S. Treasury notes	(3,894)

Net realized and unrealized gains allocated from Master Fund	320,837

NET INVESTMENT LOSS ALLOCATED FROM MASTER FUND:
Income — interest income	8,163

Expenses:
Management fees	40,605
Brokerage commissions	6,536
Selling commissions and platform fees	38,527
Administrative and operating expenses	60,125
Organizational costs	1,015
Custody fee	181

Total expenses	146,989

Operating expenses borne by General Partner	(49,520)

Net expenses	97,469

Net investment loss allocated from Master Fund	(89,306)

NET INCOME	231,531

LESS PROFIT SHARE ALLOCATION FROM MASTER FUND	46,274

NET INCOME AFTER PROFIT SHARE	$185,257

See notes to financial statements.

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
FROM PERIOD AUGUST 1, 2009 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2009

		Limited Partners
	General
	Partner	Series A		Series B		Series C		Total
	Amount	Amount	Units	Amount	Units	Amount	Units	Amount	Units

PARTNERS’ CAPITAL — August 1, 2009	$-	$-	-	$-	-	$-	-	$-	-

Capital contributions	10,000	8,412,250	8,081.4364	381,045	357.9807	296,000	283.6015	9,099,295	8,723.0186
Net income	159	177,726	-	666	-	6,706	-	185,257	-

PARTNERS’ CAPITAL — December 31, 2009	$10,159	$8,589,976	8,081.4364	$381,711	357.9807	$302,706	283.6015	$9,284,552	8,723.0186

NET ASSET VALUE PER UNIT — December 31, 2009		$1,062.93		$1,066.29		$1,067.37

See notes to financial statements

MILLBURN MULTI-MARKETS FUND L.P.

STATEMENT OF FINANCIAL HIGHLIGHTS
FOR THE PERIOD FROM AUGUST 1, 2009 (COMMENCEMENT OF OPERATIONS)
TO DECEMBER 31, 2009

The following information presents per unit operating performance data for each series for the period from August 1, 2009 (commencement of operations) to December 31, 2009. This information has been derived from information presented in the financial statements.

Per Unit Performance
(For a Unit Outstanding Throughout the Period)	Series A	Series B	Series C

NET ASSET VALUE PER UNIT — Beginning of period	$1,000.00	$1,000.00	$1,000.00

INCOME (LOSS) ALLOCATED FROM MASTER FUND:
Total trading and investing gains (1)	84.37	80.49	90.31
Net investment loss (1)	(11.11)	(11.01)	(11.23)

Net income before profit share allocation from Master Fund	73.26	69.48	79.08

Profit share allocation from Master Fund (1)	(10.33)	(3.19)	(11.71)

Net income from operations after profit share allocation from Master Fund	62.93	66.29	67.37

NET ASSET VALUE PER UNIT — End of period	$1,062.93	$1,066.29	$1,067.37

TOTAL RETURN BEFORE PROFIT SHARE ALLOCATION FROM MASTER FUND	7.33%	6.95%	7.91%

PROFIT SHARE ALLOCATION FROM MASTER FUND	(1.04)	(0.32)	(1.17)

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION FROM MASTER FUND	6.29%	6.63%	6.74%

Ratios to average net asset value:
Expenses (3) (5) (6)	4.94%	3.11%	2.88%
Profit share allocation from Master Fund (2)	0.97%	0.30%	1.09%

Total expenses	5.91%	3.41%	3.97%

Net investment loss (3) (4) (5) (6)	(4.53)%	(2.74)%	(2.52)%

(1)
The net investment loss per unit and profit share allocation from Master Fund per unit is calculated by dividing the net investment loss and profit share allocation from Master Fund by the average number of units outstanding during the period. Total trading and investing gains is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Not annualized.
(3)	Annualized.
(4)	Excludes profit share allocation from Master Fund.
(5)
Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership and General Partner of the Master Fund. For the period ended December 31, 2009, the ratios are net of the 0.88% effect of the voluntary waivers of operating expenses (not annualized).

(6)	Includes the Partnership’s proportionate share of income and expense allocated from the Master Fund.

See notes to financial statements.

MILLBURN MULTI-MARKETS FUND L.P. NOTES TO FINANCIAL STATEMENTS FOR THE PERIOD FROM AUGUST 1, 2009 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2009

1.	ORGANIZATION

Millburn Multi-Markets Fund L.P. (the “Partnership”) is a limited partnership organized September 8, 2008 under the Delaware Revised Uniform Limited Partnership Act. The Limited Partnership Agreement (the “Agreement”) was amended and restated as of November 1, 2009.

The Partnership is a “feeder-fund” and pools partners’ capital contributions for investment in Millburn Multi-Markets Trading L.P. (“Master Fund”). The Master Fund is a limited partnership organized during September 2004 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on October 20, 2004. The Master Fund engages in the trading and investing in futures and forward currency contracts. Millburn Ridgefield Corporation is the General Partner of the Partnership and the Master Fund and manages the business of the Partnership and the Master Fund. The financial statements of the Master Fund, including the condensed schedules of investments, are included in Section II of this Annual Report and should be read in conjunction with the Partnership’s financial statements.

The Partnership offers multiple series of Units, which differ in terms of fees charged at the Master Fund level. Initially, the Partnership offered Series A, Series B and Series C Units (collectively, the “Series”) but may offer additional series in the future.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

On June 30, 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (“Codification”). The Codification is effective for interim and annual periods ending after September 15, 2009 and is the source, along with guidance issued by the Securities and Exchange Commission, of authoritative U.S. accounting and reporting standards for nongovernmental entities. The Codification is a major restructuring of accounting and reporting standards designed to simplify user access to all authoritative U.S. generally accepted accounting principles by providing the authoritative literature in a topically organized structure. All other accounting literature not included in the Codification will be considered non authoritative. The Codification does not change current U.S. GAAP literature in the Partnership’s financial statements and the notes thereto have been updated to reflect new Codification references.

Investment — The investment in the Master Fund is reported at fair value in the Partnership’s statement of financial condition. Fair value is the value determined by the Master Fund in accordance with the Master Fund’s valuation policies and reported at the time of the Partnership’s valuation by the General Partner of the Master Fund. Generally, the fair value of the Partnership’s investment in the Master Fund represents the amount that the Partnership could reasonably expect to receive from the Master Fund if the Partnership’s investment were redeemed at the time of valuation, based on information available at the time the valuation was made and that the Partnership believes to be reliable. The Partnership records its proportionate share of each item of income and expense from its investment in the Master Fund in the statement of operations. The accounting policies of the Master Fund, including valuation policies, are contained in the notes to the Master Fund’s financial statements, included in Section II of this Annual Report.

Income Taxes — Income taxes have not been provided, as partners are individually liable for the taxes, if any, on their share of the Partnership’s income and expenses.

The Income Taxes topic of the Codification (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”)), clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit based on the technical merits of the position. Based on a review of the Partnership’s open tax year, 2009, for the US Federal jurisdiction, the New York and Connecticut State jurisdictions, and the New York City jurisdiction, it did not have an impact on the Partnership. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes.

Cash — Cash is held in a non-interest-bearing account at JPMorgan Chase Bank, N.A.

Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

Fair Value of Financial Instruments — Disclosures under the Fair Value Measurements and Disclosures topic of the Codification relating to the Partnership’s underlying investments held within the Master Fund are included in the attached Master Fund’s financial statements.

3.	INVESTMENT IN MILLBURN MULTI-MARKETS TRADING L.P.

During the period from August 1, 2009 (commencement of operations) to December 31, 2009, the Partnership invested all of its assets in Millburn Multi-Markets Trading L.P. At December 31, 2009, the Partnership’s investment in the Master Fund represents 14.35% of total partners’ capital of the Master Fund.

As the Partnership’s sole investing activity during the period from August 1, 2009 (commencement of operations) to December 31, 2009, consisted of its investment in the Master Fund, all amounts reflected in the statement of operations represent the Partnership’s allocated amount of each item of income and expense from the Master Fund.

The Partnership may make additional contributions to, or redemptions from, its investment in the Master Fund on a monthly basis, at a price equal to the net asset value per unit for the applicable Series, subject to approval of the General Partner of the Master Fund.

The General Partner of the Master Fund may have different management fee and profit share allocation agreements for the partners of the Partnership as disclosed in the Master Fund’s financial statements included in Section II of this Annual Report.

4.	MANAGEMENT FEE, SELLING COMMISSION, PLATFORM FEES AND PROFIT SHARE

The Series of Units are each allocated management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of a limited partner’s interest, and a 20% profit share. Such management fees and profit share are allocated to the limited partners of the Partnership but charged at the Master Fund level. The management fee and profit share are described in more detail in the Master Fund’s financial statements included in Section II of this Annual Report.

The terms of the Series issued by the Partnership are: 1) Series A Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to Selling Commissions payable to Selling Agents equal to 1/12 of 2% (2% per annum) based on the month-end net asset value of such Series investment; 2) Series B Units which, in addition to the management fees and profit share allocable to the General Partner, are subject to a Platform Fee of 1/12 of 0.25% (0.25% per annum) based on the month end net asset value of such Series investment and are for those investors participating in asset-based or fixed fee registered investment adviser (“RIA”) platforms; and 3) Series C Units which, are subject to the management fees and profit share allocable to the General Partner, and are for those investors participating in asset-based or fixed fee RIA platforms not subject to the Platform Fee. For the year ended December 31, 2009, Selling Commissions of $38,388 from the Series A Units and Platform Fees of $139 from the Series B Units were charged at the Master Fund level allocated to applicable Partnership investors only.

5.	OPERATING EXPENSES AND ADMINISTRATION FEE

Operating expenses of the Partnership include, but are not limited to, legal fees, accounting fees and filing fees. Total operating expenses of the Partnership (including its pro-rata share of Master Fund expenses) are not expected to exceed 1/2 of 1% per annum of the Partnership’s average month-end net asset value. For the period from August 1, 2009 (commencement of operations) to December 31, 2009, the General Partner chose to directly bear a portion of the Partnership’s operating expenses, totaling $42,435. In addition, the General Partner waived a portion of the operating expenses at the Master Fund level of which the Partnership’s proportionate share was $7,085.

The General Partner of the Master Fund is paid a monthly administration fee as disclosed in the Master Fund’s financial statements included in Section II of this Annual Report.

The General Partner has advanced expenses incurred in the organization and initial offering of the Partnership. The Partnership will reimburse the General Partner in 60 equal installments, up to 0.05% per annum of the Partnership’s average month-end net asset value. These expenses are charged at the Master Fund level.

6.	DERIVATIVE INSTRUMENTS

The Partnership’s investment in the Master Fund is subject to the market and credit risk of financial instruments which include exchange-traded futures contracts and over-the-counter forward currency contracts. The Partnership bears the risk of loss only to the extent of the fair value of its investment in the Master Fund.

Millburn Ridgefield Corporation, as the General Partner of the Partnership and the Master Fund, has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The partners bear the risk of loss only to the extent of the fair value of their respective investments.

7.	INDEMNIFICATIONS

In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

8.	ADMINISTRATOR AGREEMENT

The Partnership and the Master Fund (collectively, the “Funds”) have engaged CACEIS (USA) Inc. (the “Administrator”) to provide certain administrative services for the Funds, including, but not limited to, maintaining the books and records of the Funds and valuation of the Funds’ net asset value. The administration agreement among the Funds and the Administrator became effective November 1, 2009.

9.	FINANCIAL HIGHLIGHTS

The ratios are calculated for each Series and, with the exception of the profit share allocation, have been annualized. The computation of such ratios based on the amount of expenses and profit share allocation assessed to an individual partner’s capital account may vary from these ratios based on the timing of capital transactions.

Returns are calculated for each Series and have not been annualized. An individual partner’s returns may vary from these returns based on the timing of capital transactions.

10.	SUBSEQUENT EVENTS

The Subsequent Events topic of the Codification (formerly FAS 165, “Subsequent Events”) establishes principles and requirements for disclosure about events that occur after the balance sheet date but before financial statements are issued or available to be issued. The Partnership adopted these measures on August 1, 2009 (commencement of operations). Based on a review of any events occurring after the balance sheet date that may effect estimates made in the financial statements, the General Partner has determined that the guidance did not have an impact on the Partnership. The Partnership has updated its subsequent events disclosure through the issuance date of the financial statements.

For the year ended December 31, 2010, the number of partners in the Partnership exceeded 499. As a result, pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934, the Partnership is required to register with the Securities and Exchange Commission (the “SEC”) and will be subject to periodic reporting requirements. The due date for the initial report, Form 10, is April 30, 2011. However, the Partnership is expected to file the report with the SEC on or about June 30, 2010.

******

Millburn Multi-Markets Trading L.P.
Statements of Financial Condition (UNAUDITED)

	March 31	December 31
	2010	2009
Assets
EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes-at fair value (amortized cost $22,000,865 and $13,328,155)	$22,016,347	$13,337,020
Net unrealized appreciation on open futures and forward currency contracts	4,605,019	873,845
Due from brokers	601,197	282,393
Cash denominated in foreign currencies (cost $525,323 and $753,432)	587,313	789,097
Total equity in trading accounts	27,809,876	15,282,355

INVESTMENTS IN U.S TREASURY NOTES-at fair value (amortized cost $83,713,017 and $47,085,777)	83,725,458	47,110,542
CASH AND CASH EQUIVALENTS	5,323,539	3,234,663
ACCRUED INTEREST RECEIVABLE	1,079,669	550,772
TOTAL	$117,938,542	$66,178,332

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$47,927	$963,342
Cash denominated in foreign currencies (cost -$138,018 and -$10,918)	145,890	10,747
Capital withdrawal payable	42,364	157,898
Management fee payable	117,918	48,951
Selling commissions payable	31,120	14,519
Accrued expenses	89,918	19,522
Due to brokers	-	236,795
Commissions and other trading fees on open contracts	21,566	14,296
Due to General Partner	424	-
Total liabilities	497,127	1,466,070

PARTNERS' CAPITAL	117,441,415	64,712,262

TOTAL	$117,938,542	$66,178,332

See notes to financial statements.

Millburn Multi-Markets Trading L.P.
Condensed Schedule of Investments
March 31, 2010 (UNAUDITED)

	Net
	Unrealized
	Appreciation/
	(Depreciation)
	as a % of	Net Unrealized
	Partners'	Appreciation/
FUTURES AND FORWARD CURRENCY CONTRACTS	Capital	(Depreciation)

LONG FUTURES CONTRACTS:
Energies	0.52%	$605,490
Grains	(0.59)	(690,475)
Interest rates:
2 Year U.S. Treasury Note (311 contracts, expiration date 06/30/2010)	(0.01)	(8,953)
5 Year U.S. Treasury Note (146 contracts, expiration date 06/30/2010)	(0.04)	(49,281)
10 Year U.S. Treasury Note (107 contracts, expiration date 06/30/2010)	(0.04)	(42,844)
Other interest rates	0.26	302,761
Total interest rates	0.17	201,683

Livestock	0.07	80,310
Metals	1.02	1,195,698
Softs	(0.09)	(100,072)
Stock indices	0.70	820,237
Total long futures contracts	1.80	2,112,871

SHORT FUTURES CONTRACTS:
Energies	0.06	68,787
Grains	1.03	1,214,028
Interest rates	0.02	33,750
Livestock	(0.03)	(40,670)
Metals	(0.45)	(528,990)
Softs	0.35	410,713
Total short futures contracts	0.98	1,157,618
TOTAL INVESTMENTS IN FUTURES CONTRACTS - Net	2.78	3,270,489

FORWARD CURRENCY CONTRACTS:
Total long forward currency contracts	0.98	1,146,027
Total short forward currency contracts	0.12	140,576
TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS - Net	1.10	1,286,603
TOTAL	3.88%	$4,557,092

(Continued)

Millburn Multi-Markets Trading L.P.
Condensed Schedule of Investments (continued)
March 31, 2010 (UNAUDITED)

U.S. TREASURY NOTES
		Value as
		a % of
		Partners'
Face Amount	Description	Capital	Value

$29,530,000	U.S. Treasury notes, 2.625%, 05/31/2010	25.25%	$29,649,966
29,530,000	U.S. Treasury notes, 3.875%, 07/15/2010	25.42	29,852,984
29,530,000	U.S. Treasury notes, 4.250%, 10/15/2010	25.69	30,171,355
16,000,000	U.S. Treasury notes, 0.875%, 03/31/2011	13.68	16,067,500
	Total investments in U.S. Treasury notes (amortized cost $105,713,882)	90.04%	$105,741,805

See notes to financial statements.	(Concluded)

Millburn Multi-Markets Trading L.P.
Condensed Schedule of Investments
December 31, 2009 (UNAUDITED)

	Net Unrealized
	Appreciation/
	(Depreciation) as a	Net Unrealized
	% of Partners'	Appreciation/
FUTURES AND FORWARD CURRENCY CONTRACTS	Capital	(Depreciation)

LONG FUTURES CONTRACTS:
Energies	1.58%	$1,021,376
Grains	0.25	164,455
Interest rates:
2 Year U.S. Treasury Note (113 contracts, expiration date 03/31/2010)	(0.19)	(124,672)
5 Year U.S. Treasury Note (50 contracts, expiration date 03/31/2010)	(0.17)	(107,851)
10 Year U.S. Treasury Note (28 contracts, expiration date 03/31/2010)	(0.07)	(43,703)
Other interest rates	(0.77)	(498,662)
Total interest rates	(1.20)	(774,888)

Livestock	0.05	32,630
Metals	0.39	249,673
Softs	0.60	385,439
Stock indices	1.19	772,225
Total long futures contracts	2.86	1,850,910

SHORT FUTURES CONTRACTS:
Energies	(1.32)	(852,085)
Grains	(0.18)	(115,673)
Interest rates	0.01	2,895
Livestock	(0.06)	(41,890)
Metals	(0.14)	(88,094)
Softs	(0.03)	(16,462)
Stock indices	(0.00)	(1,870)
Total short futures contracts	(1.72)	(1,113,179)
TOTAL INVESTMENTS IN FUTURES CONTRACTS - Net	1.14	737,731

FORWARD CURRENCY CONTRACTS:
Total long forward currency contracts	(1.49)	(966,560)
Total short forward currency contracts	0.21	139,332
TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS - Net	(1.28)	(827,228)
TOTAL	(0.14)%	$(89,497)

(Continued)

Millburn Multi-Markets Trading L.P.
Condensed Schedule of Investments (continued)
December 31, 2009 (UNAUDITED)

U.S. TREASURY NOTES

		Value as a %
		of
		Partners'
Face Amount	Description	Capital	Value

	Investments in U.S. Treasury notes
$8,500,000	U.S. Treasury notes, 1.750%, 03/31/2010	13.19%	$8,534,530
16,300,000	U.S. Treasury notes, 2.625%, 05/31/2010	25.44	16,463,000
18,200,000	U.S. Treasury notes, 3.875%, 07/15/2010	28.67	18,555,469
16,400,000	U.S. Treasury notes, 4.250%, 10/15/2010	26.11	16,894,563
	Total investments in U.S. Treasury notes (amortized cost $60,413,932)	93.41%	$60,447,562

See notes to financial statements.	(Concluded)

Millburn Multi-Markets Trading L.P.
Statements of Operations (UNAUDITED)

	For the three months ended
	March 31	March 31
	2010	2009

INVESTMENT INCOME - Interest income	$77,710	$148,167

EXPENSES:
Management fees	273,164	35,365
Brokerage commissions	84,388	30,539
Selling commissions and platform fees	70,044	-
Administrative and operating expenses	108,389	76,256
Custody fees	2,944	2,145
Total expenses	538,929	144,305

Operating expenses borne by General Partner or Investment Adviser	(37,749)	(76,256)

Net expenses	501,180	68,049

NET INVESTMENT INCOME (LOSS)	(423,470)	80,118

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains on closed positions:
Futures and forward currency contracts	2,344,948	1,058,845
Net change in unrealized:
Futures and forward currency contracts	4,646,589	(1,694,438)
Foreign exchange translation	18,282	(25,599)
Net losses from U.S. Treasury notes
Net change in unrealized	(5,707)	(129,808)
Total net realized and unrealized gains (losses)	7,004,112	(791,000)

NET INCOME (LOSS)	6,580,642	(710,882)
LESS PROFIT SHARE TO GENERAL PARTNER	910,287	-
NET INCOME (LOSS) AFTER PROFIT SHARE TO GENERAL PARTNER	$5,670,355	$(710,882)

See notes to financial statements.

Millburn Multi-Markets Trading L.P.
Statements of Changes in Partners' Capital (UNAUDITED)

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS' CAPITAL- January 1, 2010	$64,665,135	$-	$47,127	$64,712,262
Contributions	46,191,299	-	-	46,191,299
Withdrawals	(42,788)	-	-	(42,788)
Net income	6,578,140	-	2,502	6,580,642
General Partner's allocation:
New Profit-Accrued	(910,287)	910,287	-	-
PARTNERS' CAPITAL- March 31, 2010	$116,481,499	$910,287	$49,629	$117,441,415

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS' CAPITAL- January 1, 2009	$40,946,449	$-	$50,423	$40,996,872
Contributions	1,836,421	-	-	1,836,421
Withdrawals	(15,800)	-	-	(15,800)
Net loss	(710,108)	-	(774)	(710,882)
PARTNERS' CAPITAL- March 31, 2009	$42,056,962	$-	$49,649	$42,106,611

See notes to financial statements

Millburn Multi-Markets Trading L.P.
Statements of Financial Highlights (UNAUDITED)

	Limited	Tracking
For the three month ended March 31, 2010	Partners	Partner

Ratios to average capital:
Net investment loss	(1.84)%	(2.41)%

Total expenses	2.16%	2.72%
Profit share allocation	0.82%	0.55%
Total expenses and profit share allocation	2.98%	3.27%

Total return before profit share allocation	4.92%	4.78%
Profit share allocation	0.82%	0.55%
Total return after profit share allocation	4.10%	4.23%

	Limited	Tracking
For the three month ended March 31, 2009	Partners	Partner

Ratios to average capital:
Net investment loss	0.75%	(0.92)%

Total expenses	0.64%	2.32%
Profit share allocation	-%	-%
Total expenses and profit share allocation	0.64%	2.32%

Total return before profit share allocation	(1.62)%	(2.03)%
Profit share allocation	-%	-%
Total return after profit share allocation	(1.62)%	(2.03)%

See notes to financial statements

MILLBURN MULTI-MARKETS TRADING L.P.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

1.	ORGANIZATION

Millburn Multi-Markets Trading L.P. (the “Partnership”) is a limited partnership organized during September 2004 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on October 20, 2004. The Partnership engages in the speculative trading of futures and forward currency contracts and also acts as a master fund for Millburn Multi-Markets Ltd., a Cayman Islands exempted company (the “Cayman Feeder”), and Millburn Multi-Markets Fund L.P., a Delaware limited partnership (the “U.S. Feeder”). The U.S. Feeder and Cayman Feeder invest all or substantially all of their assets in the Partnership. The Cayman Feeder and U.S. Feeder commenced operations July 1, 2008 and August 1, 2009, respectively. All Feeder fees and expenses will be charged at the master level. The Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of commodity exchanges and Futures Commission Merchants (brokers) through which the Partnership trades.

The Limited Partnership Agreement (the “Agreement”) provides that subject to certain limitations, the General Partner shall conduct and manage the business of the Partnership. The General Partner has the right to make all investment decisions regarding the Partnership, authorize the payments of distributions to partners, enter into customer agreements with brokers and take such other actions as it deems necessary or desirable to manage the business of the Partnership.

The limited partners, special limited partners, New Profit Memo Account (see Note 3) and the General Partner share in the profits and losses of the Partnership which are determined before management fees (Note 2) and profit share allocations on the basis of their proportionate interests of Partnership capital (Note 4). The General Partner and special limited partners are charged lower management fees than limited partners in accordance with the Agreement. No limited partner or special limited partner shall be liable for Partnership obligations in excess of their capital contribution plus profits allocated to their capital accounts, if any.

Subject to certain conditions, a partner has the right to redeem all or a portion of its partnership capital as of any month-end upon fifteen days’ prior written notice to the General Partner. In its sole discretion, the General Partner may permit redemptions on shorter notice or as of a date other than month-end. Redemptions will be made as of the last day of the month for an amount equal to the net asset value of the portion of a partner’s capital being redeemed; a redeeming partner shall receive such redeemed capital less the redemption fee, if any.

The General Partner, subject to Commodity Futures Trading Commission requirements, may (at its discretion) sell additional Limited Partnership Interests to persons desiring to become limited partners.

The Partnership will dissolve in the event of certain conditions set forth in the Agreement.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Investments — The Partnership records its transactions in futures and forward currency contracts and U.S. Treasury notes, including related income and expenses, on a trade-date basis.

Open futures contracts are valued at quoted market values and open forward currency contracts are valued at fair value which is based on pricing models that consider the time value of money and the current market and contractual prices of the underlying financial instruments. Realized gains (losses) and changes in unrealized appreciation (depreciation) on futures and forward currency contracts are recognized in the periods in which the contracts are closed or the changes in the value of open contracts occur and are included in net realized and unrealized gains (losses) in the statements of operations.

Investments in U.S. Treasury notes are valued at fair value based on the midpoint of bid/ask quotations reported daily at 3pm EST by Bloomberg. The Partnership amortizes premiums and accretes discounts on U.S. Treasury notes. Such securities are normally on deposit with financial institutions as collateral for performance of the Partnership’s trading obligations with respect to derivative contracts or held for safekeeping in a custody account at HSBC Bank USA, N.A.

Cash and Cash Equivalents — Cash and cash equivalents includes cash and an investment in a U.S. government securities and related instruments money market fund.  The money market fund accounts for 4.4% and 4.8% of partners’ capital at March 31, 2010 and December 31, 2009, respectively.

Foreign Currency Translation — Assets and liabilities denominated in foreign currencies are translated to U.S. Dollars at prevailing exchange rates of such currencies. Purchases and sales of investments are translated to U.S. Dollars at the exchange rate prevailing when such transactions occurred.

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of limited partnership interests. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. The Partnership bears all trade-related commission and clearing charges due to third-party brokers.

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum or platform fees of 0.25% per annum. These selling commissions and platform fees are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors.

Administrative and Operating Expenses — The General Partner of the Partnership is paid a monthly administration fee for certain accounting, tax, legal and operational services it provides to the Partnership (the “Administration Fee”) calculated at a rate based on month-end partners’ capital prior to reduction for capital withdrawals, management fees and the Administrative Fee then being calculated. The rate for such services was up to 0.20% per annum prior to the Partnership engaging a third-party administrator and beginning on November 1, 2009, was reduced to 0.05% upon the engagement of the third-party administrator (see Note 3).

The Partnership bears expenses including, but not limited to, periodic legal, accounting and filing fees up to an amount equal to 1/4 of 1% per annum of average net assets of the Partnership (the “Expense Cap”). Amounts subject to the Expense Cap include expenses incurred at the Partnership level and Cayman Feeder level and the Administration Fee due to the General Partner. The General Partner of the Partnership and the Investment Adviser of the Cayman Feeder bear any excess over such amounts. The Partnership and the Cayman Feeder will pay any extraordinary expenses.

The U.S. Feeder bears its own expenses, including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the three months ended March 31, 2010, the General Partner of the U.S. Feeder chose to directly bear operating expenses in excess of 1/4 of 1% of average net assets of the U.S. Feeder’s average month-end partners’ capital.

Administrative and operating expenses related to the Partnership are charged pro-rata to all investors. Operating expenses related to the U.S. Feeder and Cayman Feeder are charged at the Partnership level and allocated only to those respective investors.

For the three months ended March 31, 2010, operating expenses and administration fee were as follows:

Fund	Operating Expenses	Administration Fee	Total
Partnership	$44,165	$12,068	$56,233
U.S. Feeder	41,388	0	41,388
Cayman Feeder	10,768	0	10,768

Total	$96,321	$12,068	$108,389

Borne by General Partner
or Investment Adviser *	$(37,749)	$0	$(37,749)

* by General Partner (in the case of the Partnership and U.S. Feeder) or Investment Adviser (Cayman Feeder)

For the three months ended March 31, 2009, the General Partner (in the case of the Partnership) and Investment Adviser (Cayman Feeder) chose to bear all operating expenses in the amount of $76,256.

Income Taxes — The Income Taxes topic of the Codification (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”)), clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit based on the technical merits of the position. Based on a review of the Partnership’s open tax years, 2006 to 2009, for the U.S. Federal jurisdiction, the New York and Delaware State jurisdictions and the New York City jurisdiction, there is no impact on the Partnership with regard to uncertainty in tax positions. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes and therefore the partners are responsible for the payment of taxes.

Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

Right of Offset — The customer agreements between the Partnership and its brokers give the Partnership the legal right to net unrealized gains and losses with each broker. Unrealized gains and losses related to offsetting transactions with these brokers are reflected on a net basis in the equity in trading accounts in the statements of financial condition.

Fair Value of Financial Instruments — The fair value of the Partnership’s assets and liabilities, which qualify as financial instruments under the Fair Value Measurements and Disclosures topic of the Codification, approximates the carrying amounts presented in the statements of financial condition. The topic defines fair value, establishes a framework for measurement of fair value and expands disclosures about fair value measurements. The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

In determining fair value, the Partnership separates its investments into two categories: cash instruments and derivative contracts.

Cash Instruments — The Partnership’s cash instruments are generally classified within level 1 of the fair value hierarchy because they are typically valued using quoted market prices. The types of instruments valued based on quoted market prices in active markets include U.S. government obligations and a short-term U.S. government and related securities money market fund. The General Partner of the Partnership does not adjust the quoted price for such instruments even in situations where the Partnership holds a large position and a sale could reasonably impact the quoted price.

Derivative Contracts — Derivative contracts can be exchange-traded or over-the-counter (OTC). Exchange-traded futures contracts are valued based on quoted closing settlement prices and typically fall within level 1 of the fair value hierarchy.

OTC derivatives or forward currency contracts are valued based on pricing models that consider the current market prices (“Spot Prices”) plus the time value of money (“Forward Points”) and contractual prices of the underlying financial instruments. The Forward Points from the quotation service providers are generally in periods of one month, two months, three months and six months forward while the contractual forward delivery dates for the foreign forward currency contracts traded by the Partnership may be in between these periods. The General Partner’s policy is to calculate the Forward Points for each contract being valued by determining the number of days from the date the forward currency contract is being valued to its maturity date and then using straight-line interpolation to calculate the valuation of Forward Points for the applicable forward currency contract. Model inputs can generally be verified and model selection does not involve significant management judgment. Such instruments are typically classified within level 2 of the fair value hierarchy.

In January 2010, the FASB issued ASU 2010-6, Fair Value Measurements and Disclosures: Improving Disclosures about Fair Value Measurements, to amend the disclosure requirements related to recurring and nonrecurring fair value measurements.  The guidance requires new disclosures regarding transfers of assets and liabilities between Level 1 and Level 2 of the fair value measurement hierarchy, including the reasons and the timing of the transfers.  Additionally, the guidance requires a rollforward of activities, separately reporting purchases, sales, issuance, and settlements, for assets and liabilities measured using significant unobservable inputs (Level 3).  The guidance is effective for annual reporting periods that begin after December 15, 2009 and for interim periods within those annual reporting periods, except for the changes to the disclosure of rollforward activities for any Level 3 fair value measurements, which are effective for annual reporting periods that begin after December 15, 2010, and for interim periods within those annual reporting periods. During the three months ended March 31, 2010, there were no transfers of assets or liabilities between Level 1 and Level 2.

The following table sets forth by level within the fair value hierarchy:

	Financial Assets at Fair Value
	as of March 31, 2010
	Level 1	Level 2	Total

U.S. Treasury Notes	$105,741,805	$-	$105,741,805
Short-Term Money Market Fund	5,198,539	-	5,198,539
Exchange-Traded Futures Contracts	3,270,489	-	3,270,489
Over-the-Counter Forward Currency Contracts	-	1,286,603	1,286,603

Total financial assets at fair value	$114,210,833	$1,286,603	$115,497,436

	Financial Assets at Fair Value
	as of December 31, 2009
	Level 1	Level 2	Total

U.S. Treasury Notes	$60,447,562	$-	$60,447,562
Short-Term Money Market Fund	3,109,663	-	3,109,663
Exchange-Traded Futures Contracts	737,731	-	737,731
Over-the-Counter Forward Currency Contracts	-	(827,228)	(827,228)

Total financial assets at fair value	$64,294,956	$(827,228)	$63,467,728

3.	ADMINISTRATOR AGREEMENT

The Partnership, Cayman Feeder and U.S. Feeder (collectively, the “Funds”) have engaged CACEIS (USA) Inc. (the “Administrator”) to provide certain administrative services for the Funds, including, but not limited to, maintaining the books and records of the Funds and valuation of the Funds’ net asset value. The administration agreement among the Funds and the Administrator became effective November 1, 2009.

4.	PROFIT SHARE ALLOCATION

The Agreement provides that the General Partner’s profit share equal to 20% of Trading Profits at the end of each year is charged to the limited partners’ capital accounts. New Trading Profits include realized and unrealized trading profits (losses), interest income, brokerage fees, trading-related expenses and administrative expenses. For limited partners’ withdrawals during the year, the profit share calculation shall be computed as though the withdrawal date was at year-end. Profit share attributable to interests redeemed during a year is tentatively credited to an account maintained for bookkeeping purposes called New Profit Memo Account. Because limited partners may purchase their partnership interests at different times, they may recognize different amounts of Trading Profits. Each limited partner pays a profit share only on Trading Profits applicable to its partnership interest. Profit share will be determined based on the Trading Profits of each limited partners’ investment in the Partnership as a whole rather than on the Trading Profits of each capital contribution made by a limited partner.

Any profit share charged is added to the General Partner’s capital account to the extent net taxable capital gains are allocated to the General Partner, and the remainder, if any, of such profit share is added to the New Profit Memo Account. The General Partner may not make any withdrawal from the balance in the New Profit Memo Account. If, at the end of a subsequent year, net taxable gains are allocated to the General Partner in excess of such year’s profit share, a corresponding amount is transferred from the New Profit Memo Account to the General Partner’s capital account.

5.	DUE FROM/TO BROKERS

At March 31, 2010 and December 31, 2009, due from and due to brokers balances in the statements of financial condition include net cash receivable from each broker and net cash payable to each broker, respectively.

6.	TRADING ACTIVITIES

The Partnership conducts its futures trading with various futures commission merchants (“FCMs”) on futures exchanges and its forward currency trading with various banks or dealers (“Dealers”) in the interbank markets. Substantially all assets included in the Partnership's equity in trading accounts and certain liability accounts, as discussed below, were held as collateral by such FCMs in either U.S. regulated segregated accounts (for futures contracts traded on U.S. exchanges) or non-U.S. secured accounts (for futures contracts traded on non-U.S. exchanges) as required by U.S. Commodity Futures Trading Commission's regulations, or held as collateral by the counterparty Dealers.

Liabilities in the statements of financial condition that are components of “Total equity in trading accounts” include net unrealized depreciation on open futures and forward currency contracts, cash denominated in foreign currencies and due to brokers.

The Partnership enters into contracts with various financial institutions that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is unknown. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

7.	DERIVATIVE INSTRUMENTS

The Partnership is party to derivative financial instruments in the normal course of its business. These financial instruments include futures and forward currency contracts which may be traded on an exchange (“exchange-traded contracts”) or over-the-counter (“OTC contracts”).

The Partnership records its derivative activities on a mark-to-market basis as described in Note 2. For OTC contracts, the Partnership enters into master netting agreements with its counterparties. Therefore, assets represent the Partnership’s unrealized gains, less unrealized losses for OTC contracts in which the Partnership has a master netting agreement. Similarly, liabilities represent net amounts owed to counterparties on OTC contracts.

Futures contracts are agreements to buy or sell an underlying asset or index for a set price in the future. Initial margin deposits are made upon entering into futures contracts and can be either in cash or treasury securities. Open futures contracts are revalued on a daily basis to reflect the market value of the contracts at the end of each trading day. Variation margin payments are received or made, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Partnership records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the time it was closed. The Partnership bears the market risk that arises from changes in the value of these financial instruments.

Forward currency contracts entered into by the Partnership represent a firm commitment to buy or sell an underlying currency at a specified value and point in time based upon an agreed or contracted quantity. The ultimate gain or loss is equal to the difference between the value of the contract at the onset and the value of the contract at settlement date.

Each of these financial instruments is subject to various risks similar to those related to the underlying financial instruments, including market risk, credit risk, concentration risk, and sovereign risk.

Market risk is the potential change in the value of the instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in futures or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The financial instruments traded by the Partnership contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures and forward currency contracts and the Partnership’s satisfaction of its obligations related to such market value changes may exceed the amount recognized in the statements of financial condition.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as a counterparty to futures transactions, since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these contracts is limited to the unrealized gains inherent in such contracts, which are recognized in the statements of financial condition, plus the value of margin or collateral held by the counterparty. The amount of such credit risk was $12,428,308 and $7,346,300 at March 31, 2010 and December 31, 2009, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), J.P. Morgan Futures Inc. and Newedge USA, LLC (a wholly owned subsidiary of Newedge Group, which is owned by Société Générale (50%) and Calyon (50%)). For all forward currency transactions, the Partnership utilizes two prime brokers, Deutsche Bank AG and Morgan Stanley & Co., Inc.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at March 31, 2010 and December 31, 2009, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	Unrealized		Unrealized
	Appreciation	Percent of	Appreciation	Percent of
Currency Type	(Depreciation)	Total	(Depreciation)	Total

Australian dollar	$198,377	4.35%	$163,865	(183.10)%
British pound	188,191	4.13	(34,192)	38.20
Canadian dollar	(50,073)	(1.10)	(178,694)	199.66
Czech koruna	68,667	1.51	(25,925)	28.97
Euro	555,646	12.19	(59,317)	66.28
Hong Kong dollar	26,603	0.58	40,329	(45.06)
Hungarian forint	18,323	0.40	(19,884)	22.22
Japanese yen	177,022	3.89	23,436	(26.19)
Korean won	41,230	0.91	41,014	(45.83)
Malaysian ringgit	(9,291)	(0.20)	26,015	(29.07)
Mexican peso	3,869	0.08	1,123	(1.25)
New Zealand dollar	171,614	3.77	-	-
Norwegian krone	(144,745)	(3.18)	(44,210)	49.40
Polish zloty	40,692	0.89	(20,728)	23.16
Romanian Leu	(1,824)	(0.04)	-	-
Singapore dollar	(19,603)	(0.43)	33,227	(37.12)
South African rand	40,611	0.89	55,457	(61.97)
Swedish krona	311,257	6.83	108,177	(120.87)
Swiss franc	(1,351)	(0.03)	87,624	(97.91)
Taiwan dollar	12,344	0.27	72,648	(81.17)
Thai baht	1,070	0.02	195	(0.22)
Turkish lira	96,866	2.13	51,168	(57.17)
U.S. dollar	2,831,597	62.14	(410,825)	459.04

Total	$4,557,092	100.00%	$(89,497)	100.00%

The Derivatives and Hedging topic of the Codification (formerly FAS 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133) requires qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. The Partnership adopted these changes on January 1, 2009. As a result the Partnership has expanded its disclosures regarding derivative instruments.

The Partnership’s market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Partnership’s open positions and the liquidity of the markets in which it trades.

The Partnership engages in the speculative trading of futures and forward contracts on currencies, energies, grains, interest rates, livestock, metals, softs and stock indices. The following were the primary trading risk exposures of the Partnership at March 31, 2010:

Agricultural (grains, livestock and softs) — The Partnership’s primary exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions.

Currencies — Exchange rate risk is a principal market exposure of the Partnership. The Partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. The fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Partnership trades in a large number of currencies, including cross-rates — e.g., positions between two currencies other than the U.S. dollar.

Energies — The Partnership’s primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Interest rates — Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Partnership’s profitability. The Partnership’s primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the United Kingdom, the United States, and the Eurozone. However, the Partnership also may take positions in futures contracts on the government debt of other nations. The General Partner anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain the primary market exposure of the Partnership for the foreseeable future.

Metals — The Partnership’s metals market exposure is to fluctuations in the price of aluminum, copper, gold, lead, nickel, platinum, silver, tin and zinc.

Stock Indices — The Partnership’s equity exposure, through stock index futures, is to equity price risk in the major industrialized countries as well as other countries.

The Derivatives and Hedging topic of the Codification requires entities to recognize in the statements of financial condition all derivative contracts as assets or liabilities. Fair value of futures and forward currency contracts are first netted by broker as discussed in Note 2. Futures and forward currency contracts in an asset or liability position are recorded in the statements of financial condition as Net unrealized appreciation on open futures and forward currency contracts or Net unrealized depreciation on open futures and forward currency contracts, respectively. The Partnership’s policy regarding fair value measurement is discussed in Note 2.

Since the derivatives held or sold by the Partnership are for speculative trading purposes, the derivative instruments are not designated as hedging instruments under the provisions of the Derivatives and Hedging guidance. Accordingly, all realized gains and losses, as well as any change in net unrealized gains or losses on open positions from the preceding period, are recognized as part of the Partnership’s trading gains and losses in the statements of operations.

The following tables present the fair value of open futures and forward currency contracts, held long or sold short, at March 31, 2010 and December 31, 2009. Fair value is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the statements of financial condition.

Fair value at March 31, 2010					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions
Futures contracts:
Energies	$750,029	$(144,539)	$433,890	$(365,103)	$674,277
Grains	-	(690,475)	1,234,688	(20,660)	523,553
Interest rates	582,289	(380,606)	36,064	(2,314)	235,433
Livestock	84,130	(3,820)	-	(40,670)	39,640
Metals	1,203,842	(8,144)	-	(528,990)	666,708
Softs	191,621	(291,693)	458,983	(48,270)	310,641
Stock indices	861,854	(41,617)	-	-	820,237
Total futures contracts:	3,673,765	(1,560,894)	2,163,625	(1,006,007)	3,270,489

Forward currency contracts	1,443,391	(297,364)	625,988	(485,412)	1,286,603

Total futures and forward currency contracts	$5,117,156	$(1,858,258)	$2,789,613	$(1,491,419)	$4,557,092

Fair value at December 31, 2009					Net Unrealized
	Fair Value - Long Positions		Fair Value - Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$1,050,946	$(29,570)	$16,470	$(868,555)	$169,291
Grains	164,455	-	7,715	(123,388)	48,782
Interest rates	37,627	(812,515)	6,734	(3,839)	(771,993)
Livestock	32,630	-	-	(41,890)	(9,260)
Metals	320,974	(71,301)	3,175	(91,269)	161,579
Softs	390,464	(5,025)	24,580	(41,042)	368,977
Stock indices	801,792	(29,567)	-	(1,870)	770,355

Total futures contracts	2,798,888	(947,978)	58,674	(1,171,853)	737,731

Forward currency contracts	338,792	(1,305,352)	497,354	(358,022)	(827,228)

Total futures and forward currency contracts	$3,137,680	$(2,253,330)	$556,028	$(1,529,875)	$(89,497)

The effect of trading futures and forward currency contracts is represented on the statements of operations for the three months ended March 31, 2010 and 2009 as Net realized gains (losses) on closed positions, futures and forward currency contracts and Net change in unrealized, futures and forward currency contracts. These trading gains and losses are detailed below:

	Three months ended
Sector	March 31, 2010	March 31, 2009
Futures contracts:
Currencies	$68,095	$263
Energies	(781,087)	(41,174)
Grains	169,778	(9,977)
Interest rates	1,330,372	227,078
Livestock	(267,981)	50,710
Metals	2,219,060	(405,963)
Softs	20,602	(178,642)
Stock indices	2,925,292	61,194
Total futures contracts:	5,684,131	(296,511)

Forward currency contracts	1,307,406	(339,082)

Total futures and forward currency contracts	$6,991,537	$(635,593)

For the three months ended March 31, 2010, the monthly average number of futures contracts bought and sold was 7,186 and 6,299, respectively and the monthly average notional value of forward currency contracts traded was approximately $259,000,000.  Over the same period in 2009, the monthly average of futures contracts bought and sold was 2,286 and 2,192, respectively and the monthly average notional value of forward currency contracts traded was approximately $24,000,000.

8.	FINANCIAL HIGHLIGHTS

The ratios are calculated based on 1) a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and 20% of Trading Profits and 2) limited partners’ capital taken as a whole. The computation of such ratios based on the amount of expenses and profit share allocation assessed to an individual partner’s capital account may vary from these ratios based on the timing of capital transactions and differences in individual partner’s management fee, selling commission, platform fee and profit share allocation arrangements.

Returns are calculated based on 1) a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and 20% of Trading Profits and 2) limited partners’ capital taken as a whole. An individual partner’s returns may vary from these returns based on the timing of capital transactions and differences in individual partners’ management fee, selling commission, platform fee and profit share allocation arrangements.

9.	SUBSEQUENT EVENTS

The Subsequent Events topic of the Codification (formerly FAS 165, Subsequent Events) establishes principles and requirements for disclosure about events that occur after the balance sheet date but before financial statements are issued or available to be issued. The Partnership adopted these measures in 2009. Based on a review of any events occurring after the balance sheet date that may effect estimates made in the financial statements, the General Partner has determined that the guidance did not have an impact on the Partnership. The Partnership has updated its subsequent events disclosure through June 30, 2010, the date the financial statements were available to be issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Millburn Multi-Markets Trading L.P.:

We have audited the accompanying statements of financial condition of Millburn Multi-Markets Trading L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2009 and 2008, and the related statements of operations, and changes in partners’ capital, and financial highlights for each of the two years in the period ended December 31, 2009. These financial statements and financial highlights are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Millburn Multi-Markets Trading L.P. as of December 31, 2009 and 2008, and the results of its operations, changes in partners’ capital, and financial highlights for each of the two years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
New York, New York
June 29, 2010

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS

EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes — at fair value (amortized cost $13,328,155 and $2,522,079)	$13,337,020	$2,546,205
Net unrealized appreciation on open futures contracts	873,845	285,107
Due from brokers	282,393	35,315
Cash denominated in foreign currencies (cost $753,432 and $32,283)	789,097	27,222

Total equity in trading accounts	15,282,355	2,893,849

INVESTMENTS IN U.S. TREASURY NOTES — at fair value (amortized cost $47,085,777 and $34,083,476)	47,110,542	34,330,963

CASH AND CASH EQUIVALENTS	3,234,663	3,894,305

ACCRUED INTEREST RECEIVABLE	550,772	328,516

TOTAL	$66,178,332	$41,447,633

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Net unrealized depreciation on open futures and forward currency contracts	$963,342	$155,760
Cash denominated in foreign currencies (cost $-10,918 and $-44,566)	10,747	72,546
Capital withdrawal payable	157,898	151,047
Management fee payable	48,951	9,612
Selling commissions payable	14,519	-
Accrued expenses	19,522	-
Due to brokers	236,795	55,191
Commissions and other trading fees on open contracts	14,296	6,605

Total liabilities	1,466,070	450,761

PARTNERS’ CAPITAL	64,712,262	40,996,872

TOTAL	$66,178,332	$41,447,633

See notes to financial statements.

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2009

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
Futures and Forward Currency Contracts	Partners’ Capital	(Depreciation)

LONG FUTURES CONTRACTS:
Energies	1.58%	$1,021,376
Grains	0.25	164,455
Interest rates:
2 Year U.S. Treasury Note (113 contracts, expiration date 03/31/2010)	(0.19)	(124,672)
5 Year U.S. Treasury Note (50 contracts, expiration date 03/31/2010)	(0.17)	(107,851)
10 Year U.S. Treasury Note (28 contracts, expiration date 03/31/2010)	(0.07)	(43,703)
Other interest rates	(0.77)	(498,662)

Total interest rates	(1.20)	(774,888)

Livestock	0.05	32,630
Metals	0.39	249,673
Softs	0.60	385,439
Stock indices	1.19	772,225

Total long futures contracts	2.86	1,850,910

SHORT FUTURES CONTRACTS:
Energies	(1.32)	(852,085)
Grains	(0.18)	(115,673)
Interest rates	0.01	2,895
Livestock	(0.06)	(41,890)
Metals	(0.14)	(88,094)
Softs	(0.03)	(16,462)
Stock indices	(0.00)	(1,870)

Total short futures contracts	(1.72)	(1,113,179)

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	1.14	737,731

FORWARD CURRENCY CONTRACTS:
Total long forward currency contracts	(1.49)	(966,560)
Total short forward currency contracts	0.21	139,332

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	(1.28)	(827,228)

TOTAL	(0.14)%	$(89,497)

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2009

U.S. TREASURY NOTES		Value as a %
		of Partners’
Face Amount	Description	Capital	Value

$8,500,000	U.S. Treasury notes, 1.750%, 03/31/2010	13.19%	$8,534,530
16,300,000	U.S. Treasury notes, 2.625%, 05/31/2010	25.44	16,463,000
18,200,000	U.S. Treasury notes, 3.875%, 07/15/2010	28.67	18,555,469
16,400,000	U.S. Treasury notes, 4.250%, 10/15/2010	26.11	16,894,563

	Total investments in U.S. Treasury notes (amortized cost $60,413,932)	93.41%	$60,447,562

See notes to financial statements.			(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2008

	Net Unrealized
	Appreciation
	(Depreciation)	Net Unrealized
	as a % of	Appreciation
Futures and Forward Currency Contracts	Partners’ Capital	(Depreciation)

LONG FUTURES CONTRACTS:
Energies	(0.25)%	$(103,364)
Grains	0.21	86,475
Interest rates	0.90	368,763
Livestock	0.00	1,650
Metals	(1.12)	(459,834)
Softs	0.07	29,323

Total long futures contracts	(0.19)	(76,987)

SHORT FUTURES CONTRACTS:
Energies	0.45	185,857
Grains	(0.54)	(221,360)
Interest rates	(0.09)	(36,070)
Livestock	0.04	17,490
Metals	1.14	465,142
Softs	(0.07)	(27,588)
Stock indices	(0.05)	(21,377)

Total short futures contracts	0.88	362,094

TOTAL INVESTMENTS IN FUTURES CONTRACTS — Net	0.69	285,107

FORWARD CURRENCY CONTRACTS:
Total long forward currency contracts	0.13	51,752
Total short forward currency contracts	(0.51)	(207,512)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS — Net	(0.38)	(155,760)

TOTAL	0.31%	$129,347

(Continued)

MILLBURN MULTI-MARKETS TRADING L.P.

CONDENSED SCHEDULE OF INVESTMENTS
AS OF DECEMBER 31, 2008

U.S. TREASURY NOTES		Value as a %
		of Partners’
Face Amount	Description	Capital	Value

$3,000,000	U.S. Treasury notes, 4.500%, 03/31/2009	7.40%	$3,032,344
11,110,000	U.S. Treasury notes, 3.875%, 05/15/2009	27.47	11,261,027
8,230,000	U.S. Treasury notes, 3.625%, 07/15/2009	20.43	8,377,883
13,870,000	U.S. Treasury notes, 3.375%, 10/15/2009	34.65	14,205,914

	Total investments in U.S. Treasury notes (amortized cost $36,605,555)	89.95%	$36,877,168

See notes to financial statements.			(Concluded)

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

INVESTMENT INCOME — Interest income	$447,081	$793,529

EXPENSES:
Management fees	415,845	28,392
Brokerage commissions	148,709	160,649
Selling commissions and platform fees	38,527	-
Administrative and operating expenses	352,795	114,208
Organizational and initial offering costs	1,015	-
Custody fees	9,787	3,233

Total expenses	966,678	306,482

Operating expenses borne by General Partner or Investment Adviser	(232,249)	(114,208)

Net expenses	734,429	192,274

NET INVESTMENT INCOME (LOSS)	(287,348)	601,255

REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	1,344,264	13,960,158
Foreign exchange translation	(64,965)	(41,512)
Net change in unrealized:
Futures and forward currency contracts	(218,844)	(100,164)
Foreign exchange translation	68,877	(32,778)
Net gains (losses) from U.S. Treasury notes:
Realized	-	19,949
Net change in unrealized	(237,983)	181,216

Total net realized and unrealized gains	891,349	13,986,869

NET INCOME	604,001	14,588,124

LESS PROFIT SHARE TO GENERAL PARTNER	157,898	151,047

NET INCOME AFTER PROFIT SHARE TO GENERAL PARTNER	$446,103	$14,437,077

See notes to financial statements.

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

		New Profit
	Limited	Memo	General
	Partners	Account	Partner	Total

PARTNERS’ CAPITAL — January 1, 2008	$23,416,981	$-	$35,547	$23,452,528

Contributions	31,080,788	-	-	31,080,788

Withdrawals	(27,973,521)	-	(151,047)	(28,124,568)

Net income	14,422,201	-	14,876	14,437,077

General Partner’s allocation — New Profit	-	151,047	-	151,047

Transfer of New Profit Memo Account to General Partner	-	(151,047)	151,047	-

PARTNERS’ CAPITAL — December 31, 2008	40,946,449	-	50,423	40,996,872

Contributions	30,310,744	-	-	30,310,744

Withdrawals	(7,041,457)	-	(157,898)	(7,199,355)

Transfers	3,000	-	(3,000)	-

Net income (loss)	446,399	-	(296)	446,103

General Partner’s allocation — New Profit	-	157,898	-	157,898

Transfer of New Profit Memo Account to General Partner	-	(157,898)	157,898	-

PARTNERS’ CAPITAL — December 31, 2009	$64,665,135	$-	$47,127	$64,712,262

See notes to financial statements.

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

The following information presents financial highlights of a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and an annual profit share of 20% of Trading Profits (as defined in the Limited Partnership Agreement).

	2009	2008

Total return before General Partner profit share allocation	(1.98)%	39.04%
General Partner profit share allocation	-	(7.81)

Total return after General Partner profit share allocation	(1.98)%	31.23%

Ratios to average net asset value:
Expenses(2), (3)	2.47%	2.40%
General Partner profit share allocation	-	6.65

Total expenses(2), (3)	2.47%	9.05%

Net investment income (loss)(4)	(1.59)%	0.13%

Total returns and the ratios to average net asset value are calculated for a Limited Partner. An individual Limited Partner’s total returns and ratios may vary from the above total returns and ratios based on different management fee and General Partner profit share allocation agreements and the timing of contributions and withdrawals.

(2)	Includes the Partnership’s proportionate share of expenses allocated from the Partnership’s operations.

(3)
Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership. For the years ended December 31, 2009 and 2008, the ratios are net of the 0.09% and 0.33% effect of the voluntary waivers of operating expenses, respectively.

(4)	Excludes General Partner profit share allocation.

See notes to financial statements.

MILLBURN MULTI-MARKETS TRADING L.P.

STATEMENTS OF FINANCIAL HIGHLIGHTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

The following information presents financial highlights for Limited Partners as a whole.

	2009	2008

Total return before General Partner profit share allocation	(0.78)%	65.37%
General Partner profit share allocation	(0.80)	(1.62)

Total return after General Partner profit share allocation(1)	(1.58)%	63.75%

Ratios to average net asset value:
Expenses(2), (3)	1.34%	0.56%
General Partner profit share allocation	0.29	0.44

Total expenses(2), (3)	1.63%	1.00%

Net investment income(4)	(0.52)%	1.76%

Total returns and the ratios to average net asset value are calculated for Limited Partners’ capital taken as a whole. An individual Limited Partner’s total returns and ratios may vary from the above total returns and ratios based on different management fee and General Partner profit share allocation agreements and the timing of contributions and withdrawals.

(1)
For the year ended December 31, 2008, in addition to net assets invested by Limited Partners, an additional Notional Investment had been committed by Apollo and M-Select. The total return with respect to the combined net assets and Notional Investments for Limited Partners’ capital taken as a whole was 40.52% (before General Partner profit share allocation) and 39.14% (after General Partner profit share allocation).

(2)	Includes the Partnership’s proportionate share of expenses allocated from the Partnership’s operations.

(3)
Ratios are computed net of voluntary waivers of operating expenses borne by the General Partner of the Partnership. For the years ended December 31, 2009 and 2008, the ratios are net of the 0.09% and 0.33% effect of the voluntary waivers of operating expenses, respectively.

(4)	Excludes General Partner profit share allocation.

See notes to financial statements.

MILLBURN MULTI-MARKETS TRADING L.P.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

1.	ORGANIZATION

Millburn Multi-Markets Trading L.P. (the “Partnership”) is a limited partnership organized during September 2004 under the Delaware Revised Uniform Limited Partnership Act and commenced operations on October 20, 2004. The Partnership engages in the speculative trading of futures and forward currency contracts and also acts as a master fund for Millburn Multi-Markets Ltd., a Cayman Islands exempted company (the “Cayman Feeder”), and Millburn Multi-Markets Fund L.P., a Delaware limited partnership (the “U.S. Feeder”). The U.S. Feeder and Cayman Feeder invest all or substantially all of their assets in the Partnership. The Cayman Feeder and U.S. Feeder commenced operations July 1, 2008 and August 1, 2009, respectively. All Feeder fees and expenses will be charged at the master level. The Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of commodity exchanges and Futures Commission Merchants (brokers) through which the Partnership trades.

The Limited Partnership Agreement (the “Agreement”) provides that subject to certain limitations, the General Partner shall conduct and manage the business of the Partnership. The General Partner has the right to make all investment decisions regarding the Partnership, authorize the payments of distributions to partners, enter into customer agreements with brokers, and take such other actions, as it deems necessary or desirable, to manage the business of the Partnership.

The limited partners, special limited partners, New Profit Memo Account (see Note 3), and the General Partner share in the profits and losses of the Partnership, which are determined before management fees (Note 2) and profit share allocations on the basis of their proportionate interests of Partnership capital (Note 4). The General Partner and special limited partners are charged lower management fees than limited partners, in accordance with the Agreement. No limited partner or special limited partner shall be liable for Partnership obligations in excess of their capital contribution plus profits allocated to their capital accounts, if any.

Subject to certain conditions, a partner has the right to redeem all or a portion of its partnership capital as of any month-end upon fifteen days’ prior written notice to the General Partner. In its sole discretion, the General Partner may permit redemptions on shorter notice or as of a date other than month-end. Redemptions will be made as of the last day of the month for an amount equal to the net asset value of the portion of a partner’s capital being redeemed; a redeeming partner shall receive such redeemed capital less the redemption fee, if any.

The General Partner, subject to Commodity Futures Trading Commission requirements, may (at its discretion) sell additional Limited Partnership Interests to persons desiring to become limited partners.

The Partnership will dissolve in the event of certain conditions set forth in the Agreement.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

On June 30, 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (“Codification”). The Codification is effective for interim and annual periods ending after September 15, 2009 and is the source, along with guidance issued by the Securities and Exchange Commission, of authoritative U.S. accounting and reporting standards for nongovernmental entities. The Codification is a major restructuring of accounting and reporting standards designed to simplify user access to all authoritative U.S. generally accepted accounting principles by providing the authoritative literature in a topically organized structure. All other accounting literature not included in the Codification will be considered non authoritative. The Codification does not change current U.S. GAAP literature in the Partnership’s financial statements and the notes thereto have been updated to reflect new Codification references.

Investments — The Partnership records its transactions in futures and forward currency contracts and U.S. Treasury notes, including related income and expenses, on a trade-date basis.

Open futures contracts are valued at quoted market values and open forward currency contracts are valued at fair value which is based on pricing models that consider the time value of money and the current market and contractual prices of the underlying financial instruments. Realized gains (losses) and changes in unrealized appreciation (depreciation) on futures and forward currency contracts are recognized in the periods in which the contracts are closed or the changes in the value of open contracts occur, and are included in net realized and unrealized gains (losses) in the statements of operations.

Investments in U.S. Treasury notes are valued at fair value based on the midpoint of bid/ask quotations reported daily at 3pm EST by Bloomberg. The Partnership amortizes premiums and accretes discounts on U.S. Treasury notes. Such securities are normally on deposit with financial institutions as collateral for performance of the Partnership’s trading obligations with respect to derivative contracts or held for safekeeping in a custody account at HSBC Bank USA, N.A.

Cash and Cash Equivalents — Cash and cash equivalents includes cash and an investment in Dreyfus Treasury & Agency Cash Management fund, a short-term U.S. government and related instruments money market fund.  The money market fund accounts for 4.8% and 8.3% of partners’ capital at December 31, 2009 and 2008, respectively.

Foreign Currency Translation — Assets and liabilities denominated in foreign currencies are translated to U.S. Dollars at prevailing exchange rates of such currencies. Purchases and sales of investments are translated to U.S. Dollars at the exchange rate prevailing when such transactions occurred.

Management Fees — The Agreement provides that the Partnership shall charge the limited partners’ capital accounts and pay the General Partner management fees at a fixed rate of 0.167% per month of net asset value (2% per annum) of limited partnership interests. The General Partner retains the right to charge less than the annual management fee rate except as specified in the Agreement. The Partnership bears all trade-related commission and clearing charges due to third-party brokers.

Selling Commissions — The U.S. Feeder has issued Units to its investors that are subject to selling commissions of 2% per annum or platform fees of 0.25% per annum. These selling commissions and platform fees are charged at the Partnership level but are allocated only to the applicable U.S. Feeder investors.

Administrative and Operating Expenses — The General Partner of the Partnership is paid a monthly administration fee for certain accounting, tax, legal and operational services it provides to the Partnership (the “Administration Fee”) calculated at a rate based on month-end partners’ capital prior to reduction for capital withdrawals, management fees and the Administrative Fee then being calculated. The rate for such services was up to 0.20% per annum prior to the Partnership engaging a third-party administrator and beginning on November 1, 2009, was reduced to 0.05% upon the engagement of the third-party administrator (see Note 3).

The Partnership bears expenses, including, but not limited to, periodic legal, accounting and filing fees, up to an amount equal to 1/4 of 1% per annum of average net assets of the Partnership (the “Expense Cap”). Amounts subject to the Expense Cap include expenses incurred at the Partnership level and Cayman Feeder level and the Administration Fee due to the General Partner. The General Partner of the Partnership and the Investment Adviser of the Cayman Feeder bear any excess over such amounts. The Partnership and the Cayman Feeder will pay any extraordinary expenses.

The U.S. Feeder bears its own expenses, including, but not limited to, periodic legal, accounting and filing fees. Total operating expenses related to investors in the U.S. Feeder (including their pro-rata share of Partnership expenses) are not expected to exceed 1/2 of 1% per annum of the U.S. Feeder’s average month-end partners’ capital. For the year ended December 31, 2009, the General Partner of the U.S. Feeder chose to directly bear operating expenses in excess of 1/4 of 1% of average net assets of the U.S. Feeder’s average month-end partners’ capital.

Administrative and operating expenses related to the Partnership are charged, pro-rata, to all investors. Operating expenses related to the U.S. Feeder and Cayman Feeder are charged at the Partnership level and allocated only to those respective investors.

For the year ended December 31, 2009, operating expenses and administration fee were as follows:

	Operating	Administration
Fund	Expenses	Fee	Total

Partnership	$155,303	$92,836	$248,139
U.S. Feeder	47,770	-	47,770
Cayman Feeder	56,886	-	56,886

Total	$259,959	$92,836	$352,795

Borne by General Partner or Investment Adviser*	$(210,896)	$(21,353)	$(232,249)

* by General Partner (in the case of the Partnership and U.S. Feeder) or Investment Adviser (in the case of the Cayman Feeder)

For the year ended December 31, 2008, the General Partner chose to directly bear all operating expenses of the Partnership in the amount of $114,208.

Income Taxes — The Income Taxes topic of the Codification (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”)), clarifies the accounting for uncertainty in tax positions. This requires that the Partnership recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit based on the technical merits of the position. Based on a review of the Partnership’s open tax years, 2006 to 2009, for the U.S. Federal jurisdiction, the New York and Delaware State jurisdictions and the New York City jurisdiction, there is no impact on the Partnership with regard to uncertainty in tax positions. The Partnership is treated as a limited partnership for federal and state income tax reporting purposes and therefore the partners are responsible for the payment of taxes.

Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

Right of Offset — The customer agreements between the Partnership and its brokers give the Partnership the legal right to net unrealized gains and losses with each broker. Unrealized gains and losses related to offsetting transactions with these brokers are reflected on a net basis in the equity in trading accounts in the statements of financial condition.

Fair Value of Financial Instruments — The fair value of the Partnership’s assets and liabilities, which qualify as financial instruments under the Fair Value Measurements and Disclosures topic of the Codification, approximates the carrying amounts presented in the statements of financial condition. The topic defines fair value, establishes a framework for measurement of fair value and expands disclosures about fair value measurements. The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

In determining fair value, the Partnership separates its investments into two categories: cash instruments and derivative contracts.

Cash Instruments — The Partnership’s cash instruments are generally classified within level 1 of the fair value hierarchy because they are typically valued using quoted market prices. The types of instruments valued based on quoted market prices in active markets include U.S. government obligations and a short-term U.S. government and related securities money market fund. The General Partner of the Partnership does not adjust the quoted price for such instruments even in situations where the Partnership holds a large position and a sale could reasonably impact the quoted price.

Derivative Contracts — Derivative contracts can be exchange-traded or over-the-counter (OTC). Exchange-traded futures contracts are valued based on quoted closing settlement prices and typically fall within level 1 of the fair value hierarchy.

OTC derivatives or forward currency contracts are valued based on pricing models that consider the current market prices (“Spot Prices”) plus the time value of money (“Forward Points”) and contractual prices of the underlying financial instruments. The Forward Points from the quotation service providers are generally in periods of one month, two months, three months and six months forward while the contractual forward delivery dates for the foreign forward currency contracts traded by the Partnership may be in between these periods. The General Partner’s policy is to calculate the Forward Points for each contract being valued by determining the number of days from the date the forward currency contract is being valued to its maturity date and then using straight-line interpolation to calculate the valuation of Forward Points for the applicable forward currency contract. Model inputs can generally be verified and model selection does not involve significant management judgment. Such instruments are typically classified within level 2 of the fair value hierarchy.

The following table sets forth by level within the fair value hierarchy:

	Financial Assets at Fair Value
	as of December 31, 2009
	Level 1	Level 2	Total

U.S. Treasury Notes	$60,447,562	$-	$60,447,562
Short-Term Money Market Fund	3,109,663	-	3,109,663
Exchange-Traded Futures Contracts	737,731	-	737,731
Over-the-Counter Forward Currency Contracts	-	(827,228)	(827,228)

Total financial assets at fair value	$64,294,956	$(827,228)	$63,467,728

	Financial Assets at Fair Value
	as of December 31, 2008
	Level 1	Level 2	Total

U.S. Treasury Notes	$36,877,168	$-	$36,877,168
Short-Term Money Market Fund	3,394,305	-	3,394,305
Exchange-Traded Futures Contracts	285,107	-	285,107
Over-the-Counter Forward Currency Contracts	-	(155,760)	(155,760)

Total financial assets at fair value	$40,556,580	$(155,760)	$40,400,820

Recently Issued Pronouncements — Accounting Standards Update ("ASU") No. 2010-06, Improving Disclosures about Fair Value Measurements, was issued in January 2010. ASU No. 2010-06 provides amendments that require new disclosures about transfers in and out of levels 1 and 2 and activity in level 3 fair value measurements. ASU No. 2010-06 also clarifies existing disclosures about the level of disaggregation and inputs and valuation techniques. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009. The implementation of ASU 2010-06 is not expected to have a material impact on the Partnership's financial statements.

3.	ADMINISTRATOR AGREEMENT

The Partnership, Cayman Feeder and U.S. Feeder (collectively, the “Funds”) have engaged CACEIS (USA) Inc. (the “Administrator”) to provide certain administrative services for the Funds, including, but not limited to, maintaining the books and records of the Funds and valuation of the Funds’ net asset value. The administration agreement among the Funds and the Administrator became effective November 1, 2009.

4.	PROFIT SHARE ALLOCATION

The Agreement provides that the General Partner’s profit share equal to 20% of Trading Profits at the end of each year is charged to the limited partners’ capital accounts. New Trading Profits include realized and unrealized trading profits (losses), interest income, brokerage fees, trading-related expenses and administrative expenses. For limited partners’ withdrawals during the year, the profit share calculation shall be computed as though the withdrawal date was at year-end. Profit share attributable to interests redeemed during a year is tentatively credited to an account maintained for bookkeeping purposes, called New Profit Memo Account. Because limited partners may purchase their partnership interests at different times, they may recognize different amounts of Trading Profits. Each limited partner pays a profit share only on Trading Profits applicable to its partnership interest. Profit share will be determined based on the Trading Profits of each limited partners’ investment in the Partnership as a whole rather than on the Trading Profits of each capital contribution made by a limited partner.

Any profit share charged is added to the General Partner’s capital account to the extent net taxable capital gains are allocated to the General Partner, and the remainder, if any, of such profit share is added to the New Profit Memo Account. The General Partner may not make any withdrawal from the balance in the New Profit Memo Account. If, at the end of a subsequent year, net taxable gains are allocated to the General Partner in excess of such year’s profit share, a corresponding amount is transferred from the New Profit Memo Account to the General Partner’s capital account.

5.	DUE FROM/TO BROKERS

At December 31, 2009 and 2008, due from and due to brokers balances in the statements of financial condition include net cash receivable from each broker and net cash payable to each broker, respectively.

6.	TRADING ACTIVITIES

The Partnership conducts its futures trading with various futures commission merchants (“FCMs”) on futures exchanges and its forward currency trading with various banks or dealers (“Dealers”) in the interbank markets. Substantially all assets included in the Partnership's equity in trading accounts and certain liability accounts, as discussed below, were held as collateral by such FCMs in either U.S. regulated segregated accounts (for futures contracts traded on U.S. exchanges) or non-U.S. secured accounts (for futures contracts traded on non-U.S. exchanges) as required by U.S. Commodity Futures Trading Commission's regulations, or held as collateral by the counterparty Dealers.

Liabilities in the statements of financial condition that are components of “Total equity in trading accounts” include net unrealized depreciation on open futures and forward currency contracts, cash denominated in foreign currencies and due to brokers.

The Partnership enters into contracts with various financial institutions that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is unknown. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

7.	DERIVATIVE INSTRUMENTS

The Partnership is party to derivative financial instruments in the normal course of its business. These financial instruments include futures and forward currency contracts which may be traded on an exchange (“exchange-traded contracts”) or over-the-counter (“OTC contracts”).

The Partnership records its derivative activities on a mark-to-market basis as described in Note 2. For OTC contracts, the Partnership enters into master netting agreements with its counterparties. Therefore, assets represent the Partnership’s unrealized gains, less unrealized losses for OTC contracts in which the Partnership has a master netting agreement. Similarly, liabilities represent net amounts owed to counterparties on OTC contracts.

Futures contracts are agreements to buy or sell an underlying asset or index for a set price in the future. Initial margin deposits are made upon entering into futures contracts and can be either in cash or treasury securities. Open futures contracts are revalued on a daily basis to reflect the market value of the contracts at the end of each trading day. Variation margin payments are received or made, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Partnership records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the time it was closed. The Partnership bears the market risk that arises from changes in the value of these financial instruments.

Forward currency contracts entered into by the Partnership represent a firm commitment to buy or sell an underlying currency at a specified value and point in time based upon an agreed or contracted quantity. The ultimate gain or loss is equal to the difference between the value of the contract at the onset and the value of the contract at settlement date.

Each of these financial instruments is subject to various risks similar to those related to the underlying financial instruments, including market risk, credit risk, concentration risk, and sovereign risk.

Market risk is the potential change in the value of the instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in futures or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The financial instruments traded by the Partnership contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures and forward currency contracts and the Partnership’s satisfaction of its obligations related to such market value changes may exceed the amount recognized in the statements of financial condition.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as a counterparty to futures transactions, since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership’s risk of loss due to counterparty nonperformance. The Partnership’s exposure to credit risk associated with counterparty nonperformance of these contracts is limited to the unrealized gains inherent in such contracts, which are recognized in the statements of financial condition, plus the value of margin or collateral held by the counterparty. The amount of such credit risk was $7,346,300 and $571,011 at December 31, 2009 and 2008, respectively.

The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact succeed in doing so. The General Partner’s market risk control procedures include diversification of the Partnership’s portfolio and continuously monitoring the portfolio’s open positions, historical volatility and maximum historical loss. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership’s assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Partnership’s trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Partnership are cleared by major securities firms, pursuant to customer agreements, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. (a wholly owned subsidiary of Deutsche Bank AG), J.P. Morgan Futures Inc. and Newedge USA, LLC (a wholly owned subsidiary of Newedge Group, which is owned by Société Générale (50%) and Calyon (50%)). For all forward currency transactions, the Partnership utilizes two prime brokers, Deutsche Bank AG and Morgan Stanley & Co., Inc.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the Partnership’s functional currency (U.S. Dollar). Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to U.S. Dollars. Net unrealized appreciation (depreciation) on futures and forward currency contracts at December 31, 2009 and 2008, by settlement currency type, denominated in U.S. Dollars, is detailed below:

	2009		2008
	Total Net		Total Net
	Unrealized		Unrealized
	Appreciation	Percent of	Appreciation	Percent of
Currency Type	(Depreciation)	Total	(Depreciation)	Total

Australian dollar	$163,865	(183.10)%	$34,666	26.80%
British pound	(34,192)	38.20	61,521	47.56
Canadian dollar	(178,694)	199.66	48,192	37.26
Czech koruna	(25,925)	28.97	4,316	3.34
Euro	(59,317)	66.28	25,471	19.69
Hong Kong dollar	40,329	(45.06)	228	0.18
Hungarian forint	(19,884)	22.22	-	-
Japanese yen	23,436	(26.19)	1,937	1.50
Korean won	41,014	(45.83)	-	-
Malaysian ringgit	26,015	(29.07)	(13,989)	(10.82)
Mexican peso	1,123	(1.25)	(1,980)	(1.53)
New Zealand dollar	-	-	(1,086)	(0.84)
Norwegian krone	(44,210)	49.40	24,641	19.05
Polish zloty	(20,728)	23.16	4,267	3.30
Singapore dollar	33,227	(37.12)	(2,889)	(2.23)
South African rand	55,457	(61.97)	1,139	0.88
Swedish krona	108,177	(120.87)	9,905	7.66
Swiss franc	87,624	(97.91)	7,715	5.96
Taiwan dollar	72,648	(81.17)	-	-
Thai baht	195	(0.22)	-	-
Turkish lira	51,168	(57.17)	847	0.65
U.S. dollar	(410,825)	459.04	(75,554)	(58.41)

Total	$(89,497)	100.00%	$129,347	100.00%

The Derivatives and Hedging topic of the Codification (formerly FAS 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133) requires qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. The Partnership adopted these changes on January 1, 2009. As a result the Partnership has expanded its disclosures regarding derivative instruments.

The Partnership’s market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Partnership’s open positions and the liquidity of the markets in which it trades.

The Partnership engages in the speculative trading of futures and forward contracts on currencies, energies, grains, interest rates, livestock, metals, softs and stock indicies. The following were the primary trading risk exposures of the Partnership at December 31, 2009, by market sector:

Agricultural (grains, livestock and softs) — The Partnership’s primary exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions.

Currencies — Exchange rate risk is a principal market exposure of the Partnership. The Partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. The fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Partnership trades in a large number of currencies, including cross-rates — e.g., positions between two currencies other than the U.S. dollar.

Energies — The Partnership’s primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Interest rates — Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Partnership’s profitability. The Partnership’s primary interest rate exposure is to interest rate fluctuations in countries or regions including Australia, Canada, Japan, Switzerland, the United Kingdom, the United States, and the Eurozone. However, the Partnership also may take positions in futures contracts on the government debt of other nations. The General Partner anticipates that interest rates in these industrialized countries or areas, both long-term and short-term, will remain the primary market exposure of the Partnership for the foreseeable future.

Metals — The Partnership’s metals market exposure is to fluctuations in the price of aluminum, copper, gold, lead, nickel, platinum, silver, tin and zinc.

Stock Indices — The Partnership’s equity exposure, through stock index futures, is to equity price risk in the major industrialized countries as well as other countries.

The Derivatives and Hedging topic of the Codification requires entities to recognize in the statements of financial condition all derivative contracts as assets or liabilities. Fair value of futures and forward currency contracts are first netted by broker as discussed in Note 2. Futures and forward currency contracts in an asset or liability position are recorded in the statements of financial condition as Net unrealized appreciation on open futures and forward currency contracts or Net unrealized depreciation on open futures and forward currency contracts, respectively. The Partnership’s policy regarding fair value measurement is discussed in Note 2.

Since the derivatives held or sold by the Partnership are for speculative trading purposes, the derivative instruments are not designated as hedging instruments under the provisions of the Derivatives and Hedging guidance. Accordingly, all realized gains and losses, as well as any change in net unrealized gains or losses on open positions from the preceding period, are recognized as part of the Partnership’s trading gains and losses in the statements of operations.

The following table presents the fair value of open futures and forward currency contracts, held long or sold short, at December 31, 2009. Fair value is presented on a gross basis even though the contracts are subject to master netting agreements and qualify for net presentation in the statements of financial condition.

					Net Unrealized
	Fair Value — Long Positions		Fair Value — Short Positions		Gain (Loss) on
Sector	Gains	Losses	Gains	Losses	Open Positions

Futures contracts:
Energies	$1,050,946	$(29,570)	$16,470	$(868,555)	$169,291
Grains	164,455	-	7,715	(123,388)	48,782
Interest rates	37,627	(812,515)	6,734	(3,839)	(771,993)
Livestock	32,630	-	-	(41,890)	(9,260)
Metals	320,974	(71,301)	3,175	(91,269)	161,579
Softs	390,464	(5,025)	24,580	(41,042)	368,977
Stock indices	801,792	(29,567)	-	(1,870)	770,355

Total futures contracts	2,798,888	(947,978)	58,674	(1,171,853)	737,731

Forward currency contracts	338,792	(1,305,352)	497,354	(358,022)	(827,228)

Total futures and forward currency contracts	$3,137,680	$(2,253,330)	$556,028	$(1,529,875)	$(89,497)

The effect of trading futures and forward currency contracts is represented on the statements of operations for the year ended December 31, 2009 as Net realized gains (losses) on closed positions, futures and forward currency contracts and Net change in unrealized, futures and forward currency contracts. These trading gains and losses are detailed below:

Trading
Sector	Gain (Loss)

Futures contracts:
Currencies	$2,613
Energies	(828,641)
Grains	(645,847)
Interest rates	(649,119)
Livestock	123,860
Metals	63,229
Softs	256,945
Stock indices	1,568,837

Total futures contracts	(108,123)

Forward currency contracts	1,233,543

Total futures and forward currency contracts	$1,125,420

For the year ended December 31, 2009, the monthly average number of futures contracts bought and sold was 3,052 and 2,869, respectively, and the monthly average notional value of forward currency contracts traded was approximately $60,000,000.

8.	FINANCIAL HIGHLIGHTS

The ratios are calculated based on 1) a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and 20% of Trading Profits and 2) limited partners’ capital taken as a whole. The computation of such ratios based on the amount of expenses and profit share allocation assessed to an individual partner’s capital account may vary from these ratios based on the timing of capital transactions and differences in individual partner’s management fee, selling commission, platform fee and profit share allocation arrangements.

Returns are calculated based on 1) a Limited Partner that is charged a monthly management fee of 1/12 of 2.00% (2.00% per annum) and 20% of Trading Profits and 2) limited partners’ capital taken as a whole. An individual partner’s returns may vary from these returns based on the timing of capital transactions and differences in individual partners’ management fee, selling commission, platform fee and profit share allocation arrangements.

9.	SUBSEQUENT EVENTS

The Subsequent Events topic of the Codification (formerly FAS 165, Subsequent Events) establishes principles and requirements for disclosure about events that occur after the balance sheet date but before financial statements are issued or available to be issued. The Partnership adopted these measures in 2009. Based on a review of any events occurring after the balance sheet date that may effect estimates made in the financial statements, the General Partner has determined that the guidance did not have an impact on the Partnership. The Partnership has updated its subsequent events disclosure through the issuance date of the financial statements.

For the year ended December 31, 2010, the number of partners in the U.S. Feeder exceeded 499. As a result, pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934, the U.S. Feeder is required to register with the Securities and Exchange Commission (the “SEC”) and will be subject to periodic reporting requirements. Further, as the Partnership acts as the master fund for the U.S. Feeder, financial statements of the Partnership will be included in quarterly and annual reports of the U.S. Feeder. The due date for the initial report, Form 10, is April 30, 2011. However, the U.S. Feeder is expected to file the report with the SEC on or about June 30, 2010.

******

MILLBURN RIDGEFIELD CORPORATION
STATEMENT OF FINANCIAL CONDITION
March 31, 2010 (unaudited)

ASSETS
Cash and cash equivalents	$2,931,520
Commissions and fees receivable	6,625,703
Loan receivable from stockholders and affiliates	1,066,788
Investments in sponsored funds	25,944,127
Investments in other funds	61,474
Redemption receivable from other fund	228,758
Furniture and equipment, net of accumulated depreciation of $253,306	372,056
Deferred fees	17,675,654

Total assets	$54,906,080

LIABILITIES
Accounts payable and accrued expenses	$3,208,832
Stockholder distributions payable	10,000
Due to affiliated companies	6,337,548
Due to First Republic Bank	621,082
Deferred compensation payable	17,675,654

Total liabilities	27,853,116

STOCKHOLDER'S EQUITY
Common stock - $.005 par value, 300,000 shares authorized, 210,849 shares issued and outstanding	1,054
Additional paid-in capital	7,936,406
Retained earnings	19,115,504

Total stockholder's equity	27,052,964

Total liabilities and stockholder's equity	$54,906,080

See accompanying notes.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (UNAUDITED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

Millburn Ridgefield Corporation (the Corporation) was incorporated in the state of Delaware on May 19, 1982.  The Corporation earns commissions and fees as a Commodity Trading Advisor and Commodity Pool Operator and is registered with, and subject to, the regulations of the Commodity Futures Trading Commission (CFTC), an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry.  It is also subject to the rules of the National Futures Association (NFA), an industry self-regulatory organization.  In addition, the Corporation is registered with the United States Securities and Exchange Commission as an Investment Adviser.

The Corporation’s statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).  The preparation of the statement of financial condition in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition.  Actual results could differ from those estimates, and those differences may be material to the statement of financial condition.

B.	Cash and Cash Equivalents

Cash and cash equivalents includes cash and investments in money market mutual funds.

C.	Investments in Sponsored Funds and Other Funds

The Corporation is the general partner, managing owner or managing member of various commodity pools and investment funds (collectively, “sponsored funds”) formed as limited partnerships, limited liability companies or trusts.  As the sponsor, the Corporation has a fiduciary responsibility to the sponsored funds and potential liability beyond amounts recognized as an asset in the statement of financial condition.  The Corporation has not consolidated the assets, liabilities and operating results of its investments in sponsored funds as the Corporation does not have a controlling financial interest in such funds.

Investments in sponsored funds and other funds (collectively, “funds”) are reported in the Corporation’s statement of financial condition at fair value.  Fair value ordinarily represents the Corporation’s proportionate share of each fund’s net asset value determined for each fund in accordance with such fund’s valuation policies and reported at the time of the fund’s valuation. Generally, the fair value of the Corporation’s investment in another fund represents the amount that the Corporation could reasonably expect to receive from such fund if the Corporation’s investment was redeemed at the date of the statement of financial condition, based on information reasonably available at the time the valuation is made and that the Corporation believes to be reliable.

D.	Foreign Currency Translation

The Corporation’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar.  Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at quoted prices of such currencies at the date of the statement of financial condition.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E.	Revenue Recognition

Commission income is recognized when earned, in accordance with the related limited partnership agreement or other governing agreement.  Commission income from sponsored funds is based on a fixed percentage of the sponsored funds’ net asset value.

Incentive, management and other fees accrue based on the terms of the respective advisory agreement or other governing agreement.  Incentive fees are based on a percentage of the net profits experienced by the account.  Management fees are based on a fixed percentage of the assets under management.

Deferred revenues are recorded when earned based on the terms of the underlying deferred compensation agreements.

F.	Income Taxes

The Corporation has elected S corporation status under the Internal Revenue Code, pursuant to which the Corporation does not pay U.S. Corporate or state income tax on its taxable income.  Instead, the stockholders are liable for individual income tax on their share of the Corporation’s taxable income.

The Corporation files U.S. federal and state tax returns.  The 2006 through 2009 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

G.	Furniture, Equipment and Leasehold Improvements

Furniture and equipment are stated at cost, net of accumulated depreciation.  Depreciation is charged to operations over the estimated lives of the furniture and equipment, primarily five or seven years, utilizing accelerated methods.

Leasehold improvements are stated at cost, net of accumulated amortization. The amortization of the leasehold improvements is charged to operations on a straight-line basis over the remaining term of the lease.

H.	Net Income Allocation

Net income is allocated and distributed to each stockholder on a pro rata basis.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 2.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS

The Corporation has general partner interests, managing owner interests or managing member interests in sponsored funds.  The Corporation’s investments in such sponsored funds as of March 31, 2010, are as follows:

	Value at
	March 31, 2010	Investment Strategy	Provisions

Global Macro Trust	$11,637,326	To achieve capital appreciation through	Monthly with 10 days
		trading a diversified portfolio of futures	prior written notice(1)
		and forwards contracts on interest rate
		instruments, stock indices, metals, energy
		and agricultural commodities.

Nestor Partners	3,968,050	To achieve capital appreciation through	Monthly with 15 days
		trading a diversified portfolio of futures	prior written notice
		and forwards contracts on interest rate
		instruments, stock indices, metals, energy
		and agricultural commodities.

Apollo Fund	3,991,034	To achieve capital appreciation through	Monthly with 15 days
		the speculative trading of futures and	prior written notice
		forwards contracts directly and indirectly
		through investments in other funds.

Millburn MCo Partners L.P.	2,169,185	To achieve capital appreciation by	Quarterly with 75 days
		allocating its capital among a number	prior written notice(2)
		of independent investment advisors
		acting through investment funds and/or
		managed accounts.

Millburn Select Strategies L.P.	1,798,402	To achieve capital appreciation through	Quarterly with 75 days
		investments in Millburn MCo Partners	prior written notice(3)
		L.P. and Apollo Fund.

Millburn Hedge Fund L.P.	1,726,730	To achieve capital appreciation by	Quarterly with 30 days
		investing in publicly traded equity	prior written notice
		securities, exchange-traded funds
		and futures and forwards contracts.

Other investments in managed	229,427	To achieve capital appreciation through	Monthly
futures funds		the speculative trading of futures and
		forwards contracts.

Other investments in fund of funds	423,973	To achieve capital appreciation through	Quarterly
		investments in alternative funds,
		managed accounts and registered
		investment companies.

Total	$25,944,127

(1)
The Corporation has currently agreed to maintain its investment at not less than 1% of the total outstanding capital contributions in Global Macro Trust but in no event shall the Corporation’s investment be less than $500,000.

(2)
Approximately $104,000 of the Corporation’s investment is restricted from redemption due to Millburn MCo Partners L.P. holding investments in funds for which redemptions are currently not available.  The Corporation cannot reasonably estimate when the restrictions on redemption of these investments will be relieved.

(3)
Approximately $49,000 of the Corporation’s investment is restricted from redemption due to Millburn Select Strategies L.P. holding investments in funds for which redemptions are currently not available.  The Corporation cannot reasonably estimate when the restrictions on redemption of these investments will be relieved.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 2.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS (CONTINUED)

Summarized financial information for the more significant sponsored funds as of March 31, 2010, is as follows:

					Millburn
	Nestor	Millburn MCo	Global		Multi-Markets
	Partners	Partners L.P.	Macro Trust	Apollo Fund	Trading L.P.
Assets	$157,371,273	$138,638,198	$910,919,596	$116,494,392	$116,678,633
Liabilities	1,077,723	389,299	16,379,096	108,686	133,331
Net asset value	$156,293,550	$138,248,899	$894,540,500	$116,385,706	$116,545,302

The combined net asset value of other sponsored funds as of March 31, 2010, is $157,689,581.

As the sponsor, the Corporation conducts and manages the respective businesses of the sponsored funds. The governing documents of the sponsored funds typically require the Corporation, as sponsor, to maintain a specified investment in the respective fund.  Such minimum investments generally are 1% of either net assets, total assets or total net contributions or a minimum dollar amount (if greater).  In addition, the governing documents for one of the sponsored funds requires the Corporation to maintain a minimum net worth equal to an amount determined by the total net contributions made to the entity that the Corporation serves as the sponsor, not to exceed one million dollars.  These requirements are defined in each of the respective governing documents of the sponsored funds and the Corporation is in compliance with all such requirements.

For managing the businesses of the sponsored funds, the Corporation earns commissions and fees based on the terms of the respective governing documents of the sponsored funds.  As of March 31, 2010, the Corporation had a receivable of $5,290,000 from the sponsored funds for such commissions and fees.  The Corporation earns an incentive allocation from certain sponsored funds, which are based on 20% of the sponsored fund’s trading profits, as specified in the governing documents of the sponsored funds.

The Corporation also receives administrative fees from several of the sponsored funds according to the governing documents of the sponsored funds for direct and indirect expenses paid on their behalf by the Corporation.  The Corporation records an expense when such amounts are incurred and records a receivable from the funds as income when the amounts are due from the sponsored funds.  As of March 31, 2010, the Corporation had a receivable of $236,000 from the sponsored funds for such administrative expenses.

During first quarter of 2010, the Corporation also invested in various other funds. At March 31, 2010 the value of such investments is $61,474.

Generally, all investments in other funds can be redeemed from the other funds on a monthly basis.  In addition, these funds generally attempt to achieve capital appreciation through investing in stocks, futures contracts, forward currency contracts and interest rate instruments.

At March 31, 2010, the Corporation has no explicit unfunded commitments related to its investments in sponsored funds and other funds.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 3.	FAIR VALUE

Fair value, as defined in the Fair Value Measurements and Disclosures Topic of the Codification, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The fair value hierarchy, as set forth in the Fair Value Measurements and Disclosures Topic of the Codification, prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:  quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3).  If the inputs used to measure a financial instrument fall within different levels of the fair value hierarchy, the categorization is based on the lowest level input that is significant to the measurement of that financial instrument.

The following summarizes the Corporation’s assets accounted for at fair value at March 31, 2010 using the fair value hierarchy:

	March 31, 2010
	Level 1	Level 2	Level 3	Total
Assets
Investments in sponsored funds	$0	$25,944,127	$0	$25,944,127
Investments in other funds	0	61,474	0	61,474
Total	$0	$26,005,601	$0	$26,005,601

Note 4.	RELATED PARTY TRANSACTIONS

The Corporation has extensive transactions and relationships with affiliated companies.  The Millburn Corporation (TMC) provides administrative, accounting, research and other services to the Corporation and pays TMC a consulting fee for these services.  Additionally, CommInVest Research Limited Partnership (CIVR) owns the trading algorithms used by the Corporation in managing client assets.  The Corporation pays CIVR a licensing fee to use the trading algorithms.  The Corporation owes $6,240,981 to TMC for consulting fees and $96,567 to CIVR for license fees as of March 31, 2010.  In addition, the Corporation has agreed to pay a portion of its deferred fees earned from certain non-U.S. domiciled entities to CIVR (see Note 6.).

The Corporation has loaned funds to TMC in connection with construction and furnishing costs incurred by TMC for its offices located in New York City.  The loan is due on demand with interest accruing at an annualized rate of 2.0% above the three-month U.S. Treasury Bill rate.  The outstanding balance of the loan is $1,047,011 at March 31, 2010.

Note 5.	DUE TO FIRST REPUBLIC BANK

The Corporation has a $5 million revolving credit facility (loan agreement) with First Republic Bank (the Bank).  Borrowings under the loan are limited to the lesser of $5 million or Total Anticipated Commissions, as defined in the loan agreement.  The loan bears interest at the prime rate, as announced by Bank of America, but is subject to a minimum interest rate of 5.0% per year.  The loan matures July 31, 2010.  Repayment of the loan has been guaranteed by CIVR and certain stockholders of the Corporation.  The Corporation is required to remain in compliance with certain financial and other covenants throughout the term of the loan.  The amount due to the Bank under this loan agreement at March 31, 2010 is $621,082.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 6.	DEFERRED FEES

The Corporation has entered into a deferred compensation agreement with Millburn International (Cayman) Limited (International).  The Corporation is the investment adviser for this entity.  The agreement allows the Corporation to defer the receipt of all or a portion of the management and incentive fees and/or net brokerage commissions earned in its capacity as investment adviser.

Deferred fees are subject to the claims of International’s general creditors.  Pursuant to the terms of the deferred compensation agreement, the fees may either remain invested in International and share in the earnings, appreciation or depreciation of International’s assets or may be invested in other entities. Effective July 1, 2008, the Corporation directed International to invest certain deferred fees, which become due in 2012 and 2013, in Millburn Multi-Markets Ltd. (MMM), an affiliated entity for which the Corporation is the investment manager.  The deferred fees transferred to MMM will share in the earnings, appreciation or depreciation of MMM.

At March 31, 2010, the fees and commissions receivable under the deferred compensation agreement with International and the dates they are due are as follows:

2011	2,708,376
2012	10,932,065
2013	2,617,530
2014	1,417,683

$17,675,654

The Corporation has agreed to pay these deferred fees to CIVR for providing trading algorithms the Corporation uses in managing client assets (see Note 4.).  The Corporation is obligated to pay these amounts only to the extent that it receives payment from International.

Note 7.	INVESTING ACTIVITIES AND RELATED RISKS

The Corporation’s investments in sponsored funds and other funds are subject to the market and credit risks of futures contracts, options on futures contracts, forward currency contracts and other financial instruments (collectively, “derivatives”).  Additionally, the sponsored funds and other funds invest in stocks and United States government securities.  As such, the Corporation is exposed, to the extent of its investments in sponsored funds and other funds, to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.  The Corporation is subject to the risk of loss to the extent of the fair value of its investments in sponsored funds and other funds and, in certain specific circumstances, distributions, dividends and redemptions received.

For derivatives, risks arise from changes in the fair value of the contracts.  Theoretically, the Corporation is exposed, to the extent of its investments, to a market risk equal to the notional contract value of futures, forward currency and other derivative contracts purchased and liability on such contracts sold short. As both a buyer and seller of options, the sponsored funds and other funds receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option.  Written options expose the Corporation, to the extent of its investments in sponsored funds and other funds, to potential liability, and purchased options expose the Corporation, to the extent of its investments in sponsored funds and other funds, to a risk of loss of the premiums paid.  In addition, since forward currency contracts are traded in unregulated markets between principals, the Corporation, to the extent of its investments in sponsored funds and other funds, also assumes the risk of loss from counterparty non performance.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 7.	INVESTING ACTIVITIES AND RELATED RISKS (CONTINUED)

In addition, the Corporation, through its investments in sponsored funds and other funds, is exposed to the extent of its investments, to various trading activities including investments in stocks that are typically traded on an exchange or in the over-the-counter market.  The sponsored funds and other funds also sell stock not owned at the time of sale (a “short sale”).  Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in stock values.  Theoretically, short sales expose the sponsored funds and other funds to potentially unlimited liability as the sponsored funds’ and other funds’ ultimate obligation to purchase a stock sold short may exceed the amount recorded.

The Corporation, through its investments in sponsored funds and other funds, is exposed to the extent of its investments, to U.S. government securities.  Risks arise from investments in U.S. government securities due to possible illiquidity and the potential for default by the issuer.  U.S. government securities are also particularly sensitive to changes in interest rates, economic conditions and conditions specific to the issuer.

The Corporation has established procedures to actively monitor market risk and minimize credit risk of the sponsored funds and other funds, although there can be no assurance that it will, in fact, succeed in doing so.

The Corporation maintains its cash and cash equivalents at financial institutions.  Balances on deposit at such financial institutions are frequently in excess of available federal deposit insurance.  In the event of a financial institution’s insolvency, recovery of the Corporation’s assets on deposit may be limited to available federal deposit insurance or other protection afforded such deposits.

Additionally, the Corporation, in its capacity as general partner, managing owner or managing member of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of the sponsored funds.

Note 8.	LEASE COMMITMENT

The Corporation has a noncancelable lease for office space in Greenwich, Connecticut.  The term of the lease is five years and expires on June 30, 2012.  The future minimum lease payments under this noncancelable lease are as follows:

2010	$172,608
2011	230,144
2012	115,072

$517,824

Note 9.	INDEMNIFICATIONS

In the normal course of business, the Corporation enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications.  The Corporation’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Corporation that have not yet occurred.  The Corporation expects the risk of any future obligation under these indemnifications to be remote.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 10.	SUBSEQUENT EVENTS

The Corporation has evaluated subsequent events through June 24, 2010, the date the financial statements were available to be issued, and determined there were no subsequent events that required disclosure.

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors
Millburn Ridgefield Corporation

We have audited the accompanying statement of financial condition of Millburn Ridgefield Corporation (the Corporation) as of December 31, 2009.  The statement of financial condition is the responsibility of the Corporation’s management.  Our responsibility is to express an opinion on the statement of financial condition based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Millburn Ridgefield Corporation as of December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

Arthur F. Bell, Jr. & Associates, L.L.C.
Hunt Valley, Maryland
April 12, 2010

MILLBURN RIDGEFIELD CORPORATION
STATEMENT OF FINANCIAL CONDITION
December 31, 2009

ASSETS
Cash and cash equivalents	$3,855,530
Commissions and fees receivable	8,247,350
Prepaid license fee to affiliated company	266,417
Loans receivable from stockholders and affiliate	1,050,165
Investments in sponsored funds	24,254,831
Investments in other funds	61,263
Investment pending admission in sponsored fund	1,778
Redemptions receivable from sponsored funds	307,157
Redemptions receivable from other funds	351,547
Furniture, equipment and leasehold improvements net of accumulated depreciation of $216,952	406,560
Deferred fees	19,551,716

Total assets	$58,354,314

LIABILITIES
Accounts payable and accrued expenses	$4,333,253
Stockholder distributions payable	10,000
Due to affiliated company	6,353,380
Due to First Republic Bank	985,766
Deferred compensation payable	19,551,716

Total liabilities	31,234,115

STOCKHOLDERS' EQUITY
Common stock - $.005 par value, 300,000 shares authorized, 210,849 shares issued and outstanding	1,054
Additional paid-in capital	7,936,406
Retained earnings	19,182,739

Total stockholders' equity	27,120,199

Total liabilities and stockholders' equity	$58,354,314

See accompanying notes.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

Millburn Ridgefield Corporation (the Corporation) was incorporated in the state of Delaware on May 19, 1982.  The Corporation earns commissions and fees as a Commodity Trading Advisor and Commodity Pool Operator and is registered with, and subject to, the regulations of the Commodity Futures Trading Commission (CFTC), an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry.  It is also subject to the rules of the National Futures Association (NFA), an industry self-regulatory organization.  In addition, the Corporation is registered with the United States Securities and Exchange Commission as an Investment Adviser.

The Corporation’s statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).  The preparation of the statement of financial condition in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition.  Actual results could differ from those estimates, and those differences may be material to the statement of financial condition.

Effective July 1, 2009, the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), referred to as FASB ASC or the Codification, became the single source of U.S. GAAP for interim and annual periods ending after September 15, 2009.  Existing accounting standards are incorporated into the Codification and standards not incorporated into the Codification are considered nonauthoritative.

B.	Cash and Cash Equivalents

Cash and cash equivalents includes cash and investments in money market mutual funds.

C.	Investments in Sponsored Funds and Other Funds

The Corporation is the general partner, managing owner or managing member of various commodity pools and investment funds (collectively, “sponsored funds”) formed as limited partnerships, limited liability companies or trusts.  As the sponsor, the Corporation has a fiduciary responsibility to the sponsored funds and potential liability beyond amounts recognized as an asset in the statement of financial condition.  The Corporation has not consolidated the assets, liabilities and operating results of its investments in sponsored funds as the Corporation does not have a controlling financial interest in such funds.

Investments in sponsored funds and other funds (collectively, “funds”) are reported in the Corporation’s statement of financial condition at fair value.  Fair value ordinarily represents the Corporation’s proportionate share of each fund’s net asset value determined for each fund in accordance with such fund’s valuation policies and reported at the time of the fund’s valuation. Generally, the fair value of the Corporation’s investment in another fund represents the amount that the Corporation could reasonably expect to receive from such fund if the Corporation’s investment was redeemed at the date of the statement of financial condition, based on information reasonably available at the time the valuation is made and that the Corporation believes to be reliable.

D.	Foreign Currency Translation

The Corporation’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar.  Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at quoted prices of such currencies at the date of the statement of financial condition.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E.	Revenue Recognition

Commission income is recognized when earned, in accordance with the related limited partnership agreement or other governing agreement.  Commission income from sponsored funds is based on a fixed percentage of the sponsored funds’ net asset value.

Incentive, management and other fees accrue based on the terms of the respective advisory agreement or other governing agreement.  Incentive fees are based on a percentage of the net profits experienced by the account.  Management fees are based on a fixed percentage of the assets under management.

Deferred revenues are recorded when earned based on the terms of the underlying deferred compensation agreements.

F.	Income Taxes

The Corporation has elected S corporation status under the Internal Revenue Code, pursuant to which the Corporation does not pay U.S. Corporate or state income tax on its taxable income.  Instead, the stockholders are liable for individual income tax on their share of the Corporation’s taxable income.

The Corporation files U.S. federal and state tax returns.  The 2006 through 2009 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

G.	Furniture, Equipment and Leasehold Improvements

Furniture and equipment are stated at cost, net of accumulated depreciation.  Depreciation is charged to operations over the estimated lives of the furniture and equipment, primarily five or seven years, utilizing accelerated methods.

Leasehold improvements are stated at cost, net of accumulated amortization.  Beginning January 1, 2009, the Corporation changed its amortization period of leasehold improvements from 39 years to the remaining term of lease. The amortization of the leasehold improvements is charged to operations on a straight-line basis.

H.	Net Income Allocation

Net income is allocated and distributed to each stockholder on a pro rata basis.

I.	Recently Issued Accounting Pronouncement

In May 2009, the FASB issued FASB Statement No. 165, “Subsequent Events” (FAS 165) which establishes general standards of accounting for and disclosure of events that occur after the date of the statement of financial condition but before the financial statements are issued or are available to be issued.  FAS 165, which is now incorporated in the Codification in the Subsequent Events Topic, is effective for interim and annual periods ending after June 15, 2009 and is applied prospectively.  The adoption of this accounting pronouncement did not have a material impact on the Corporation’s statement of financial condition.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 2.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS

The Corporation has general partner interests, managing owner interests or managing member interests in sponsored funds.  The Corporation’s investments in such sponsored funds as of December 31, 2009, is as follows:

	Value at
	December 31, 2009	Investment Strategy	Provisions

Global Macro Trust	$10,937,574	To achieve capital appreciation through	Monthly with 10 days
		trading a diversified portfolio of futures	prior written notice(1)
		and forwards contracts on interest rate
		instruments, stock indices, metals, energy
		and agricultural commodities.

Nestor Partners	3,732,573	To achieve capital appreciation through	Monthly with 15 days
		trading a diversified portfolio of futures	prior written notice
		and forwards contracts on interest rate
		instruments, stock indices, metals, energy
		and agricultural commodities.

Apollo Fund	3,721,913	To achieve capital appreciation through	Monthly with 15 days
		the speculative trading of futures and	prior written notice
		forwards contracts directly and indirectly
		through investments in other funds.

Millburn MCo Partners L.P.	2,085,727	To achieve capital appreciation by	Quarterly with 75 days
		allocating its capital among a number	prior written notice(2)
		of independent investment advisors
		acting through investment funds and/or
		managed accounts.

Millburn Select Strategies L.P.	1,591,364	To achieve capital appreciation through	Quarterly with 75 days
		investments in Millburn MCo Partners	prior written notice(3)
		L.P. and Apollo Fund.

Millburn Hedge Fund L.P.	1,567,391	To achieve capital appreciation by	Quarterly with 30 days
		investing in publicly traded equity	prior written notice
		securities, exchange-traded funds
		and futures and forwards contracts.

Other investments in managed	222,106	To achieve capital appreciation through	Monthly
futures funds		the speculative trading of futures and
		forwards contracts.

Other investments in fund of funds	396,183	To achieve capital appreciation through	Monthly – Annually
		investments in alternative funds,
		managed accounts and registered
		investment companies.

Total	$24,254,831

(1)
The Corporation has currently agreed to maintain its investment at not less than 1% of the total outstanding capital contributions in Global Macro Trust but in no event shall the Corporation’s investment be less than $500,000.

(2)
Approximately $100,000 of the Corporation’s investment is restricted from redemption due to Millburn MCo Partners L.P. holding investments in funds for which redemptions are currently not available.  The Corporation cannot reasonably estimate when the restrictions on redemption of these investments will be relieved.

(3)
Approximately $50,000 of the Corporation’s investment is restricted from redemption due to Millburn Select Strategies L.P. holding investments in funds for which redemptions are currently not available.  The Corporation cannot reasonably estimate when the restrictions on redemption of these investments will be relieved.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 2.	INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS (CONTINUED)

Summarized financial information for the more significant sponsored funds as of and for the year ended December 31, 2009, is as follows:

					Millburn
	Nestor	Millburn MCo	Global		Multi-Markets
	Partners	Partners L.P.	Macro Trust	Apollo Fund	Trading L.P.
Assets	$152,083,584	$138,457,193	$919,457,865	$85,392,858	$66,178,332
Liabilities	4,830,296	12,369,090	40,303,253	2,628,252	1,466,070
Net asset value	$147,253,288	$126,088,103	$879,154,612	$82,764,606	$64,712,262

The combined net asset value of other sponsored funds as of December 31, 2009, is $196,548,396.

As the sponsor, the Corporation conducts and manages the respective businesses of the sponsored funds. The governing documents of the sponsored funds typically require the Corporation, as sponsor, to maintain a specified investment in the respective fund.  Such minimum investments generally are 1% of either net assets, total assets or total net contributions or a minimum dollar amount (if greater).  In addition, the governing documents for one of the sponsored funds requires the Corporation to maintain a minimum net worth equal to an amount determined by the total net contributions made to the entity that the Corporation serves as the sponsor, not to exceed one million dollars.  These requirements are defined in each of the respective governing documents of the sponsored funds and the Corporation is in compliance with all such requirements.

For managing the businesses of the sponsored funds, the Corporation earns commissions and fees based on the terms of the respective governing documents of the sponsored funds.  As of December 31, 2009, the Corporation had a receivable of $5,180,000 from the sponsored funds for such commissions and fees.  The Corporation earns an incentive allocation from certain sponsored funds, which are based on 20% of the sponsored fund’s trading profits, as specified in the governing documents of the sponsored funds.

The Corporation also receives administrative fees from several of the sponsored funds according to the governing documents of the sponsored funds for direct and indirect expenses paid on their behalf by the Corporation.  The Corporation records an expense when such amounts are incurred and records a receivable from the funds as income when the amounts are due from the sponsored funds.  As of December 31, 2009, the Corporation had a receivable of $559,000 from the sponsored funds for such administrative expenses.

During 2009, the Corporation also invested in various other funds. At December 31, 2009 the value of such investments is $61,263.

Generally, all investments in other funds can be redeemed from the other funds on a monthly basis.  In addition, these funds generally attempt to achieve capital appreciation through investing in stocks, futures contracts, forward currency contracts and interest rate instruments.

At December 31, 2009, the Corporation has no explicit unfunded commitments related to its investments in sponsored funds and other funds.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 3.	FAIR VALUE

Fair value, as defined in the Fair Value Measurements and Disclosures Topic of the Codification, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The fair value hierarchy, as set forth in the Fair Value Measurements and Disclosures Topic of the Codification, prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:  quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3).  If the inputs used to measure a financial instrument fall within different levels of the fair value hierarchy, the categorization is based on the lowest level input that is significant to the measurement of that financial instrument.

During September 2009, Accounting Standards Update No. 2009-12 (ASU 2009-12), Fair Value Measurements and Disclosures (Topic 820), Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), was issued by the FASB and is effective for interim and annual periods ending after December 15, 2009.  ASU 2009-12 amends the Codification and provides that if the reporting entity has the ability to redeem its investment in another fund at net asset value at the measurement date, the investment shall be categorized as a Level 2 fair value measurement, and if the reporting entity cannot redeem its investment in another fund at net asset value at the measurement date but the investment may be redeemable at a future date, the reporting entity shall consider the length of time until the investment will be redeemable in determining whether it will be categorized as a Level 2 or Level 3 fair value measurement.  Accordingly, in accordance with the provisions of ASU 2009-12, at December 31, 2009, the Corporation’s investments in other funds are categorized as Level 2 fair value measurements.  At December 31, 2008, some of the Corporation’s investments in other funds were categorized as Level 3 fair value measurements in accordance with then existing U.S. GAAP.

The following summarizes the Corporation’s assets accounted for at fair value at December 31, 2009 using the fair value hierarchy:

	December 31, 2009
	Level 1	Level 2	Level 3	Total
Assets
Investments in sponsored funds	$0	$24,254,831	$0	$24,254,831
Investments in other funds	0	61,263	0	61,263

Total	$0	$24,316,094	$0	$24,316,094

A reconciliation of the beginning and ending balances for each major category of assets measured at fair value on a recurring basis using significant Level 3 inputs during 2009 is as follows:

	Fair Value Measurements Using
	Significant Unobservable Inputs
	(Level 3)
	Investments in	Investments
	sponsored funds	in other funds	Total

Beginning balance, December 31, 2008	$2,424,111	$2,726	$2,426,837

Purchases, issuances, and settlements, net	0	0	0
Transfers out of level 3	(2,424,111)	(2,726)	(2,426,837)
Total losses (realized/unrealized)
included in net income	0	0	0

Ending balance, December 31, 2009	$0	$0	$0

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 4.	RELATED PARTY TRANSACTIONS

The Corporation has extensive transactions and relationships with affiliated companies.  The Millburn Corporation (TMC) provides administrative, accounting, research and other services to the Corporation and pays TMC a consulting fee for these services.  Additionally, CommInVest Research Limited Partnership (CIVR) owns the trading algorithms used by the Corporation in managing client assets.  The Corporation pays CIVR a licensing fee to use the trading algorithms.  The Corporation owes $6,351,460 to TMC at December 31, 2009 for consulting fees.  The Corporation has prepaid license fees of $266,417 to CIVR as of December 31, 2009.  In addition, the Corporation has agreed to pay a portion of its deferred fees earned from certain non-U.S. domiciled entities to CIVR (see Note 6.).

The Corporation has loaned funds to TMC in connection with construction and furnishing costs incurred by TMC for its offices located in New York City.  The loan is due on demand with interest accruing at an annualized rate of 2.0% above the three-month U.S. Treasury Bill rate.  The outstanding balance of the loan is $1,047,011 at December 31, 2009.

During 2009, the Corporation made unsecured advances of $19,737,781 to its stockholders.  The advances were non-interest bearing and were due on demand.  There are no outstanding advances to stockholders at year end.

Note 5.	DUE TO FIRST REPUBLIC BANK

The Corporation has a $5 million revolving credit facility (loan agreement) with First Republic Bank (the Bank).  Borrowings under the loan are limited to the lesser of $5 million or Total Anticipated Commissions, as defined in the loan agreement.  The loan bears interest at the prime rate, as announced by Bank of America, but is subject to a minimum interest rate of 5.0% per year.  The loan matures July 31, 2010.  Repayment of the loan has been guaranteed by CIVR and certain stockholders of the Corporation.  The Corporation is required to remain in compliance with certain financial and other covenants throughout the term of the loan.  The amount due to the Bank under this loan agreement at December 31, 2009 is $985,766.

Note 6.	DEFERRED FEES

The Corporation has entered into a deferred compensation agreement with Millburn International (Cayman) Limited (International).  The Corporation is the investment adviser for this entity.  The agreement allows the Corporation to defer the receipt of all or a portion of the management and incentive fees and/or net brokerage commissions earned in its capacity as investment adviser.

Deferred fees are subject to the claims of International’s general creditors.  Pursuant to the terms of the deferred compensation agreement, the fees may either remain invested in International and share in the earnings, appreciation or depreciation of International’s assets or may be invested in other entities. Effective July 1, 2008, the Corporation directed International to invest certain deferred fees, which become due in 2012 and 2013, in Millburn Multi-Markets Ltd. (MMM), an affiliated entity for which the Corporation is the investment manager.  The deferred fees transferred to MMM will share in the earnings, appreciation or depreciation of MMM.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 6.	DEFERRED FEES (CONTINUED)

At December 31, 2009, the fees and commissions receivable under the deferred compensation agreement with International and the dates they are due are as follows:

2010	$2,811,717
2011	2,549,538
2012	10,369,131
2013	2,486,790
2014	1,334,540

$19,551,716

The Corporation has agreed to pay these deferred fees to a certain former stockholder, and to CIVR for providing trading algorithms the Corporation uses in managing client assets (see Note 4.).  The Corporation is obligated to pay these amounts only to the extent that it receives payment from International. The total amounts due at December 31, 2009 to CIVR and the former stockholder are $19,365,999 and $185,717, respectively.

Note 7.	INVESTING ACTIVITIES AND RELATED RISKS

The Corporation’s investments in sponsored funds and other funds are subject to the market and credit risks of futures contracts, options on futures contracts, forward currency contracts and other financial instruments (collectively, “derivatives”).  Additionally, the sponsored funds and other funds invest in stocks and United States government securities.  As such, the Corporation is exposed, to the extent of its investments in sponsored funds and other funds, to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.  The Corporation is subject to the risk of loss to the extent of the fair value of its investments in sponsored funds and other funds and, in certain specific circumstances, distributions, dividends and redemptions received.

For derivatives, risks arise from changes in the fair value of the contracts.  Theoretically, the Corporation is exposed, to the extent of its investments, to a market risk equal to the notional contract value of futures, forward currency and other derivative contracts purchased and liability on such contracts sold short. As both a buyer and seller of options, the sponsored funds and other funds receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option.  Written options expose the Corporation, to the extent of its investments in sponsored funds and other funds, to potential liability, and purchased options expose the Corporation, to the extent of its investments in sponsored funds and other funds, to a risk of loss of the premiums paid.  In addition, since forward currency contracts are traded in unregulated markets between principals, the Corporation, to the extent of its investments in sponsored funds and other funds, also assumes the risk of loss from counterparty non performance.

In addition, the Corporation, through its investments in sponsored funds and other funds, is exposed to the extent of its investments, to various trading activities including investments in stocks that are typically traded on an exchange or in the over-the-counter market.  The sponsored funds and other funds also sell stock not owned at the time of sale (a “short sale”).  Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in stock values.  Theoretically, short sales expose the sponsored funds and other funds to potentially unlimited liability as the sponsored funds’ and other funds’ ultimate obligation to purchase a stock sold short may exceed the amount recorded.

MILLBURN RIDGEFIELD CORPORATION
NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 7.	INVESTING ACTIVITIES AND RELATED RISKS (CONTINUED)

The Corporation, through its investments in sponsored funds and other funds, is exposed to the extent of its investments, to U.S. government securities.  Risks arise from investments in U.S. government securities due to possible illiquidity and the potential for default by the issuer.  U.S. government securities are also particularly sensitive to changes in interest rates, economic conditions and conditions specific to the issuer.

The Corporation has established procedures to actively monitor market risk and minimize credit risk of the sponsored funds and other funds, although there can be no assurance that it will, in fact, succeed in doing so.

The Corporation maintains its cash and cash equivalents at financial institutions.  Balances on deposit at such financial institutions are frequently in excess of available federal deposit insurance.  In the event of a financial institution’s insolvency, recovery of the Corporation’s assets on deposit may be limited to available federal deposit insurance or other protection afforded such deposits.

Additionally, the Corporation, in its capacity as general partner, managing owner or managing member of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of the sponsored funds.

Note 8.	LEASE COMMITMENT

The Corporation has a noncancelable lease for office space in Greenwich, Connecticut.  The term of the lease is five years and expires on June 30, 2012.  The future minimum lease payments under this noncancelable lease are as follows:

2010	$230,144
2011	230,144
2012	115,072

$575,360

Note 9.	INDEMNIFICATIONS

In the normal course of business, the Corporation enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications.  The Corporation’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Corporation that have not yet occurred.  The Corporation expects the risk of any future obligation under these indemnifications to be remote.

Note 10.	SUBSEQUENT EVENTS

The Corporation has evaluated subsequent events through April 12, 2010, the date the financial statements were available to be issued, and determined there were no subsequent events that required disclosure.

Item 14:  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 15:  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

The financial statements filed with this Registration Statement are included in Item 13 hereof following the Index to Financial Statements.

(b)	Exhibits

The following documents are filed herewith and made part of this Registration Statement.

Exhibit Designation	Description

3.1	Certificate of Formation of Millburn Multi-Markets Fund L.P.

4.1	Second Amended and Restated Limited Partnership Agreement of Millburn Multi-Markets Fund L.P.

10.1	Third Amended and Restated Limited Partnership Agreement of Millburn Multi-Markets Trading L.P.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MILLBURN MULTI-MARKET FUND L.P.

	By:	Millburn Ridgefield Corporation,
General Partner

Date: June 30, 2010	By:	/s/ Gregg Buckbinder
Name: Gregg Buckbinder
Title: Chief Financial Officer and
Chief Operating Officer